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As filed with the Securities and Exchange Commission on December 3, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AAR CORP.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3720 (Primary Standard Industrial Classification Code Number)	36-2334820 (I.R.S. Employer Identification No.)

One AAR Place
1100 N. Wood Dale Road
Wood Dale, Illinois 60191
(630) 227-2000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

See Table of Additional Registrants Below

Robert J. Regan, Esq.	Copy to:
Vice President and General Counsel
AAR CORP.	Robert J. Minkus, Esq.
One AAR Place	Schiff Hardin LLP
1100 N. Wood Dale Road	233 S. Wacker Drive, Suite 6600
Wood Dale, Illinois 60191	Chicago, Illinois 60606
(630) 227-2000	(312) 258-5500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after the effective date of this registration statement.

          If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

          If applicable, place an ☒ in the box to designate the appropriate rule provision relied upon in conducting this transaction:

          Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer) ☐

          Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

7 1/4% Senior Notes Due 2022	$175,000,000	100%	$175,000,000

Guarantees of the 7 1/4% Senior Notes	$175,000,000	(2)	(2)

Total	$175,000,000	—	$175,000,000	$23,870

(1)
Estimated pursuant to Rule 457(f) under the Securities Act of 1933, as amended, solely for the purposes of calculating the registration fee.

(2)
Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate consideration will be received for the guarantee.

          The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrants(1)(2)(3)

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
AAR Aircraft & Engine Sales & Leasing, Inc.	Illinois	36-3180893
AAR International Financial Services, L.L.C.	Illinois	36-4281013
AAR/SSB II, LLC	Illinois	36-4438985
AARIFS (304) LLC	Delaware	Applied for
AARIFS (315) LLC	Delaware	Applied for
AARIFS (662) LLC	Delaware	20-8824094
AARIFS (23734) LLC	Delaware	Applied for
AARIFS (23779) LLC	Delaware	Applied for
AARIFS (23780) LLC	Delaware	Applied for
AARIFS (24750) LLC	Delaware	Applied for
AARIFS (25092) LLC	Delaware	20-5949561
AARIFS (25093) LLC	Delaware	20-5950051
AARIFS A320 LLC	Delaware	20-3697195
AARIFS (342) LLC	Delaware	26-0229969
AARIFS (290) LLC	Delaware	Applied for
AAR Aircraft Services, Inc.	Illinois	90-0168563
Aviation Maintenance Staffing, Inc.	Delaware	20-2466888
AAR Airlift Group, Inc.	Florida	59-3540727
AAR Landing Gear LLC	Florida	45-4127091
AAR International, Inc.	Illinois	36-2551481
AAR Australia, L.L.C.	Illinois	Applied for
AAR Japan, Inc.	Illinois	38-3655764
Airinmar Holdings Limited(4)	England and Wales	00-0000000
Airinmar Group Limited(4)	England and Wales	00-0000000
Airinmar Limited(4)	England and Wales	00-0000000
Telair International GmbH(5)	Germany	00-0000000
Telair International AB(6)	Sweden	00-0000000
Nordisk Aviation Products AS(7)	Norway	00-0000000
AAR Manufacturing, Inc.	Illinois	38-2413129
Brown International Corporation	Alabama	63-0938781
EP Aviation, LLC	Delaware	54-2059107
Summa Technology, Inc.	Alabama	63-0876624
AAR Parts Trading, Inc.	Illinois	36-3180895
AAR Power Services, Inc.	Illinois	36-4020610
AAR Allen Services, Inc.	Illinois	36-4020612

(1)
The address and telephone number for the principal executive offices of each of the Additional Registrants organized in the U.S. is One AAR Place, 1100 N. Wood Dale Road, Wood Dale, Illinois 60191, (630) 227-2000.

(2)
The name, address, including zip code, and telephone number, including area code, of agent for service for each of the Additional Registrants is Robert J. Regan, Esq., Vice President and General Counsel, AAR Corp., One AAR Place, 1100 N. Wood Dale Road, Wood Dale, Illinois 60191, (630) 227-2000.

(3)
Copies of communications to any Additional Registrant should be sent to Robert J. Minkus, Esq., Schiff Hardin LLP, 233 S. Wacker Drive, Suite 6600, Chicago, Illinois 60606, (312) 258-5500.

(4)
The address and telephone number for the principal executive offices of each of Airinmar Holdings Limited, Airinmar Group Limited and Airinmar Limited is 1 Ivanhoe Road, Hogwood Industrial Estate, Finchampstead, Wokingham, Berkshire, RG40 4QQ United Kingdom, +44 (0) 118 932 4018.

(5)
The address and telephone number for the principal executive offices of Telair International GmbH is Bodenschneidstraße 2, Miesbach, 83714 Germany, +49 (0) 8025 29-0.

(6)
The address and telephone number for the principal executive offices of Telair International AB is Porfyrvagen 14, Lund SE-24478, Sweden, +46 46 385 800.

(7)
The address and telephone number for the principal executive offices of Nordisk Aviation Products AS is Weidemanns Gate 8, Holmestrand 3080, Norway, +47 33 06 61 00.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED DECEMBER 3, 2012

PROSPECTUS

AAR CORP.

OFFER TO EXCHANGE
$175,000,000 OF 7 1/4% SENIOR NOTES DUE 2022
FOR
$175,000,000 OF 7 1/4% SENIOR NOTES DUE 2022
WHICH HAVE BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
           P.M., NEW YORK CITY TIME, ON                        , 2013, UNLESS EXTENDED.

Terms of the exchange offer:

  •
  The notes being offered hereby (the "Exchange Notes") are being registered with the Securities and Exchange Commission and are being offered in exchange for all of the AAR CORP. outstanding 7 1/4% Senior Notes due 2022 (the "Original Notes") that were previously issued in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The terms of the exchange offer are summarized below and are more fully described in this prospectus.

  •
  AAR will exchange all Original Notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

  •
  You may withdraw tenders of Original Notes at any time prior to the expiration of the exchange offer.

  •
  AAR believes that the exchange of Original Notes will not be a taxable event for U.S. federal income tax purposes, but you should see "The Exchange Offer—Tax Consequences of the Exchange Offer" on page 34 of this prospectus for more information.

  •
  AAR will not receive any proceeds from the exchange offer.

  •
  The terms of the Exchange Notes are substantially identical to the Original Notes, except that the Exchange Notes are registered under the Securities Act and the transfer restrictions and registration rights applicable to the Original Notes do not apply to the Exchange Notes.

  •
  The Exchange Notes will be guaranteed on a senior unsecured basis by substantially all of AAR's subsidiaries. These subsidiaries, which comprise a larger group of subsidiaries than those that guaranteed the Original Notes at their initial issuance, also now guarantee the Original Notes.

  •
  AAR does not intend to list the Exchange Notes on any securities exchange or to have them approved for any automated quotation system.

        See the section entitled "Description of the Notes" that begins on page 38 for more information about the Exchange Notes to be issued in this exchange offer.

        Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for outstanding Original Notes where such outstanding Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. AAR has agreed that, for a period of 180 days after the expiration of this exchange offer (or such shorter period until the date on which a broker-dealer is no longer required to deliver a prospectus), AAR will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        This investment involves risks. See the section entitled "Risk Factors" that begins on page 10 for a discussion of the risks that you should consider prior to tendering your Original Notes in the exchange.

        Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        ,          .
This prospectus and the letter of transmittal are first being mailed to all holders of the Original Notes on                    ,         .

        NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY AAR CORP. OR ITS SUBSIDIARY GUARANTORS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL CREATE UNDER ANY CIRCUMSTANCES AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF AAR CORP. OR ITS SUBSIDIARY GUARANTORS SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY OR AN OFFER TO SELL ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THE INFORMATION CONTAINED IN THIS PROSPECTUS SPEAKS ONLY AS OF THE DATE OF THIS PROSPECTUS UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

IMPORTANT TERMS USED IN THIS PROSPECTUS

        In this prospectus, unless the context indicates otherwise and except as expressly set forth in the section captioned "Description of the Notes," the terms the "Company," "AAR," "we," "us" and "our" refer to AAR CORP. and all entities owned or controlled by AAR CORP., taken as a whole. The term the "Issuer" refers solely to AAR CORP.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        This prospectus incorporates important business and financial information about the Company that is not included in or delivered with this prospectus. We incorporate by reference the following documents filed with the Securities and Exchange Commission (the "SEC"):

  •
  our Annual Report on Form 10-K for the fiscal year ended May 31, 2012;

  •
  our Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2012;

  •
  our Current Reports on Form 8-K filed with the SEC on June 15, 2012, October 11, 2012 and October 12, 2012; and

  •
  our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 31, 2012.

We also incorporate by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, as amended (the "Exchange Act"), to the extent such documents are deemed "filed" for purposes of the Exchange Act, until we complete the offering of the Exchange Notes.

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You can obtain any of the documents incorporated by reference through us, the SEC or the SEC's website, http://www.sec.gov. Documents we have incorporated by reference are available from us without charge, excluding exhibits to those documents unless we have specifically incorporated by reference such exhibits in this prospectus. Any person, including any beneficial owner, to whom this prospectus is delivered, may obtain the documents we have incorporated by reference in, but not delivered with, this prospectus by requesting them by telephone or in writing at the following address:

AAR CORP.
One AAR Place
1100 N. Wood Dale Road
Wood Dale, Illinois 60191
(630) 227-2000
Attn: Corporate Secretary

        To obtain timely delivery you must request this information no later than five (5) business days before the date you must make your investment decision. Such date is                        , 2013.

 WHERE YOU CAN FIND MORE INFORMATION

        AAR files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain additional information about the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the

Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including AAR.

        We maintain an Internet site at www.aarcorp.com which contains information concerning AAR and its subsidiaries. The information contained at our Internet site is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.

        This prospectus forms part of the registration statement on Form S-4 filed by AAR CORP. and the other registrants named therein with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

        You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. This prospectus is used to offer and sell the Exchange Notes referred to in this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated herein by reference contain statements that we believe are "forward-looking statements" under the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to enjoy protection of the safe harbor for forward-looking statements provided by that Act. These forward-looking statements relate to, among other things, our strategic and business initiatives and plans for growth or operating changes; our financial condition and results of operation; future events, developments or performance; and management's expectations, beliefs, plans, estimates and projections. These forward-looking statements generally can be identified by use of phrases such as "believe," "plan," "expect," "anticipate," "intend," "forecast" or other similar words or phrases.

        Forward-looking statements are our current estimates or expectations of future events or future results. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties including:

  •
  factors that adversely affect the commercial aviation industry;

  •
  a reduction in the level of sales to the branches, agencies and departments of the U.S. government and their contractors (which were 43.0% of total sales in fiscal 2012);

  •
  inability to integrate acquisitions effectively and execute our operational and financial plan related to the acquisitions;

  •
  cost overruns and losses on fixed-price contracts;

  •
  significant cost issues associated with the A400M Cargo system;

  •
  a reduction in outsourcing by airlines necessary for continued success in our Maintenance, Repair and Overhaul segment;

  •
  competition from other companies, including original equipment manufacturers, some of which have greater financial resources than we do;

  •
  changes in or non-compliance with laws and regulations that may affect certain of our aviation and government and defense related activities that are subject to licensing, certification and other regulatory requirements imposed by the FAA, the U.S. State Department and other regulatory agencies, both domestic and foreign;

  •
  non-compliance with laws and regulations relating to the formation, administration and performance of our U.S. government contracts;

  •
  a reduction in the need for airlift services in Afghanistan;

  •
  financial and operational risks arising as a result of operating internationally;

  •
  difficulties in re-leasing or selling aircraft and engines that are currently being leased;

  •
  limitations on our ability to access the debt and equity capital markets or to draw down funds under loan agreements;

  •
  non-compliance with restrictive and financial covenants contained in certain of our loan agreements;

  •
  exposure to product liability and property claims that may be in excess of our liability insurance coverage;

  •
  malicious software, attempts to gain unauthorized access to our sensitive information and other cyber security threats;

  •
  the outcome of any pending or future material litigation or environmental proceedings;

  •
  a need to make significant capital expenditures to keep pace with technological developments in our industry; and

  •
  a shortage of the skilled personnel on whom we depend to operate our business, or work stoppages.

        For a discussion of these and other risks and uncertainties, refer to "Risk Factors" in our 2012 Annual Report on Form 10-K. You should read these factors and other cautionary statements made in this prospectus and the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus and the documents incorporated by reference. While management believes these forward-looking statements are accurate and reasonable, uncertainties, risks and factors, including those described above, could cause actual results to differ materially from those reflected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date of this prospectus or the date of the document incorporated by reference. Neither we nor our management undertakes an obligation to revise or update these forward-looking statements to reflect events and circumstances that arise after the date of this prospectus.

PROSPECTUS SUMMARY

        The following summary highlights some of the information from this prospectus and does not contain all the information that is important to you. Before deciding to participate in the exchange offer, you should read the entire prospectus, including the section entitled "Risk Factors" and our consolidated financial statements and the related notes and other information incorporated by reference herein. Some statements in this Prospectus Summary are forward-looking statements. See "Forward-Looking Statements."

 AAR CORP.

        Overview.    AAR was founded in 1951, organized in 1955 and reincorporated in Delaware in 1966. We are a diversified provider of products and services to the worldwide aviation and government and defense markets. We offer a diverse range of products and services, including supply chain and performance-based logistics programs; maintenance, repair and overhaul of aircraft, landing gear and other airframe components; design and manufacture of specialized mobility and cargo systems and composite and other high-end precision machined structures; expeditionary airlift services; and aircraft sales and leasing.

        Business Segments.    We report our activities in four business segments:

        Aviation Supply Chain:    Activities include the purchase, sale, lease, repair and overhaul of a wide variety of new, overhauled and repaired engine and airframe parts and components and avionics, electrical, electronics, fuel, hydraulic and pneumatic components and instruments for our airline customers. We also provide customized inventory supply and management programs for engine and airframe parts and components in support of airline customers' maintenance activities. The types of services provided under these programs include material planning, sourcing, logistics, information and program management, and parts and component repair and overhaul. We are an authorized distributor for more than 100 leading aviation product manufacturers. We acquire aviation parts and components from domestic and foreign airlines, original equipment manufacturers, independent aviation service companies and aircraft leasing companies. From time to time, we also purchase aircraft and engines for disassembly to individual parts and components. These assets may be leased to airlines on a short-term basis prior to disassembly. In the Aviation Supply Chain segment, the majority of our sales are made pursuant to standard commercial purchase orders, but certain inventory supply and management program agreements reflect negotiated terms and conditions.

        Activities in our Aviation Supply Chain segment also include the sale and lease of used commercial aircraft. Each sale or lease is negotiated as a separate agreement which includes term, price, representations, warranties and lease return provisions. Since 2008, our strategy has been to gradually reduce our investment in our joint venture and wholly-owned aircraft portfolio available for lease or sale to the commercial airline market. At August 31, 2012, the total number of aircraft held in joint ventures was 18 and two were wholly-owned.

        Government and Defense Services:    Activities include the business of AAR Airlift Group, Inc. ("Airlift") and our Defense Systems and Logistics and Integrated Technologies services businesses. We acquired Airlift, formerly known as Aviation Worldwide Services, in April 2010. Airlift is a leading provider of expeditionary airlift services to the United States and other government customers. Airlift provides fixed-wing and rotary-wing flight operations, transporting personnel and cargo principally in support of the U.S. Department of Defense, and performs engineering and design modifications on rotary-wing aircraft for government customers. Airlift operates a fleet of customized fixed-wing and rotary-wing aircraft, principally in Afghanistan, Northern Africa and in the Western Pacific. Airlift holds FAR Part 133 and 135 certificates to operate aircraft and a FAR Part 145 certificate to operate a repair station. Airlift is also Commercial Aircraft Review Board certified with the U.S. Department of Defense.

        In this segment, we also provide customized performance-based logistics programs in support of the U.S. Department of Defense and foreign governments. The types of services provided under these programs include material planning, sourcing, logistics, information and program management, airframe maintenance and maintenance planning and component repair and overhaul. We also provide engineering, design and system integration services for specialized command and control systems.

        Maintenance, Repair and Overhaul:    Activities include major airframe maintenance inspection and overhaul, painting services, line maintenance, airframe modifications, structural repairs, avionic service and installation, exterior and interior refurbishment and engineering services and support for many types of commercial and military aircraft. We also repair and overhaul landing gear, wheels and brakes for commercial and military aircraft.

        We currently operate four airframe maintenance facilities and one landing gear overhaul facility. We have a long-term lease to occupy a portion of an aircraft maintenance facility in Indianapolis, Indiana ("IMC"), which is owned by the Indianapolis Airport Authority ("IAA"). The IMC is comprised of 12 airframe maintenance bays, backshop space and warehouse and office space. Our lease with the IAA allows us to occupy up to ten of the maintenance bays and certain office space through December 2014, with a ten-year renewal option. We also operate aircraft maintenance facilities in Oklahoma City, Oklahoma and Miami, Florida and a regional aircraft maintenance facility in Hot Springs, Arkansas. In June 2012, we signed a lease agreement to occupy an airframe maintenance facility in Duluth, Minnesota, which will be operational in December 2012. In addition to our aircraft maintenance facilities, we operate a landing gear repair center in Miami, Florida where we repair and overhaul landing gear, wheels, brakes and actuators for different types of commercial and military aircraft.

        In this segment, we purchase replacement parts from OEMs and other suppliers that are used in our maintenance, repair and overhaul operations. We have ongoing arrangements with OEMs that provide us access to parts, repair manuals and service bulletins in support of parts manufactured by the OEMs. Although the terms of each arrangement vary, they typically are made on standard OEM terms as to duration, price and delivery. When possible, we obtain replacement parts used in repair and overhaul activities from operating units in our Aviation Supply Chain segment.

        Structures and Systems:    Activities include the design, manufacture and repair of airdrop and other transportation pallets, and a wide variety of containers and shelters used in support of military and humanitarian tactical deployment activities. The containers and shelters are used in numerous mission requirements, including armories, supply and parts storage, refrigeration systems, tactical operation centers, briefing rooms, laundry and kitchen facilities, water treatment and sleeping quarters.

        In this segment, we also design, manufacture and install in-plane cargo loading and handling systems for commercial and military aircraft and helicopters. We are a provider of complex machined and fabricated parts, components and sub-systems for various aerospace and defense programs and other applications, and we design and manufacture advanced composite materials for commercial, business and military aircraft. In this segment, sales are made to customers pursuant to standard commercial purchase orders and contracts. We purchase raw materials for this business, including steel, titanium, aluminum, extrusions and castings and other necessary supplies, from a number of vendors.

 The Exchange Offer

        On January 23, 2012, AAR completed the offering of $175.0 million aggregate principal amount of the Original Notes. The Original Notes were sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act and outside the United States only to non-U.S. persons in accordance with Regulation S under the Securities Act. As part of the offering, we entered into a registration rights agreement with the initial purchasers of the Original Notes in which we agreed, among other things, to deliver this prospectus and to complete an exchange offer for the Original Notes. The summary below describes the principal terms of the exchange offer. The section of this prospectus entitled "The Exchange Offer" contains a more detailed description of the terms and conditions of the exchange offer.

Securities Offered:	Up to $175.0 million aggregate principal amount of 7 1/4% Senior Notes due 2022 which have been registered under the Securities Act, which we refer to as the "Exchange Notes". The form and terms of the Exchange Notes are identical in all material respects to those of the Original Notes. The Exchange Notes, however, will not contain transfer restrictions and registration rights applicable to the Original Notes.
The Exchange Offer:	AAR is offering to exchange $1,000 principal amount of the Exchange Notes for each $1,000 principal amount of outstanding Original Notes.

In order to be exchanged, an Original Note must be properly tendered and accepted. All Original Notes that are validly tendered and not withdrawn will be exchanged. As of the date of this prospectus, there are $175.0 million in aggregate principal amount of the Original Notes outstanding. AAR will issue Exchange Notes promptly after the expiration of the exchange offer.

Resales:

We are registering the exchange offer in reliance on the position enunciated by the staff of the SEC in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1988), Morgan Stanley & Co, Inc., SEC No-Action Letter (June 5, 1991), and Shearman & Sterling, SEC No-Action Letter (July 2, 1993). Based on interpretations by the staff of the SEC, as set forth in these no-action letters issued to third parties not related to us, we believe that the Exchange Notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

• you are acquiring the Exchange Notes in the ordinary course of your business;

• you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of the Exchange Notes; and
• you are not our affiliate.

Rule 405 under the Securities Act defines "affiliate" as a person that, directly or indirectly, controls or is controlled by, or is under common control with, a specified person. In the absence of an exemption, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the Exchange Notes. If you fail to comply with these requirements, you may incur liabilities under the Securities Act, and we will not indemnify you for such liabilities.

Each broker or dealer that receives Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making or other trading activities is deemed to acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell, resale, or other transfer of the Exchange Notes issued in the exchange offer.

Record Date:	We are mailing this prospectus and the related offer documents to the registered holders of the Original Notes on , 20 .
Expiration Date:	p.m., New York City time, on , 2013, unless we extend the expiration date.
Withdrawal Rights:

You may withdraw tenders of the Original Notes at any time prior to           p.m., New York City time, on the expiration date. For more information, see the section entitled "The Exchange Offer—Terms of the Exchange Offer."

Conditions to the Exchange Offer:

The exchange offer is subject to certain customary conditions, which we may waive in our sole discretion. For more information, see the section entitled "The Exchange Offer—Conditions to the Exchange Offer." The exchange offer is not conditioned upon the exchange of any minimum principal amount of Original Notes.

Procedures for Tendering Original Notes:

All of the Original Notes are held in book-entry form through The Depository Trust Company ("DTC"). If you are a broker, dealer, commercial bank, trust company or other owner that holds Original Notes in book-entry form through DTC for your own account and you wish to accept the exchange offer, you must tender such Original Notes through DTC's automated tender offer program. If you are an owner of Original Notes that are held in book-entry form by a broker, dealer, commercial bank, trust company or other nominee on your behalf and you wish to accept the exchange offer, you must contact the broker, dealer, commercial bank, trust company or other nominee through which you own your Original Notes and instruct such nominee to tender on your behalf through DTC's automated tender offer program. By tendering your Original Notes, you will be deemed to represent to us, among other things, (1) that you are, or the person or entity receiving the Exchange Notes is, acquiring the Exchange Notes in the ordinary course of business, (2) that neither you nor any such other person or entity has any arrangement or understanding with any person to participate in the distribution of the Exchange Notes within the meaning of the Securities Act and (3) that neither you nor any such other person or entity is our affiliate within the meaning of Rule 405 under the Securities Act.

No Guaranteed Delivery Procedures:	Because all of the Original Notes are held in book-entry form, we have not provided guaranteed delivery procedures.
Registration Rights Agreement:

Contemporaneously with the initial sale of the Original Notes, we entered into a registration rights agreement with the initial purchasers pursuant to which we agreed, among other things, (1) to use our reasonable best efforts to consummate an exchange offer and (2) if required, to have a shelf registration statement declared effective with respect to resales of the Original Notes. This exchange offer is intended to satisfy our obligations set forth in the registration rights agreement. After the exchange offer is complete, except in limited circumstances with respect to specific types of holders of Original Notes, we will have no further obligation to provide for the registration under the Securities Act of such Original Notes. See the section entitled "The Exchange Offer."

Federal Income Tax Considerations:

The exchange pursuant to the exchange offer will generally not be a taxable event for U.S. federal income tax purposes. For more details, see the section entitled "The Exchange Offer—Tax Consequences of the Exchange Offer".

Consequences of Failure to Exchange:

If you do not exchange the Original Notes, they will remain entitled to all the rights and preferences and will continue to be subject to the limitations contained in the indenture governing the Original Notes. However, following the exchange offer, except in limited circumstances with respect to specific types of holders of Original Notes, we will have no further obligation to provide for the registration under the Securities Act of such Original Notes.

Absence of an Established Market for the Notes:

The Exchange Notes will be a new class of securities for which there is currently no market. We do not intend to apply for listing of the Exchange Notes on any securities exchange or for quotation of such notes. Although we understand that certain of the initial purchasers of the Original Notes intend to make a market in the Exchange Notes, they are not obligated to do so, and may discontinue market-making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the Exchange Notes will develop or be maintained.

Use of Proceeds:	We will not receive any proceeds from the exchange offer. For more details, see the "Use of Proceeds" section.
Exchange Agent:

U.S. Bank National Association is serving as the exchange agent in connection with the exchange offer. The address, telephone number and facsimile number of the exchange agent are listed under the heading "The Exchange Offer—Exchange Agent."

 The Exchange Notes

        The form and terms of the Exchange Notes are the same as the form and terms of the Original Notes for which they are being exchanged, except that the Exchange Notes will be registered under the Securities Act. As a result, the Exchange Notes will not bear legends restricting their transfer and will not have provisions providing for the benefit of the registration rights or the obligation to pay additional interest because of our failure to register the Exchange Notes and complete this exchange offer as required. The Exchange Notes represent the same debt as the Original Notes for which they are being exchanged. Both the Original Notes and the Exchange Notes are governed by the same indenture. The summary below describes the principal terms of the Exchange Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Notes" section of this prospectus contains a more detailed description of the terms and conditions of the Exchange Notes. We use the term "notes" in this prospectus to collectively refer to the Original Notes and the Exchange Notes.

Issuer:	AAR CORP.
Securities Offered:	$175.0 million aggregate principal amount of 7 1/4% Senior Notes due 2022.
Maturity Date:	January 15, 2022.
Interest:	Interest on the Exchange Notes will accrue at a rate of 7.25% per annum, payable in cash semi-annually in arrears, on January 15 and July 15 of each year, commencing July 15, 2012.
Ranking:

The Exchange Notes will be unsecured obligations and will rank equally in right of payment with all of our existing and future debt and senior in right of payment to any subordinated debt we may issue in the future. The Exchange Notes will be effectively subordinated to our secured debt, to the extent of the assets securing such debt.

At August 31, 2012, our senior secured indebtedness totaled $67.2 million. Our senior unsecured indebtedness totaled $720.4 million at August 31, 2012.
Guarantees:

The Exchange Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by substantially all of our existing domestic and foreign subsidiaries (collectively, the "Guarantors").

Each guarantee will:
• rank senior in right of payment to all existing and future subordinated indebtedness of the applicable Guarantor;
• rank equally in right of payment with all existing and future senior indebtedness of the applicable Guarantor;
• be effectively subordinated in right of payment to all of the applicable Guarantor's existing and future secured indebtedness to the extent of the collateral securing such indebtedness; and

• be effectively subordinated in right of payment to all indebtedness and other liabilities of any of our non-Guarantor subsidiaries.
Any restricted subsidiary that guarantees any of our other debt or the debt of any domestic Guarantor will be required to become a Guarantor.

Some of the Guarantors are unrestricted subsidiaries that will not be subject to the restrictive covenants in the indenture. For the twelve months ended August 31, 2012, our unrestricted subsidiaries represented 4.0% of our total assets, excluding intercompany assets, and had $11.3 million of total liabilities, including debt and trade payables but excluding intercompany liabilities.

Some of the Guarantors are organized under the laws of countries other than the United States, which limit the amounts those Guarantors are permitted to pay under their guarantees. See "Risk Factors—Enforcement of the Guarantees against non-U.S. Guarantors may be subject to certain limitations under foreign law."

Optional Redemption:	On or after January 15, 2017, we may redeem some or all of the Exchange Notes at the redemption prices listed in "Description of the Notes—Optional Redemption."

At any time prior to January 15, 2017, we may redeem some or all of the Exchange Notes at a redemption price equal to 100% of the principal amount plus a make-whole premium, together with accrued and unpaid interest, if any, to the redemption date.

At any time prior to January 15, 2015 we may redeem up to 35% of the aggregate principal amount of the Exchange Notes at a redemption price of 107.250% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of certain equity offerings.

Change of Control:

If a change of control of our company occurs, we must give holders the opportunity to sell their Exchange Notes to us at 101% of their principal amount plus accrued and unpaid interest. See "Description of the Notes—Change of Control."

Certain Covenants:	The indenture governing the notes, among other things, limits our ability and the ability of our restricted subsidiaries to:
• incur additional debt or sell preferred stock;
• pay dividends on, or redeem or repurchase, our stock or make other distributions with respect to any equity interests;
• make certain investments;
• create liens;

• restrict dividend payments or other payments from subsidiaries to us;
• sell assets;
• engage in transactions with our affiliates;
• engage in sale and leaseback transactions; and
• engage in consolidations and mergers.
These covenants are subject to a number of important exceptions, limitations and qualifications. See "Description of the Notes—Certain Covenants."
Covenant Suspension:	Many of the restrictive covenants in the indenture will be suspended during times when the Exchange Notes have investment grade ratings. See "Description of the Notes."
Unrestricted Subsidiaries:

Two of our existing subsidiaries, AAR Aircraft & Engine Sales & Leasing, Inc. and AAR International Financial Services, L.L.C., and their respective subsidiaries, will be treated as unrestricted subsidiaries under the indenture and will not be subject to the restrictive covenants in the indenture.

For the twelve months ended August 31, 2012, our unrestricted subsidiaries represented 0.9% of our net sales. As of August 31, 2012, our unrestricted subsidiaries represented 4.0% of our total assets, excluding intercompany assets, and had $11.3 million of total liabilities, including debt and trade payables but excluding intercompany liabilities.

Although they are not subject to the restrictive covenants in the indenture, our existing unrestricted subsidiaries, together with substantially all our restricted subsidiaries, will guarantee the Exchange Notes.

Use of Proceeds	We will not receive any proceeds from the issuance of the Exchange Notes.
DTC Eligibility

The notes will be issued in fully registered book-entry form and will be represented by one or more permanent global securities without coupons. Global securities will be deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company in New York, New York. Beneficial interests in global securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants, and your interest in any global security may not be exchanged for certificated notes, except in limited circumstances described herein. See "Book-Entry; Delivery and Form."

Trustee	U.S. Bank National Association
Form and Denomination	The Exchange Notes will be issued in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
Governing Law	The State of New York

RISK FACTORS

        Investing in the Exchange Notes involves risk. Please see the "Risk Factors" section in AAR's 2012 Annual Report on Form 10-K, which is incorporated by reference in this prospectus. Prospective participants in the exchange offer should carefully consider all of the information contained or incorporated by reference in this prospectus, including the risks and uncertainties described below, in evaluating your participation in the exchange offer. The risks set forth below (with the exception of the "Risk Factors Associated with the Exchange Offer") are generally applicable to the Original Notes as well as the Exchange Notes.

Risk Factors Associated with the Exchange Offer

If you fail to follow the exchange offer procedures, your Original Notes will not be accepted for exchange.

        We will not accept your Original Notes for exchange if you do not follow the exchange offer procedures as set forth in the letter of transmittal. We will issue Exchange Notes as part of this exchange offer only after timely receipt of your Original Notes, a proper "Agent's Message" and all other required documents. Therefore, if you want to tender your Original Notes, please allow sufficient time to allow for completion of the delivery procedures. If we do not receive your Original Notes, an Agent's Message and all other required documents by the expiration date of the exchange offer, we will not accept your Original Notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of Original Notes for exchange. If there are defects or irregularities with respect to your tender of Original Notes, we will not accept your Original Notes for exchange unless we decide in our sole discretion to waive such defects or irregularities.

If you fail to exchange your Original Notes for Exchange Notes, they will continue to be subject to the existing transfer restrictions and you may not be able to sell them.

        We did not register the Original Notes under the Securities Act or any applicable state or foreign securities laws, nor do we intend to do so following the exchange offer. Original Notes that are not tendered in the exchange offer will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under applicable securities laws. As a result, if you hold Original Notes after the exchange offer, you may not be able to sell them. To the extent any Original Notes are tendered and accepted in the exchange offer, the trading market, if any, for the Original Notes that remain outstanding after the exchange offer may be adversely affected due to a reduction in market liquidity.

Because there is no public market for the Exchange Notes, you may not be able to resell them.

        The Exchange Notes will be registered under the Securities Act but will constitute a new issue of securities with no established trading market, and there can be no assurance as to the liquidity of any trading market that may develop, the ability of holders to sell their Exchange Notes or the price at which the holders will be able to sell their Exchange Notes.

        We understand that certain of the initial purchasers of the Original Notes intend to make a market in the Exchange Notes. However, they are not obligated to do so, and any market-making activity with respect to the Exchange Notes may be discontinued at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offer or the pendency of an applicable shelf registration statement. There can be no assurance that an active market will exist for the Exchange Notes or that any trading market that does develop will be liquid.

If you are a broker-dealer, your ability to transfer the Exchange Notes may be restricted.

        A broker-dealer that purchased the Original Notes for its own account as part of market-making or trading activities must comply with the prospectus delivery requirements of the Securities Act when it sells the Exchange Notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their Exchange Notes.

Risk Factors Related to Our Indebtedness and the Notes

Our indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or in our industry, and prevent us from meeting our debt obligations, including our obligations under the notes.

        As of August 31, 2012, our total indebtedness was $787.6 million. Our indebtedness could adversely impact our business, results of operations and financial condition, including:

  •
  requiring a substantial portion of our cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations or make capital expenditures;

  •
  increasing our vulnerability to general economic and industry conditions;

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  making it more difficult for us to make payments on and satisfy our debt obligations including payments under the notes;

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  restricting us from taking advantage of future business opportunities, including making strategic acquisitions;

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  requiring us to sell assets and properties at an inopportune time;

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  limiting our ability to obtain additional financing;

  •
  limiting our ability to adjust to changing market conditions; and

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  placing us at a competitive disadvantage compared to our competitors that have less indebtedness.

We will need to repay, extend or refinance certain of our debt, including the debt under our revolving credit agreement, prior to the maturity of the notes.

        Certain of our debt, including all debt under our revolving credit agreement, is scheduled to mature prior to the stated maturity of the notes. If we are unable to repay, extend, or refinance any such debt, it would have a material adverse effect on our financial condition and would substantially decrease the market value of the notes. In addition, any debt that we incur to refinance such debt could also mature prior to the notes, and could therefore create the same refinancing risk.

If we default on our obligations to pay our other indebtedness or other obligations, we may not be able to make payments on the notes.

        Any default under the agreements governing our indebtedness or other obligations, including a default under our revolving credit agreement that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could make us unable to pay principal of and premium, if any, and interest on the notes, which would substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including our revolving credit agreement), we could be in default under the terms of the agreements governing such indebtedness.

        A breach of any of these or other covenants in the instruments governing our indebtedness could result in a default under any of these agreements, and, by reason of cross-acceleration or cross-default provisions, our revolving credit agreement, the notes and any other indebtedness may then become immediately due and payable. Upon such a default, our creditors could declare all amounts outstanding to be immediately due and payable, and the lenders under our revolving credit agreement could terminate all commitments to extend further credit and could require us to deliver cash collateral for all outstanding letters of credit, which could have a material adverse effect on our business, results of operations and financial condition.

        If our operating performance declines, we may in the future need to obtain waivers or amendments from the holders of our indebtedness to avoid an event of default. We may be unable to obtain any such waiver or amendment which could result in our default under the agreements governing our indebtedness, and the holders could exercise their rights and we could be forced into bankruptcy or liquidation.

The terms of our existing debt and the indenture governing the notes restrict our current and future operations, particularly our ability to respond to changes or to take certain actions.

        The terms of certain of our loan agreements contain and the indenture governing the notes contains a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interest, including restrictions on our ability to:

  •
  incur additional indebtedness;

  •
  pay dividends or make other distributions or repurchase or redeem capital stock;

  •
  prepay, redeem or repurchase certain debt;

  •
  make loans and investments;

  •
  sell assets;

  •
  incur liens;

  •
  enter into transactions with affiliates;

  •
  alter the businesses we conduct;

  •
  enter into agreements restricting our subsidiaries' ability to pay dividends; and

  •
  consolidate, merge or sell all or substantially all of our assets.

In addition, certain of our loan agreements contain financial covenants that require us to comply with specified financial ratios and tests. Our ability to meet these financial ratios and tests can be affected by events beyond our control.

        A breach of the covenants under the indenture governing the notes or under our existing loan agreements could result in an event of default under the applicable debt agreement. Such a default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In addition, an event of default under our revolving credit agreement would permit the lenders under our revolving credit agreement to terminate all commitments to extend further credit under that agreement. In the event our lenders or noteholders accelerate the repayment of our borrowings, we and our subsidiaries may not have sufficient assets to repay that indebtedness.

        As a result of these restrictions, we may be:

  •
  limited in how we conduct our business;

  •
  unable to respond to changing market conditions;

  •
  unable to raise additional debt or equity financing to operate during general economic or business downturns; or

  •
  unable to compete effectively or to take advantage of new business opportunities.

We and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks to our financial condition described in this document.

        Our subsidiaries and we may be able to incur substantial additional indebtedness in the future, subject to the restrictions contained in the agreements governing our indebtedness, including the indenture relating to the notes. Although the agreements governing our debt instruments contain restrictions regarding our incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and we could incur substantial additional indebtedness in compliance with these restrictions. If we add new indebtedness to our current debt levels, the related risks that we now face, including those described in this document, could increase.

Our subsidiaries may not be able to generate sufficient cash to service all of their and our indebtedness, including the notes.

        If our subsidiaries' cash flows and capital resources are insufficient to fund our and their debt service obligations, we and our subsidiaries may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our and their indebtedness, including the notes. These alternative measures may not be successful and may not permit us and our subsidiaries to meet our and their scheduled debt service obligations. Our subsidiaries may not be able to consummate any asset disposition or, if so consummated, the proceeds realized from such asset disposition may not be adequate to meet all or any debt service obligations then due.

There is no established trading market for the notes. If an actual trading market does not develop for the notes, you may not be able to resell them quickly, for the price that you paid or at all.

        The notes will constitute a new issue of securities and there is no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for quotation of the notes on any automated dealer quotation system. We understand that certain of the initial purchasers of the Original Notes intend to make a market in the notes, but they are not obligated to do so. Each initial purchaser may discontinue any market making in the notes at any time, in its sole discretion. As a result, we cannot assure you as to the liquidity of any trading market for the notes.

        We also cannot assure you that you will be able to sell your notes at a particular time or at all, or that the prices that you receive when you sell them will be favorable. If no active trading market develops, you may not be able to resell your notes at their fair market value, or at all. The liquidity of, and trading market for, the notes may also be adversely affected by, among other things:

  •
  prevailing interest rates;

  •
  the number of noteholders;

  •
  our operating performance and financial condition;

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  the interest of securities dealers in making a market; and

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  the market for similar securities.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices of securities similar to the notes. It is possible that the market for the notes will be subject to disruptions. Any disruption may have a negative effect on noteholders, regardless of our prospects and financial performance.

A downgrade, suspension or withdrawal of the rating of the notes could cause the liquidity or market value of the notes to decline.

        The notes have been rated by nationally recognized statistical ratings organizations. The notes may in the future be rated by additional rating agencies. We cannot assure you that any rating so assigned will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency's judgment, circumstances relating to the basis of the rating, such as adverse change to our business, so warrant. Any lowering or withdrawal of a rating by a rating agency could reduce the liquidity or market value of the notes.

We may be unable to repurchase notes in the event of a change of control.

        Upon the occurrence of certain kinds of change of control events, you will have the right, as a holder of the notes, to require us to repurchase all outstanding notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. Any holders of debt securities that we may issue in the future that rank equally in right of payment with the notes may also have this right. We may not be able to pay you the required price for your notes at that time because we may not have available funds to pay the repurchase price. In addition, the terms of other existing or future debt may prevent us from paying you. Our failure to repurchase tendered notes or to make payments upon the exercise of the holders' option to require repurchase of the notes in the event of certain asset sales would constitute an event of default under the indenture governing the notes, which in turn would constitute a default under our revolving credit agreement. In addition, the occurrence of a change of control would also constitute an event of default under our credit agreement. Furthermore, any future indebtedness we may incur may restrict our ability to repurchase the notes, including following a change of control event. Any default under our revolving credit agreement would result in a default under the indenture governing the notes if the lenders accelerate the debt under our credit facility. See "Description of the Notes—Change of Control."

The ability of holders of notes to require us to repurchase notes as a result of a disposition of "substantially all" of our assets or a change in the composition of our board of directors is uncertain.

        The definition of change of control in the indenture governing the notes includes a phrase relating to the sale, transfer, conveyance or other disposition of "all or substantially all" of our and our subsidiaries' assets, taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase. Accordingly, the ability of a holder of notes to require us to repurchase such notes as a result of a sale, transfer, conveyance or other disposition of less than all of our and our subsidiaries' assets, taken as a whole, to another person or group is uncertain. The phrase "all or substantially all," as used in the definition of "Change of Control," has not been interpreted under New York law (which is the governing law of the indenture) to represent a specific quantitative test. As a result, it may be unclear as to whether a change of control has occurred and whether a holder of notes may require us to offer to purchase the notes as described above.

        In addition, a recent Delaware Chancery Court decision raised questions about the enforceability of provisions similar to those in the indenture governing the notes related to the triggering of a change of control as a result of a change in the composition of a board of directors. In this decision, the court found that, for purposes of agreements such as the indenture, incumbent directors are permitted to approve as a director any person, including one nominated by a dissident stockholder and not recommended by the board for election, as long as the approval is granted in good faith and in accordance with the board's fiduciary duties. Accordingly, holders of the notes may not be able to require us to purchase their notes as a result of a change in the composition of the directors on our board. The same court also observed that certain provisions in indentures, such as continuing director provisions, could function to entrench an incumbent board of directors and could raise enforcement concerns if adopted in violation of a board's fiduciary duties. If such a provision were found unenforceable, holders of the notes would not be able to require us to repurchase their notes as a result of a change of control resulting from a change in the composition of our board. See "Description of the Notes—Change of Control."

The notes will effectively rank junior to any of our or our subsidiaries' secured indebtedness.

        The notes will be our general unsecured obligations. The notes will effectively rank junior to any of our secured indebtedness, including the loans secured by mortgages on our properties. The guarantees similarly will be general unsecured obligations of the subsidiary Guarantors that will effectively rank junior to the subsidiary Guarantors' unsecured indebtedness. In the event of our or one of our subsidiary's bankruptcy, liquidation, reorganization or other winding up, the assets that secure our or such subsidiary's debt will be available to pay obligations on the notes only after all amounts outstanding under such secured debt has been repaid in full from such assets. As a result, there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding. At August 31, 2012, our senior secured indebtedness totaled $67.2 million. Our revolving credit agreement is currently unsecured, but it or any facility or other financing that replaces it could be secured in the future, without the notes being so secured.

The notes will be structurally subordinated to all obligations of our existing and future subsidiaries that are not and do not become Guarantors of the notes. As a result, the notes and the guarantees thereof will be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of our non-Guarantor subsidiaries. In addition, any guarantee of the notes may be released in certain circumstances, including the sale of the relevant Guarantor, and some of the Guarantors are unrestricted subsidiaries which will not be subject to the restrictive covenants contained in the indenture.

        Our subsidiaries that do not guarantee the notes will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The notes will be structurally subordinated to all indebtedness and other obligations of any non-Guarantor subsidiary, such that in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary that is not a Guarantor, all of that subsidiary's creditors (including trade creditors) would be entitled to payment in full out of that subsidiary's assets before we would be entitled to any payment. For the twelve months ended August 31, 2012, our non-Guarantor subsidiaries, in the aggregate, represented less than 3% of our net sales, income from continuing operations and cash flows from operating activities. As of August 31, 2012, our non-Guarantor subsidiaries, in the aggregate, represented less than 3% of our total assets, excluding intercompany assets, and stockholders equity.

        In addition, our subsidiaries that provide, or will provide, guarantees of the notes will be automatically released from those guarantees upon the occurrence of certain events, including the following:

  •
  a sale, exchange, transfer or disposition of capital stock in, such subsidiary Guarantor, or the sale or disposition of substantially all of the assets of such subsidiary Guarantor in a transaction that complies with the indenture governing the notes to a person that is not our affiliate;

  •
  satisfaction and discharge of the indenture governing the notes;

  •
  upon a legal defeasance or covenant defeasance of the indenture governing the notes; or

  •
  the release, discharge or termination of such subsidiary Guarantor's guarantee of other debt which resulted in the guarantee of the notes, except a release, discharge or termination by or as a result of payment under such guarantee of other debt.

        If any guarantee is released, no holder of the notes will have a claim as a creditor against that Guarantor, and the indebtedness and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of that Guarantor will be effectively senior to the claim of any holders of the notes. See "Description of the Notes—Guarantees."

        Some of the Guarantors are unrestricted subsidiaries that will not be subject to the restrictive covenants in the indenture. As a result, these unrestricted subsidiary Guarantors will not be limited in their ability, among other things, to incur other debt (including debt that may be effectively senior to their guarantees of the notes), make investments or other restricted payments, or sell assets, all of which could adversely affect their ability to make payments under their guarantees of the notes. For the twelve months ended August 31, 2012, our unrestricted subsidiaries represented 0.9% of our net sales. As of August 31, 2012, our unrestricted subsidiaries represented 4.0% of our total assets, excluding intercompany assets, and had $11.3 million of total liabilities, including debt and trade payables but excluding intercompany liabilities.

Federal and state fraudulent transfer laws may permit a court to void the notes and/or the guarantees, and, if that occurs, you may not receive any payments on the notes.

        Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of the guarantees of the notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or the guarantees thereof could be voided as a fraudulent transfer or conveyance if we or any of the Guarantors, as applicable, (a) issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (b) received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (b) only, one of the following is also true at the time thereof:

  •
  we or any of the Guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

  •
  the issuance of the notes or the incurrence of the guarantees left us or any of the Guarantors, as applicable, with an unreasonably small amount of capital or assets to carry on the business;

  •
  we or any of the Guarantors intended to, or believed that we or such Guarantor would, incur debts beyond our or the Guarantor's ability to pay as they mature; or

  •
  we or any of the Guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against us or the Guarantor if, in either case, the judgment is unsatisfied after final judgment.

        If a court were to find that the issuance of the notes or a guarantee was a fraudulent conveyance, the court could void the payment obligations under the notes or such guarantee or further subordinate the notes or such guarantee to presently existing and future indebtedness of ours or such Guarantor, or require the holders of the notes to repay any amounts received with respect to the notes or such guarantee. In a recent Florida bankruptcy case, subsidiary guarantees containing this kind of provision were found to be fraudulent conveyances and thus unenforceable and the court stated that this kind of limitation is ineffective. We do not know if that case will be followed if there is litigation on this point under the indenture governing the notes. However, if it is followed, the risk that the guarantees will be found to be fraudulent conveyances will be significantly increased. If a fraudulent conveyance is found to have occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our and our subsidiaries' other debt that could result in acceleration of that debt.

        As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its guarantee to the extent the Guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the notes.

        We cannot be certain as to the standards a court would use to determine whether or not we or the Guarantors were insolvent at the relevant time or, regardless of the standard that a court uses, whether the notes or the guarantees would be subordinated to our or any of our Guarantors' other debt. In general, however, a court would deem an entity insolvent if:

  •
  the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they became due.

        If a court were to find that the issuance of the notes or the incurrence of a guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or that guarantee, could subordinate the notes or that guarantee to presently existing and future indebtedness of ours or of the related Guarantor or could require the holders of the notes to repay any amounts received with respect to that guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the avoidance of the notes could result in an event of default with respect to our and our subsidiaries' other debt that could result in acceleration of that debt.

        Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the notes to other claims against us under the principle of equitable subordination if the court determines that (1) the holder of notes engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of notes and (3) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

Enforcement of the guarantees against non-U.S. Guarantors may be subject to certain limitations under foreign law.

        Several Guarantors are organized under the laws of countries other than the United States, including Germany, Norway, Sweden and England and Wales. These laws may limit the amount those Guarantors are permitted to pay under their guarantees. Some of these limitations are similar to limitations under U.S. federal and state law, but some are different. For example, German law permits the German Guarantor to make payments under its guarantee unless they would render the German Guarantor insolvent or reduce its share capital below the then registered level, whereas Norwegian and Swedish law limit the amount the Guarantors organized in those jurisdictions may pay under their guarantees to the amount that could be distributed as a dividend or to the extent the Guarantor has received a corporate benefit. For the twelve months ended August 31, 2012, the non-U.S. Guarantors represented 9.6% of our net sales, and as of August 31, 2012, those Guarantors represented 16.8% of our total assets, excluding intercompany assets, and had $87.7 million of total liabilities, including debt and trade payables but excluding intercompany liabilities.

        In addition, although the non-U.S. Guarantors are subject to jurisdiction in the United States, it may be difficult or impossible for investors to effect service of process on them within the United States, or to realize in the United States on any judgment against them. Therefore, collection of any judgment in respect of the guarantees of a non-U.S. Guarantor may have to be enforced in the courts of its home country.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

        Our ability to make payments on our indebtedness, including the notes, and to refinance our indebtedness and fund acquisitions and planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our revolving credit agreement in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity, sell assets, reduce or delay capital expenditures or seek additional equity financing. We may not be able to refinance any of our indebtedness, on commercially reasonable terms or at all.

Because your right to require repurchase of the notes is limited, the market price of the notes may decline if we enter into a transaction that is not a change of control under the indenture.

        The term "change of control" is limited and may not include every event that might cause the market price of the notes to decline or result in a downgrade of the credit rating of the notes. Our obligation to repurchase the notes upon a change of control may not preserve the value of the notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction. See "Description of the Notes—Change of Control."

 USE OF PROCEEDS

        The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into with the initial purchasers in connection with the private offering of the Original Notes. We will not receive any cash proceeds from the issuance of the Exchange Notes. The Original Notes that are surrendered in exchange for the Exchange Notes will be retired and cancelled and cannot be reissued. As a result, the issuance of the Exchange Notes will not result in any increase or decrease in our indebtedness.

        The net cash proceeds from the private offering of the Original Notes, after deducting initial purchaser discounts and fees and expenses, were approximately $167.3 million. We used the net proceeds from the private offering of the Original Notes to repay a portion of the borrowings under our revolving credit agreement incurred to pay the purchase price for the acquisition of Telair® International GmbH and Nordisk Aviation Products AS on December 2, 2011. Borrowings under our revolving credit agreement had an interest rate of 1.79% as of January 23, 2012, when the proceeds of the private offering of the Original Notes were used to repay borrowings, and mature on April 12, 2016.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

Three Months Ended August 31, 2012	For the Fiscal Year Ended May 31,
	2012	2011	2010	2009	2008
3.0	2.9	3.6	2.9	3.2	4.0

        For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before provision (benefit) for income taxes, adjusted for fixed charges. Fixed charges consist of interest, whether expensed or capitalized, amortization of debt expenses and one-third of rent expense under operating leases (estimated by management to be the interest factor of such rent expense).

CAPITALIZATION

        The following table sets forth our cash and capitalization (including short-term debt) as of August 31, 2012. The offering of the Original Notes closed on January 23, 2012, so the table below reflects the sale of the Original Notes and our use of the net proceeds of such sale. We will not receive any proceeds in connection with the issuance of the Exchange Notes in the exchange offer. You should read this table in conjunction with "Selected Financial Data" and "Description of Certain Indebtedness" appearing elsewhere in this prospectus and our Management's Discussion and Analysis of Financial Condition and Results of Operations, consolidated financial statements and related notes incorporated by reference in this prospectus. See "Where You Can Find More Information."

(in millions, except share data)	As of August 31, 2012
Cash	$67.7

Debt:
Revolving credit facility expiring April 12, 2016 with interest payable monthly	$300.0
Revolving credit facility (secured by aircraft and related engines and components) due April 23, 2015 with floating interest rate, payable monthly	31.2
Revolving credit facility subject to annual review in March with interest payable quarterly	0.6
Note payable due March 15, 2014 with floating interest rate, payable monthly	2.2
Note payable due March 9, 2017 with floating interest rate, payable semi-annually on June 1 and December 1	45.0
7 1/4% Senior Notes due 2022	172.1
Mortgage loan (secured by Wood Dale, Illinois facility) due August 1, 2015 with interest at 5.01%	11.0
1.625% Convertible Senior Notes due 2014(1)	69.4
2.25% Convertible Senior Notes due 2016(1)	42.4
1.75% Convertible Senior Notes due 2026(1)	88.7
Industrial revenue bond (secured by trust indenture on property, plant and equipment) due August 1, 2018 with floating interest rate, payable monthly	25.0
Total debt	787.6
Stockholders' equity:
Preferred stock, $1.00 par value, authorized 250,000 shares; none issued	—
Common stock, $1.00 par value, authorized 100,000,000 shares; issued and outstanding 44,840,546	44.8
Capital surplus	423.4
Retained earnings	557.0
Treasury stock, 4,887,819 shares at cost	(93.3)
Accumulated other comprehensive loss	(51.3)

Total AAR stockholders' equity	880.6
Noncontrolling interest	1.5

Total equity	882.1

Total capitalization	$1,669.7

Notes:

(1)
Amounts shown reflect the adoption of FASB Staff Position Accounting Principles Board No. 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement (now codified principally in Accounting Standards Codification Topic 470,

  Debt) (ASC 470). The application of ASC 470, requires issuers to separately account for the liability and equity components of convertible debt instruments that allow for net share settlement. Additionally, amounts shown reflect our entering into convertible note hedge and warrant transactions. As of August 31, 2012, the long-term debt and equity components of the Convertible Senior Notes consisted of the following (in millions):

	1.625% Convertible Senior Notes due 2014	2.25% Convertible Senior Notes due 2016	1.75% Convertible Senior Notes due 2026
Liability component:
Principal	$74.8	$50.3	$91.2
Less: unamortized discount	5.5	7.9	2.5

Amount allocated to Convertible Senior Notes	$69.3	$42.4	$88.7

Equity component, net of tax	$20.9	$20.6	$30.3

SELECTED FINANCIAL DATA

        The following table sets forth summary historical consolidated financial data for each of the periods indicated and should be read in conjunction with our consolidated financial statements, condensed consolidated financial statements and related notes thereto incorporated by reference in this prospectus. Interim financial information is not necessarily indicative of the results that may be expected for the current fiscal year or any future period.

	For the Three Months Ended August 31,		For the Year Ended May 31,
(in millions, except per share amounts)	2012	2011	2012		2011		2010	2009		2008
RESULTS OF OPERATIONS
Sales from continuing operations(1)	$550.5	485.5	$2,065.0		$1,805.1		$1,352.2	$1,424.0		$1,384.9
Gross profit	90.3	75.7	318.6		307.1	(2)	243.5	241.6	(2)	264.1
Operating income	38.4	32.8	130.7		133.6	(2)	90.3	102.9	(2)	134.5
(Loss) gain on extinguishment of debt	(0.2)	—	(0.7)		0.1		0.9	14.7	(3)	(2.0)
Interest expense	10.6	7.5	37.7		30.7		26.8	31.4		29.5
Income from continuing operations(1)	18.2	16.6	68.0		69.8		43.2	58.7		68.8
Loss from discontinued operations(1)	—	—	—		—		—	(1.9)		(0.6)
Net income attributable to AAR	18.2	16.6	67.7		69.8		44.6	56.8		68.2

Share data:
Earnings (loss) per share—basic:
Earnings from continuing operations	$0.46	0.41	$1.68		$1.76		$1.17	$1.54		$1.85
Loss from discontinued operations	—	—	—		—		—	(0.05)		(0.02)

Earnings per share—basic	0.46	0.41	$1.68		$1.76		$1.17	$1.49		$1.83
Earnings (loss) per share—diluted:
Earnings from continuing operations	0.45	0.41	$1.65		$1.73		$1.16	$1.50		$1.72
Loss from discontinued operations	—	—	—		—		—	(0.05)		(0.01)

Earnings per share—diluted	0.45	0.41	$1.65		$1.73		$1.16	$1.45		$1.71
Weighted average common shares outstanding—basic	38.5	38.9	38.8		38.4		38.2	38.1		37.2

Weighted average common shares outstanding—diluted	41.7	43.3	43.1		43.6		43.1	42.8		43.7

FINANCIAL POSITION
Total cash and cash equivalents	67.7	35.5	$67.7		$57.4		$79.4	$112.5		$109.4
Working capital	617.0	594.1	590.1		498.0		521.6	596.9		564.9
Total assets	2,170.3	1,752.4	2,195.7		1,703.7		1,500.2	1,375.9		1,359.3
Short-term recourse debt	108.2	69.2	122.8	(4)	111.3		98.3	50.2		1.2
Short-term non-recourse debt	—	0.8	—		0.8		0.8	11.7		20.2
Long-term recourse debt	679.4	414.7	669.4	(5)	314.0		317.6	302.8		372.7
Long-term non-recourse debt	—	2.6	—		11.0		11.9	16.7		19.2
Total recourse debt	787.6	483.9	792.2		425.3		415.9	353.0		374.0
Equity	882.1	849.1	866.0		835.3		746.4	696.7		650.9

Number of shares outstanding at end of period	39.9	40.5	40.3		39.8		39.5	38.9		38.8

Book value per share of common stock	$22.09	$20.97	$21.50		$21.00		$18.90	$17.92		$16.79

(1)
During fiscal 2007, we decided to exit, and in November 2008 we sold, our industrial turbine business located in Frankfort, New York. The operating results and the loss on disposal are classified as discontinued operations.

(2)
In fiscal 2011 we recorded a $5.4 million impairment charge related to an aircraft. In fiscal 2009 we recorded $31.1 million of impairment charges related to three aircraft and certain engine and airframe parts. See Note 12 of Notes to Consolidated Financial Statements, incorporated by reference herein.

(3)
During fiscal 2009, we retired $110.5 million par value of our convertible notes for $72.9 million cash. The gain after consideration of unamortized debt issuance costs was $14.7 million.

(4)
The 1.75% convertible notes due February 1, 2026 with an outstanding balance of $94.9 million at May 31, 2012 are included in short-term recourse debt because the holders have the right to require us to purchase the notes on February 1, 2013. See Note 2 of Notes to Consolidated Financial Statements, incorporated by reference herein.

(5)
In January 2012, we sold $175.0 million principal amount of 7.25% Senior Notes due January 15, 2022. Our unsecured revolving credit facility, which totaled $280.0 million at May 31, 2012, was classified as long-term debt. See Note 2 of Notes to Consolidated Financial Statements, incorporated by reference herein.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

        On January 23, 2012, AAR CORP. sold $175.0 million in aggregate principal amount of the outstanding Original Notes in a private placement. The Original Notes were sold to the initial purchasers who in turn resold the notes to a limited number of "Qualified Institutional Buyers," as defined under the Securities Act, and to certain non-U.S. persons in offshore transactions.

        The exchange offer is designed to provide holders of Original Notes with an opportunity to acquire Exchange Notes which, unlike the Original Notes, will not be restricted securities and will be freely transferable at all times, subject to any restrictions on transfer imposed by state "blue sky" laws and provided that the holder is not our affiliate within the meaning of the Securities Act and represents that the Exchange Notes are being acquired in the ordinary course of the holder's business and the holder is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes.

        The outstanding Original Notes in the aggregate principal amount of $175.0 million were originally issued and sold on January 23, 2012, the issue date, to Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. on behalf of themselves and as representatives of the several initial purchasers, pursuant to the purchase agreement dated as of January 13, 2012. The Original Notes were issued and sold in a transaction not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act. The concurrent resale of the Original Notes by the initial purchasers to investors was accomplished in reliance upon the exemption provided by Rule 144A and Regulation S under the Securities Act. The Original Notes are restricted securities and may not be reoffered, resold or transferred other than pursuant to a registration statement filed pursuant to the Securities Act or unless an exemption from the registration requirements of the Securities Act is available. Pursuant to Rule 144 under the Securities Act, the Original Notes may generally be resold (a) commencing six months after the issue date, in an amount up to, for any three-month period, the greater of 1% of the Original Notes then outstanding or the average weekly trading volume of the Original Notes during the four calendar weeks preceding the filing of the required notice of sale with the SEC so long as AAR CORP. remains current in its periodic filing obligations and (b) commencing one year after the issue date, in any amount and otherwise without restriction by a holder who is not, and has not been for the preceding three months, our affiliate. Certain other exemptions may also be available under other provisions of the federal securities laws for the resale of the Original Notes.

        In connection with the sale of the Original Notes, we and the initial purchasers entered into a registration rights agreement, dated January 23, 2012 (the "registration rights agreement"). A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Under the registration rights agreement, we agreed, at our own expense, within 365 calendar days after the closing of the offering of the Original Notes, to cause to become effective a registration statement regarding the exchange of the Original Notes for new Exchange Notes which are registered under the Securities Act. Once the exchange offer registration statement of which this prospectus forms a part has been declared effective, we will offer the Exchange Notes in exchange for surrender of the Original Notes. We will keep the exchange offer open for at least 20 business days (or longer if required by applicable law) after the date that notice of the exchange offer is mailed to holders of the Original Notes. For each Original Note surrendered to us pursuant to the exchange offer, the holder who surrendered such note will receive an Exchange Note having a principal amount equal to that of the surrendered note. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Original Note surrendered in exchange therefor or, if no interest has been paid on such note, from the original issue date of such Original Note. You are a holder with respect to the exchange offer if you are a person in whose name any Original Notes are registered on our books or any person who has obtained a properly completed assignment of Original Notes from the registered holder.

        In addition, in connection with any resales of Exchange Notes, any broker dealer (a "Participating Broker Dealer") which acquired the notes for its own account as a result of market making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position that Participating Broker Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the offering of the Original Notes) with the prospectus contained in the exchange offer registration statement. We have agreed to make available for a period ending on the earlier of (i) 180 days after consummation of the exchange offer and (ii) the date on which a broker-dealer has disposed of all its registrable securities, a prospectus meeting the requirements of the Securities Act to any Participating Broker Dealer and any other persons with similar prospectus delivery requirements, for use in connection with any resale of Exchange Notes. A Participating Broker Dealer or any other person that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the registration rights agreement (including certain indemnification rights and obligations thereunder).

        Each holder of Original Notes who wishes to exchange them for Exchange Notes in the exchange offer will be required to make certain representations to us, including representations that:

  •
  any Exchange Notes to be received by it will be acquired in the ordinary course of its business;

  •
  it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes;

  •
  it is not an "affiliate" (as defined in Rule 405 under the Securities Act) of AAR or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable; and

  •
  it is not acting on behalf of any person who could not truthfully make the foregoing representations.

        In addition, the registration rights agreement provides that in the event that (i) any changes in law or the applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer; (ii) for any other reason the exchange offer is not consummated within 365 calendar days after the closing of the offering of the Original Notes; (iii) under certain circumstances, if the initial purchasers shall so request; or (iv) any beneficial owner of the Original Notes is not eligible to participate in the exchange offer; we will, at our expense, (a) file with the SEC a shelf registration statement covering resales of the Original Notes, (b) use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act as promptly as practicable and (c) use our reasonable best efforts to keep the shelf registration statement effective until the earlier of the second anniversary of the closing of the offering of the Original Notes and the date all Original Notes covered by the shelf registration statement have been sold in the manner set forth and as contemplated in the shelf registration statement. We will, in the event of the filing of the shelf registration statement, provide to each holder of the Original Notes copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the Original Notes. A holder of Original Notes that sells its Original Notes pursuant to the shelf registration statement generally (i) will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, (ii) will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and (iii) will be bound by the provisions of the registration rights agreement that are applicable to such a holder (including certain indemnification rights and obligations thereunder). In addition, each holder of Original Notes will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement to have its Original Notes included in the shelf registration statement and to benefit from the provisions regarding additional interest described in the following paragraph.

        In the event that (i) the exchange offer is not consummated on or before 365 days after the closing of the offering of the Original Notes, (ii) a shelf registration statement is required to be filed pursuant to the registration rights agreement but has not been declared effective within 365 days after the closing of the offering of the Original Notes or (iii) the exchange offer registration statement or the shelf registration statement is declared effective but shall thereafter become unusable for a period in excess of 30 consecutive days, the interest rate borne by the notes will be increased by 0.25% per annum, beginning the day after the date specified in clause (i), (ii) or (iii) above, as applicable. Thereafter, the interest rate borne by the notes will be increased by an additional 0.25% per annum for each 90 day period that elapses before additional interest ceases to accrue in accordance with the following sentence; provided that the aggregate increase in such annual interest rate may in no event exceed 1.00%. Upon (x) the consummation of the exchange offer or the effectiveness of a shelf registration statement, as the case may be (in the case of clause (i) or (ii) above), or (y) the exchange offer registration statement or the shelf registration statement, together with any amendment or supplement thereto, becoming usable (in the case of clause (iii) above), the interest rate borne by the notes will be reduced to the original interest rate if we are otherwise in compliance with the terms of the registration rights agreement described in this paragraph; provided, however, that if, after any such reduction in interest rate, a different event specified in clause (i), (ii) or (iii) above occurs, the interest rate may again be increased pursuant to the foregoing provisions.

        This summary of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the complete provisions of the registration rights agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

Resale of the Exchange Notes

        We have not requested, and do not intend to request, an interpretation by the staff of the SEC as to whether the Exchange Notes issued pursuant to the exchange offer in exchange for the Original Notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, under existing interpretations of the Securities Act by the staff of the SEC contained in the Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1988), Morgan Stanley & Co, Inc., SEC No-Action Letter (June 5, 1991), and Shearman & Sterling, SEC No-Action Letter (July 2, 1993) issued to third parties not related to us and subject to the immediately following sentence, we believe that you may exchange Original Notes for Exchange Notes in the ordinary course of business and that the Exchange Notes would generally be freely transferable by holders thereof after the exchange offer without further registration under the Securities Act and without delivering to purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act (subject to certain representations required to be made by each holder of the Original Notes, as set forth above). However, any purchaser of the Original Notes who is an "affiliate" of us and any purchaser of the Original Notes who intends to participate in the exchange offer for the purpose of distributing the Exchange Notes (i) will not be able to rely on the interpretations of the staff of the SEC, (ii) will not be able to tender its Original Notes in the exchange offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from such requirements.

        In addition, if:

  •
  you are a broker-dealer tendering Original Notes purchased directly from us for your own account; or

  •
  you acquire Exchange Notes in the exchange offer for the purpose of distributing or participating in the distribution of the Exchange Notes,

you cannot rely on the position of the staff of the SEC contained in such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available.

        Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, which the broker-dealer acquired as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of Exchange Notes received in exchange for Original Notes which the broker-dealer acquired as a result of market-making or other trading activities. See "Plan of Distribution" for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

Terms of the Exchange Offer

        This prospectus and the accompanying letter of transmittal together constitute the exchange offer. Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange Original Notes which are properly tendered on or before the expiration date and are not withdrawn as permitted below. The expiration date for this exchange offer is           p.m., New York City time, on                    , 2013, or such later date and time to which we, in our sole discretion, extend the exchange offer (the "Expiration Date").

        As of the date of this prospectus, $175.0 million in aggregate principal amount at maturity of the Original Notes are outstanding. This prospectus, together with the letter of transmittal, is being sent to all registered holders of the Original Notes as of the date of this prospectus. There will be no fixed record date for determining registered holders of the Original Notes entitled to participate in the exchange offer; however, holders of the Original Notes must cause their Original Notes to be tendered by book-entry transfer before the Expiration Date of the exchange offer to participate.

        The form and terms of the Exchange Notes being issued in the exchange offer are the same as the form and terms of the Original Notes, except that:

  •
  the Exchange Notes being issued in the exchange offer will have been registered under the Securities Act;

  •
  the Exchange Notes being issued in the exchange offer will not bear the restrictive legends restricting their transfer under the Securities Act; and

  •
  the Exchange Notes being issued in the exchange offer will not contain provisions providing for registration rights or the obligation to pay additional interest because of our failure to register the Exchange Notes and complete this exchange offer as required.

        Outstanding Original Notes being tendered in the exchange offer must be in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

        We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and applicable federal securities laws. Original Notes that are not tendered for exchange under the exchange offer will remain outstanding and will be entitled to the rights under the indenture governing the notes. Except in limited circumstances, any Original Notes not tendered for exchange will not retain any rights under the registration rights agreement and will remain subject to transfer restrictions. See "—Consequences of Failure to Exchange."

        We will be deemed to have accepted validly tendered Original Notes when, as and if we give oral or written notice of their acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us. If any tendered Original Notes are not accepted for exchange because of an invalid tender, the occurrence of other events set forth in this prospectus, or otherwise, those unaccepted Original Notes will be credited to an account maintained with DTC, without expense to the tendering holder of those Original Notes promptly after the termination or withdrawal or the exchange offer. See "—Procedures for Tendering."

        Subject to the instructions in the letter of transmittal, those who tender Original Notes in the exchange offer will not be required to pay brokerage commissions or fees or transfer taxes with respect to the exchange under the exchange offer. Except as set forth in instructions in the letter of transmittal, we will pay all charges and expenses, other than transfer taxes described below, in connection with the exchange offer. See "—Fees and Expenses."

Expiration Date; Extensions, Amendments

        The Expiration Date is           p.m., New York City time on                    , 2013, unless we, in our sole discretion, extend the Expiration Date. To extend the Expiration Date, we will notify the exchange agent of any extension by oral or written notice and we will notify the holders of Original Notes, or cause them to be notified, by making a public announcement of the extension, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        We reserve the right, in our sole discretion (1) to refuse to accept any Original Notes, to extend the Expiration Date or to terminate this exchange offer and not accept any Original Notes for exchange if any of the conditions set forth herein under "—Conditions to the Exchange Offer" shall not have been satisfied or waived by us prior to the Expiration Date, by giving oral or written notice of such delay, extension or termination to the exchange agent; or (2) to amend the terms of this exchange offer in any manner deemed by us to be advantageous to the holders of the Original Notes. Any such refusal to accept, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the exchange agent. If this exchange offer is amended in a manner determined by us to constitute a material change, or if we waive a material condition, we will promptly disclose the amendment or waiver in a manner reasonably calculated to inform the holders of Original Notes of the amendment or waiver, and extend the offer if required by law.

        Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we will have no obligation to publish, advertise or otherwise communicate that public announcement, other than by making a timely release to an appropriate news agency.

Conditions to the Exchange Offer

        Without regard to other terms of the exchange offer, we are not required to accept for exchange, or to issue Exchange Notes in the exchange offer for, any Original Notes, and we may terminate or amend the exchange offer, at any time before the acceptance of Original Notes for exchange, if:

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  any federal law, statute, rule or regulation is proposed, adopted or enacted which, in our judgment, might reasonably be expected to impair our ability to proceed with the exchange offer;

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  any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, might impair our ability to proceed with the exchange offer;

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  any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939;

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  any governmental approval or approval by holders of the Original Notes has not been obtained if we, in our reasonable judgment, deem this approval necessary for the consummation of the exchange offer; or

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  there occurs a change in the current interpretation by the staff of the SEC which permits the Exchange Notes to be issued in the exchange offer to be offered for resale, resold and otherwise transferred by the holders of the Exchange Notes, other than broker-dealers and any holder which is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Exchange Notes acquired in the exchange offer are acquired in the ordinary course of that holder's business and that holder has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes to be issued in the exchange offer.

        The preceding conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any such condition. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each such right shall be deemed an ongoing right which may be asserted any time and from time to time by us. If we determine that any of these conditions is not satisfied, we may:

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  refuse to accept any Original Notes and return all tendered Original Notes to the tendering holders by crediting those Original Notes to an account maintained with DTC;

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  extend the Expiration Date and retain all Original Notes tendered before the Expiration Date of the exchange offer, subject, however, to the rights of the holders who have tendered the Original Notes to withdraw their Original Notes; or

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  waive unsatisfied conditions with respect to the exchange offer and accept all properly tendered Original Notes that have not been withdrawn. If the waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders of the Original Notes, and we will extend the exchange offer for a period of up to ten business days, depending on the significance of the waiver and the manner of disclosure of the registered holders of the Original Notes, if the exchange offer would otherwise expire during this period.

Procedures for Tendering

        All of the Original Notes are held in book-entry form. Any broker, dealer, commercial bank, trust company or other owner who holds Original Notes for their own account in book-entry form and who wishes to tender the Original Notes in the exchange offer should tender the Original Notes by book-entry transfer. Any beneficial owner whose Original Notes are held in book-entry form through a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Original Notes in the exchange offer should contact such broker, bank, dealer or other nominee and instruct such nominee to tender the Original Notes on such beneficial owner's behalf by book-entry transfer. In some cases, the bank, broker, dealer or other nominee may request submission of such instructions on a Beneficial Owner's Instruction Form. Please check with your nominee to determine the procedures for such firm.

        To effectively tender Original Notes by book-entry transfer to the account maintained by the exchange agent at DTC, a DTC participant must electronically transmit acceptance of the exchange offer through DTC's Automated Tender Offer Program ("ATOP"). DTC will then edit and verify the acceptance and send an agent's message (an "Agent's Message") to the exchange agent for its acceptance. An Agent's Message is a message transmitted by DTC to, and received by, the exchange agent and forming a part of the Book-Entry Confirmation (as defined below), which states that DTC has received an express acknowledgment from the DTC participant tendering Original Notes on behalf of the holder of such Original Notes that such DTC participant has received and agrees to bound by the terms and conditions of the exchange offer as set forth in this prospectus and the related letter of transmittal and that we may enforce such agreement against such participant. A timely confirmation of a book-entry transfer of the Original Notes into the exchange agent's account at DTC (a "Book-Entry Confirmation"), pursuant to the book-entry transfer procedures described below, as well as an Agent's Message pursuant to DTC's ATOP system, and any other documents required by the letter of transmittal, must be received by the exchange agent on or prior to           p.m., New York City time, on the Expiration Date.

        Any acceptance of an Agent's Message through DTC's ATOP system, is at the election and risk of the person transmitting an Agent's Message, and delivery will be deemed made only when actually received or confirmed by the exchange agent. Holders tendering Original Notes through DTC's ATOP system must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC.

        No Original Notes, Agent's Messages or other required documents should be sent to us. Delivery of all Original Notes, Agent's Messages and other documents must be made to the exchange agent.

        The tender by a holder of Original Notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal. Holders of Original Holders of Original Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee who wish to tender must contact such registered holder promptly and instruct such registered holder how to act on such non-registered holder's behalf.

        All questions as to the validity, form, eligibility, time of receipt and withdrawal of the tendered Original Notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Original Notes not validly tendered or any Original Notes which, if accepted, would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular Original Notes. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within such time as we shall determine. None of us, the exchange agent, or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Original Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Original Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Original Notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent, unless otherwise provided in the letter of transmittal, promptly after the termination or withdrawal of the exchange offer.

        We reserve the right, in our sole discretion, to purchase or make offers for any Original Notes after the Expiration Date, from time to time, through open market or privately negotiated transactions, one or more additional exchange or tender offers, or otherwise, as permitted by law, the indenture and our other debt agreements. Following consummation of this exchange offer, the terms of any such purchases or offers could differ materially from the terms of this exchange offer.

        By tendering, each holder will be required to make certain representations to us, as more fully described above under "—Purpose and Effect of the Exchange Offer." In addition, see above the discussion set forth under the section entitled "—Resale of the Exchange Notes" for restrictions and limitations applicable to any holder or any such other person who is an "affiliate" (as defined under

Rule 405 of the Securities Act) of us or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of Exchange Notes to be acquired in the exchange offer.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes Issued in the Exchange Offer

        Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the Expiration Date, all Original Notes properly tendered and will issue Exchange Notes registered under the Securities Act. For purposes of the exchange offer, we will be deemed to have accepted properly tendered Original Notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter. See "—Conditions to the Exchange Offer" for a discussion of the conditions that must be satisfied before we accept any Original Notes for exchange.

        For each Original Note accepted for exchange, the holder will receive an Exchange Note registered under the Securities Act having a principal amount equal to that of the surrendered Original Note. Accordingly, registered holders of Exchange Notes issued in the exchange offer on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid on the Original Notes, from January 23, 2012. Original Notes that we accept for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Under the registration rights agreement, we may be required to make additional payments in the form of additional interest to the holders of the Original Notes under circumstances relating to the timing of the exchange offer.

        In all cases, we will issue Exchange Notes in the exchange offer for Original Notes that are accepted for exchange only after the exchange agent timely receives:

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  a timely book-entry confirmation of such Original Notes into the exchange agent's account at DTC;

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  an Agent's Message; and

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  all other required documents.

        If for any reason set forth in the terms and conditions of the exchange offer we do not accept any tendered Original Notes, or if a holder submits Original Notes for a greater principal amount than the holder desires to exchange, we will return such unaccepted or non-exchanged Original Notes without cost to the tendering holder by crediting them to an account maintained with DTC promptly after the termination or withdrawal of the exchange offer.

Book-Entry Transfer

        The exchange agent will establish an account with respect to the Original Notes at DTC for purposes of this exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's ATOP system may use DTC's ATOP procedures to tender Original Notes. Such participant may make book-entry delivery of Original Notes by causing DTC to transfer such Original Notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. However, although delivery of Original Notes may be effected through book-entry transfer at DTC, an Agent's Message pursuant to the ATOP procedures and any other required documents must, in any case, be transmitted to and received by the exchange agent on or prior to the Expiration Date. Delivery of documents to DTC will not constitute valid delivery to the exchange agent.

No Guaranteed Delivery Procedures

        We have not provided guaranteed delivery provisions in connection with the exchange offer. Holders must tender their Original Notes in accordance with the procedures set forth under "—Procedures for Tendering."

Withdrawal of Tenders

        Tenders of Original Notes may be properly withdrawn at any time prior to           p.m., New York City time, on the Expiration Date.

        For a withdrawal of a tender to be effective, a written notice of withdrawal delivered by hand, overnight by courier or by mail, or a manually signed facsimile transmission, or a properly transmitted "Request Message" through DTC's ATOP system, must be received by the exchange agent prior to           p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must:

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  specify the number of the account at DTC from which the Original Notes were tendered and specify the name and number of the account at DTC to be credited with the properly withdrawn Original Notes and otherwise comply with the procedures of such facility;

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  identify the Original Notes to be properly withdrawn, including the principal amount of such Original Notes; and

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  contain a statement that such holder is withdrawing its election to have such Original Notes exchanged for Exchange Notes

        All questions as to the validity, form, eligibility and time of receipt of such notice will be determined by us, and our determination shall be final and binding on all parties. Any Original Notes so properly withdrawn will be deemed not to have been validly tendered for exchange for purposes of this exchange offer and no Exchange Notes will be issued with respect thereto unless the Original Notes so withdrawn are validly re-tendered thereafter. Any Original Notes that have been tendered for exchange but are not exchanged for any reason will be returned to the tendering holder thereof without cost to such holder by crediting such Original Notes to an account maintained with DTC for the Original Notes promptly after the termination or withdrawal of the exchange offer. Properly withdrawn Original Notes may be re-tendered by following the procedures described above at any time on or prior to the Expiration Date.

Termination of Certain Rights

        All rights given to holders of Original Notes under the registration rights agreement will terminate upon the consummation of the exchange offer except with respect to our duty:

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  to use our commercially reasonable efforts to keep the shelf registration statement continuously effective, if requested by one or more broker-dealers, for a period ending on the earlier of (a) the second anniversary of the closing of the offering of the Original Notes and (b) the date all notes covered by the shelf registration statement have been sold in the manner set forth and as contemplated in the shelf registration statement;

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  our obligation to make available for a period of up to 180 days after consummation of the exchange offer a prospectus meeting the requirements of the Securities Act to any Participating Broker Dealer and any other persons with similar prospectus delivery requirements, for use in connection with any resale of Exchange Notes; and

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  under certain limited circumstances with respect to specific types of holders of Original Notes, we may have a further obligation to provide for the registration under the Securities Act of Original Notes held by such holders.

Exchange Agent

        We have appointed U.S. Bank National Association as exchange agent in connection with the exchange offer. In such capacity, the exchange agent has no fiduciary duties to the holders of the notes and will be acting solely on the basis of our directions. Agent's Messages, Request Messages and all correspondence in connection with this exchange offer should be sent or delivered to the exchange agent through DTC's ATOP system or at the addresses set forth below, as applicable. We will pay the exchange agent reasonable and customary fees for its services, will reimburse it for its reasonable out-of-pocket expenses in connection therewith and subject to certain limitations will indemnify, defend and hold it and its directors, officers, employees, and agents harmless in its capacity as the exchange agent against any loss, liability, cost or expense arising out of or in connection with the exchange offer.

        Holders should direct questions, requests for assistance and requests for additional copies of this prospectus or the letter of transmittal to the exchange agent addressed as follows:

By First Class Mail: U.S. Bank National Association Attn: Specialized Finance 60 Livingston Avenue—EP-MN-WS2N St. Paul, MN 55107-2292	By Facsimile Transmission: (for eligible institutions only) 651-466-7402
By Courier or Overnight Delivery: U.S. Bank National Association Attn: Specialized Finance 111 Fillmore Avenue St. Paul, MN 55107-1402	Confirm by Telephone 800-934-6802 (Bondholder Services)

Fees and Expenses

        The expense of soliciting tenders pursuant to the exchange offer will be borne by us. The principal solicitation is being made by mail. Additional solicitations may, however, be made by facsimile transmission, telephone, email or in person by our officers and other employees and those of our affiliates.

        We have not retained any dealer-manager in connection with the exchange offer and we will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its related reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the Original Notes and in handling or forwarding tenders for exchange.

        Except as set forth below, holders who tender their Original Notes for exchange will not be obligated to pay any transfer taxes. A tendering holder handling the transaction through its broker, dealer, commercial bank, trust company or other institution may be required to pay brokerage fees or commissions. If Original Notes are to be issued for principal amounts not tendered or accepted for exchange in the name of any person other than the tendering holder, or if a transfer tax is imposed for any reason other than the exchange of Original Notes pursuant to the exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted, the amount of such transfer taxes will be billed directly to such tendering holder.

Consequences of Failure to Exchange Original Notes

        Holders who desire to tender their Original Notes in exchange for Exchange Notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of Original Notes for exchange.

        Original Notes that are not tendered, tendered but subsequently withdrawn or are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the Original Notes and the existing restrictions on transfer set forth in the legend on the Original Notes and in the offering memorandum dated January 13, 2012, relating to the Original Notes. The Original Notes that are not exchanged for Exchange Notes pursuant to the exchange offer will remain restricted securities within the meaning of Rule 144 under the Securities Act. Accordingly, such Original Notes may be resold only (i) to us or our subsidiaries, (ii) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (iii) to an institutional accredited investor that, prior to such transfer, furnishes to the trustee (which is U.S. Bank National Association) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Original Notes (the form of which letter can be obtained from the trustee) and, if requested by us and the trustee, an opinion of counsel acceptable to us that such transfer is in compliance with the Securities Act, (iv) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (v) pursuant to an effective registration statement under the Securities Act or any other available exemption therefrom. The liquidity of the Original Notes could be adversely affected by the exchange offer.

        Except in limited circumstances with respect to specific types of holders of Original Notes, we will have no further obligation to provide for the registration under the Securities Act of such Original Notes and except under certain limited circumstances, we do not currently anticipate that we will take any action to register the Original Notes under the Securities Act or under any state securities laws.

        Holders of the Exchange Notes issued in the exchange offer and any Original Notes which remain outstanding after completion of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.

Tax Consequences of the Exchange Offer

        The exchange of Original Notes for Exchange Notes will not be treated as a taxable transaction for U.S. federal income tax purposes because the Exchange Notes will not be considered to differ materially in kind or in extent from the Original Notes. Rather, the Exchange Notes received by a holder of Original Notes will be treated as a continuation of such holder's investment in the Original Notes. As a result, there will be no material U.S. federal income tax consequences to holders exchanging Original Notes for Exchange Notes.

Accounting Treatment

        The Exchange Notes will be recorded at the same carrying value as the Original Notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized.

        Neither we nor our board of directors make any recommendation to holders of Original Notes as to whether to tender or refrain from tendering all or any portion of their Original Notes pursuant to the exchange offer. Moreover, no one has been authorized to make any such recommendation. Holders of Original Notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of Original Notes to tender, after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

DESCRIPTION OF CERTAIN INDEBTEDNESS

Development Bank of Japan Loan Agreement

        On March 9, 2012, AAR entered into a five year full amortization term loan agreement with Development Bank of Japan Inc. (the "DBJ Loan Agreement") to refinance a portion of indebtedness incurred to finance the acquisition of Telair and Nordisk. Borrowings under the DBJ Loan Agreement bear interest at the offered Eurodollar Rate (defined as the British Bankers Association LIBOR Rate) plus 250 basis points and are unsecured. As of August 31, 2012, $45.0 million was outstanding under this agreement.

Bank of America Revolving Credit Facility

        On April 12, 2011, AAR entered into a credit agreement with various financial institutions, as lenders and Bank of America, N.A., as administrative agent for the lenders (and as currently amended, the "Credit Agreement"). As currently amended, the Credit Agreement provides us with unsecured revolving borrowing capacity of up to $580.0 million. Under certain circumstances, we may request an increase to the revolving commitment by an aggregate amount of up to $100.0 million. If we issue debt securities (other than the notes) in the public markets, to the extent that we do not use the net proceeds to repurchase our outstanding convertible notes, we must use them to reduce borrowings under the Credit Agreement and to permanently reduce the commitment thereunder to not less than $500.0 million. The term of our Credit Agreement extends to April 12, 2016. Borrowings under the Credit Agreement bear interest at the London Interbank Offered Rate ("LIBOR") plus 125 to 225 basis points based on certain financial measurements if a Eurodollar Rate loan, or at the offered fluctuating Base Rate plus 25 to 125 basis points based on certain financial measurements if a Base Rate loan. As of August 31, 2012, $300.0 million was outstanding under the Credit Agreement.

        The Credit Agreement will be fully and unconditionally guaranteed by each of our subsidiaries, existing and future, that guarantee the notes. A subsidiary may be released from its guarantee under the Credit Agreement if it ceases to be a restricted subsidiary, as defined in the Credit Agreement, as a result of a transaction permitted under the Credit Agreement. The Credit Agreement requires us to comply with certain financial covenants, including a fixed charge coverage ratio, a leverage ratio, and a minimum net worth. The Credit Agreement also contains certain affirmative and negative covenants, including those relating to financial reporting and notification, payment of indebtedness, taxes and other obligations, compliance with applicable laws, and limitations on additional liens, indebtedness, acquisitions, investments and disposition of assets. As of the date of this prospectus, we are in compliance with these covenants.

Huntington Loan Agreement

        Our indirect subsidiary, EP Aviation, LLC ("EP Aviation"), is a borrower under a Master Loan Agreement with The Huntington National Bank (the "Huntington Loan Agreement"). The Huntington Loan Agreement creates a $65.0 million secured revolving credit facility, subject to borrowing base limitations, that EP Aviation can draw upon. Loans under the Huntington Loan Agreement are secured by aircraft and related engines and components owned by EP Aviation and lease agreements by which such aircraft are leased, primarily to our subsidiary, AAR Airlift Group, Inc. The Huntington Loan Agreement expires on April 23, 2015. Borrowings under the Huntington Loan Agreement bear interest at LIBOR plus 325 basis points. Prepayment of obligations under the Huntington Loan Agreement are subject to a prepayment penalty. AAR has guaranteed the payment and performance obligations of EP Aviation under the Huntington Loan Agreement pursuant to a separate Guaranty Agreement. As of August 31, 2012, $31.2 million was outstanding under the Huntington Loan Agreement. The Huntington Loan Agreement requires us to comply with a fixed charge coverage ratio and contains certain other affirmative and negative covenants, including those relating to financial reporting and notification, payment of taxes and other obligations, compliance with applicable laws, and limitations on additional liens. In addition, the Huntington Loan Agreement requires us to maintain a balance of at least 10% of EP Aviation's outstanding obligations under the Huntington Loan Agreement in a non-interest bearing direct deposit account at The Huntington National Bank. As of the date of this prospectus, we are in compliance with these covenants.

1.625% Senior Convertible Notes due 2014 and 2.25% Senior Convertible Notes due 2016

        During February 2008, we completed the sale of $250.0 million par value of convertible notes, consisting of $137.5 million aggregate principal amount of 1.625% convertible senior notes due 2014 and $112.5 million aggregate principal amount of 2.25% convertible senior notes due 2016. Interest on the notes is payable semiannually on March 1 and September 1. Holders may convert their notes based on a conversion rate of 28.6144 shares of our common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of $34.95 per share, only under the following circumstances: (i) during any calendar quarter beginning after March 31, 2008 (and only during such calendar quarter) if, as of the last day of the preceding calendar quarter, the closing price of our common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of such preceding calendar quarter is more than 130% of the applicable conversion price per share of common stock on the last day of such preceding calendar quarter; (ii) during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of notes of the applicable series for each day of that period was less than 98% of the product of the closing price of our common stock and the then applicable conversion rate; (iii) if a designated event or similar change of control transaction occurs; (iv) upon specified corporate transactions; or (v) beginning on February 1, 2014, in the case of the 2014 notes, or February 1, 2016, in the case of the 2016 notes, and ending at the close of business on the business day immediately preceding the applicable maturity date. Upon conversion, a holder of the notes will receive for each $1,000 principal amount, in lieu of common stock, an amount in cash equal to the lesser of (i) $1,000 and (ii) the conversion value of a number of shares of our common stock equal to the conversion rate. If the conversion value exceeds the principal amount, we will also deliver, at our election, cash or common stock or a combination thereof having a value equal to such excess amount.

        The notes are senior, unsecured obligations and rank equal in right of payment with all of our existing and future unsecured and unsubordinated indebtedness.

1.75% Convertible Senior Notes due 2026

        On February 1, 2006, we completed the sale of $150.0 million par value principal amount of convertible senior notes. The notes are due on February 1, 2026 unless earlier redeemed, repurchased or converted, and bear interest at 1.75% payable semiannually on February 1 and August 1. A holder may convert the notes into shares of common stock based on a conversion rate of 34.5950 shares per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $28.91 per share, under the following circumstances: (i) during any calendar quarter beginning after March 31, 2006 (and only during such calendar quarter), if, as of the last day of the preceding calendar quarter, the closing price of our common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of such preceding calendar quarter is more than 120% of the applicable conversion price per share of common stock on the last day of such preceding calendar quarter; (ii) during the five business day period after any five consecutive trading day period in which the "trading price" per $1,000 principal amount of notes for each day of that period was less than 98% of the product of the closing price of our common stock and the then applicable conversion rate; (iii) upon a redemption notice; (iv) if a designated event or similar change of control transaction occurs; (v) upon specified corporate transactions; or (vi) during the ten trading day period ending at the close of business on the business day immediately preceding the stated maturity date on the notes. Upon conversion, we will have the right to deliver, in lieu of shares of our common stock, cash or a combination of cash and shares of common stock, at our option, in an amount per note equal to the applicable conversion rate multiplied by the applicable stock price.

        We may redeem for cash all or a portion of the notes at any time on or after February 6, 2013 at specified redemption prices. Holders of the notes have the right to require us to purchase for cash all or any portion of the notes on February 1, 2013, 2016 and 2021 at a price equal to 100% of the principal amount of the notes plus accrued interest and unpaid interest, if any, to the purchase date.

        The notes are senior, unsecured obligations and rank equal in right of payment with all other unsecured and unsubordinated indebtedness.

Wood Dale, Illinois Mortgage Note

        On July 15, 2005, our subsidiary, AAR Wood Dale LLC, refinanced an existing mortgage on our Wood Dale, Illinois facility, borrowing $11.0 million at a fixed interest rate of 5.01%. Under the terms of the loan, interest is payable monthly, and the principal of $11 million is due August 1, 2015. The loan is secured by a mortgage on our Wood Dale, Illinois facility. At August 31, 2012, the net book value of our Wood Dale, Illinois facility was $12.9 million.

Industrial Revenue Bond

        In connection with the acquisition of Avborne Heavy Maintenance, Inc., we assumed $25.0 million of industrial revenue bonds secured by maintenance hangars located at Miami International Airport. The bonds mature on August 1, 2018 and bear interest at a variable rate which was 0.22% at August 31, 2012.

 DESCRIPTION OF THE NOTES

        AAR CORP. has issued the Original Notes, and will issue the Exchange Notes, under an indenture dated as of January 23, 2012, as supplemented as of November 30, 2012 (the "indenture"), among AAR CORP., each Guarantor and U.S. Bank National Association, as trustee (the "trustee").

        The statements in this "Description of the Notes" relating to the indenture and the notes are summaries and are not a complete description thereof, and where reference is made to particular provisions, such provisions, including the definitions of certain terms, are qualified in their entirety by reference to all of the provisions of the indenture and the notes and those terms made part of the indenture by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Unless otherwise indicated, references in this "Description of the Notes" to Sections or Articles are references to sections and articles of the indenture.

        In this "Description of the Notes," the word "Company" refers only to AAR CORP. and not to any of its subsidiaries. Unless the context otherwise requires, references to the "Notes" for all purposes under the indenture and in this "Description of the Notes" include the Original Notes, the Exchange Notes and any Additional Notes (as defined below) that are issued. The definitions of certain terms used in this description are set forth throughout the text or under "—Certain Definitions."

General

        The initial offering of the Original Notes was for $175.0 million in aggregate principal amount of 7 1/4% senior notes due 2022. The Company may issue additional notes (the "Additional Notes") under the Indenture, subject to the limitations described below under "—Certain Covenants—Limitation on Incurrence of Debt." The Original Notes, the Exchange Notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes of the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Principal, Maturity and Interest

        The Notes will mature on January 15, 2022. There are currently $175.0 million aggregate principal amount of Notes outstanding.

        Interest on the Notes will be payable at 7.250% per annum. Interest on the Notes will be payable semi-annually in immediately available funds in arrears on January 15 and July 15, whether or not a business day, commencing on July 15, 2012. The Company will make each interest payment to the holders of record of the Notes on the immediately preceding January 1 and July 1. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        Principal of and premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of the Company maintained for such purposes, which, initially, will be the corporate trust office of the trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the person entitled thereto as shown on the security register.

Form of Notes

        The Original Notes were issued, and the Exchange will be issued, only in fully registered form without coupons and only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will be initially in the form of one or more global notes. The global notes will be deposited with the trustee as custodian for The Depository Trust Company ("DTC"). Ownership of interests in the global notes, referred to in this description as "book entry interests," will be limited to persons that have accounts with DTC or their respective participants. The terms of the indenture will provide for the issuance of definitive registered Notes in certain circumstances. Please see the section entitled "Book Entry, Delivery and Form."

        The registered holder of a Note will be treated as the owner of it for all purposes.

Transfer and Exchange

        A holder may transfer or exchange Notes in accordance with the indenture. The registrar for the Notes and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be made for any registration of transfer, exchange or redemption of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection with any such registration of transfer or exchange. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Payments on the Notes; Paying Agent and Registrar

        If a holder of the Notes has given wire transfer instructions to the Company at least 10 business days prior to the applicable payment date, the Company will pay all principal, interest and premium on that holder's Notes in accordance with those instructions. All other payments on Notes will be made at the office or agency of the paying agent and registrar unless the Company elects to make interest payments by check mailed to the holders at their addresses set forth in the register of holders; provided that all payments of principal, premium, if any, and interest, with respect to the global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the account specified by DTC.

        The trustee will initially act as paying agent and registrar. The Company may change the paying agent or registrar without prior notice to the holders, and the Company or any of its subsidiaries may act as paying agent or registrar.

Restricted and Unrestricted Subsidiaries

        All of our Subsidiaries except AAR Aircraft & Engine Sales & Leasing, Inc., AAR International Financial Services, L.L.C., and their respective Subsidiaries are currently "Restricted Subsidiaries." However, under the circumstances described below under the subheading "—Certain Covenants—Limitation on Creation of Unrestricted Subsidiaries," any of our Restricted Subsidiaries may be designated as "Unrestricted Subsidiaries." Unrestricted Subsidiaries may guarantee the Notes but will not be subject to many of the restrictive covenants in the indenture. For the twelve months ended August 31, 2012, our Unrestricted Subsidiaries represented 0.9% of our net sales. As of August 31, 2012, our Unrestricted Subsidiaries represented 4.0% of our total assets, excluding intercompany assets, and had $11.3 million of total liabilities, including debt and trade payables but excluding intercompany liabilities.

Guarantees

  General

        The Notes will be guaranteed, on a full, joint and several basis, by the Guarantors pursuant to a guarantee (the "Note Guarantees"). On the Issue Date of the Original Notes, all of our Domestic Subsidiaries were Guarantors. In connection with the exchange offer, substantially all of our Foreign Restricted Subsidiaries became Guarantors, so that as of the date of this prospectus all of our Subsidiaries other than a subsidiary that owns the corporate headquarters of AAR CORP., a subsidiary that owns aircraft held for sale and certain immaterial foreign subsidiaries are Guarantors. The Note Guarantees will be senior obligations of each Guarantor and will rank equally with all existing and future senior Debt of such Guarantor. The Note Guarantees are effectively subordinated to any secured debt of such Guarantor to the extent of the assets securing such Debt. The indenture provides that the obligations of a Guarantor under its Note Guarantee will be limited to the maximum amount as will result in the obligations of such Guarantor under the Note Guarantee not to be deemed to constitute a fraudulent conveyance or fraudulent transfer under applicable federal, state or foreign law.

        Several Guarantors are organized under the laws of countries other than the United States, including Germany, Norway, Sweden and England and Wales. These laws may limit the amount those Guarantors are permitted to pay under their guarantees. Some of these limitations are similar to limitations under U.S. federal and state law, but some are different. For example, German law permits the German Guarantor to make payments under its guarantee unless they would render the German Guarantor insolvent or reduce its share capital below the then registered level, whereas Norwegian and Swedish law limit the amount the Guarantors organized in those jurisdictions may pay under their guarantees to the amount that could be distributed as a dividend or to the extent the Guarantor has received a corporate benefit. For the twelve months ended August 31, 2012, the non-U.S. Guarantors represented 9.6% of our net sales, and as of August 31, 2012, those Guarantors represented 16.8% of our total assets, excluding intercompany assets, and had $87.7 million of total liabilities, including debt and trade payables but excluding intercompany liabilities.

        Not all of our Subsidiaries will guarantee the Notes. Claims of creditors of non-Guarantor Subsidiaries, including trade creditors, secured creditors and creditors holding debt and guarantees issued by those Subsidiaries, and claims of preferred stockholders (if any) of those Subsidiaries generally will have priority with respect to the assets and earnings of those Subsidiaries over the claims of creditors of the Company, including holders of the Notes. For the twelve months ended August 31, 2012, our non-Guarantor subsidiaries, in the aggregate, represented less than 3% of our net sales, income from continuing operations and cash flows from operating activities. As of August 31, 2012, our non-Guarantor subsidiaries, in the aggregate, represented less than 3% of our total assets, excluding intercompany assets, and stockholders' equity.

        The Guarantors will include our existing Unrestricted Subsidiaries described above. These Unrestricted Subsidiaries will not be subject to most of the restrictive covenants described in this "Description of the Notes." As a result, these Unrestricted Subsidiaries will not be limited in their ability, among other things, to incur other debt (including debt that may be effectively senior to their Note Guarantees), make investments or other restricted payments, or sell assets, all of which could adversely affect their ability to make payments under their Note Guarantees.

  Release of the Note Guarantees

        Notwithstanding the covenant described below under the caption "—Certain Covenants—Additional Note Guarantees", each Note Guarantee shall provide by its terms that it shall be automatically and unconditionally released and discharged (and such covenant shall not apply) upon: (1) a sale, exchange, transfer or disposition of Capital Stock in such Subsidiary (including by way of merger or consolidation) or the sale or disposition of all of the assets of such Guarantor, in each case made in compliance with the indenture to a person that is not an Affiliate of the Company; (2) satisfaction and discharge of the indenture as set forth below under "—Satisfaction and Discharge of the Indenture; Defeasance"; (3) a legal defeasance or covenant defeasance of the indenture as described below under "—Satisfaction and Discharge of the Indenture; Defeasance"; or (4) the release, discharge or termination of the Guarantee which resulted in the creation of such Note Guarantee pursuant to the covenant described below under the caption "—Certain Covenants—Additional Note Guarantees", except a discharge, release or termination by or as a result of payment under such Guarantee.

Ranking of the Notes

        The Notes will be general unsecured obligations of the Company. As a result, the Notes will rank:

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  equally in right of payment with all existing and future senior debt of the Company;

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  senior in right of payment to all existing and future debt of the Company, if any, that is by its terms expressly subordinated to the Notes;

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  effectively subordinated to existing and future secured debt of the Company, to the extent of the assets securing such debt; and

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  structurally junior to any debt or other liabilities of any subsidiary that does not guarantee the Notes.

        As of August 31, 2012:

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  the Company and its subsidiaries had total debt of approximately $787.6 million;

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  the Company had total debt of approximately $759.8 million, of which approximately $42.2 million effectively ranked senior to the Notes to the extent of the assets securing such debt; and

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  the Company and its subsidiaries had approximately $254.3 million of availability under the Company's revolving Credit Agreement with Bank of America, N.A., as administrative agent, and the other agents and lenders named therein (excluding outstanding letters of credit).

Ranking of the Note Guarantees

        Each Note Guarantee will be a general unsecured obligation of each Guarantor. As such, each Note Guarantee will rank:

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  equally in right of payment with all existing and future senior debt of the applicable Guarantor;

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  senior in right of payment to all existing and future debt of such Guarantor, if any, that is by its terms expressly subordinated to such Guarantor's Note Guarantee;

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  effectively subordinated to all existing and future secured debt of such Guarantor, to the extent of the value of the Guarantor's assets securing such debt; and

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  structurally junior to any debt or other liabilities of any subsidiary of such Guarantor that is not itself a Guarantor.

Sinking Fund

        There are no mandatory sinking fund payment obligations with respect to the Notes.

Optional Redemption

        The Notes are subject to redemption, at the option of the Company, in whole or in part, at any time on or after January 15, 2017 upon not less than 30 nor more than 60 days' notice at the Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the 12-month period beginning on January 15 of the years indicated below:

Year	Redemption Price
2017	103.625%
2018	102.417%
2019	101.208%
2020 and thereafter	100.000%

        At any time prior to January 15, 2017, the Company may, on one or more occasions, redeem all or any portion of the Notes, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of the date of redemption, including accrued and unpaid interest to the redemption date. In addition to the optional redemption provisions of the Notes in accordance with the provisions of the preceding paragraphs, prior to January 15, 2015, the Company may, with the net proceeds of one or more Qualified Equity Offerings, redeem up to 35% of the aggregate principal amount of the Notes (including Additional Notes) at a Redemption Price equal to 107.250% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the principal amount of Notes originally issued (including Additional Notes) remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Company or its Subsidiaries) and that any such redemption occurs within 90 days following the closing of any such Qualified Equity Offering. If less than all of the Notes are to be redeemed, the trustee will select the Notes or portions thereof to be redeemed by lot, pro rata or by any other method the trustee shall deem fair and appropriate (subject to DTC procedures).

        No Notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail (and, to the extent permitted by applicable DTC procedures or regulations, electronically) at least 30 days before the redemption date to each holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder thereof upon cancellation of the Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

        The Company may at any time, and from time to time, purchase Notes in the open market or otherwise, subject to compliance with applicable securities laws.

Change of Control

        Upon the occurrence of a Change of Control, unless the Company has exercised its right to redeem all of the Notes as described under "—Optional Redemption," the Company will make an Offer to Purchase all of the outstanding Notes at a Purchase Price in cash equal to 101% of the principal amount tendered, together with accrued interest, if any, to but not including the Purchase Date. For purposes of the foregoing, an Offer to Purchase shall be deemed to have been made if (i) within 60 days following the date of the consummation of a transaction or series of transactions that constitutes a Change of Control, the Company or a third party commences an Offer to Purchase for all outstanding Notes at the Purchase Price and (ii) all Notes properly tendered pursuant to the Offer to Purchase are purchased on the terms of such Offer to Purchase.

        The phrase "all or substantially all," as used in the definition of "Change of Control," has not been interpreted under New York law (which is the governing law of the indenture) to represent a specific quantitative test. As a consequence, in the event the holders of the Notes elected to exercise their rights under the indenture and the Company elects to contest such election, there could be no assurance how a court interpreting New York law would interpret such phrase. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of Notes may require the Company to make an Offer to Purchase the Notes as described above. In addition, a recent Delaware Chancery Court decision raised questions about the enforceability of provisions similar to those in the indenture related to the triggering of a change of control as a result of a change in the composition of a board of directors. In this decision, the court found that, for purposes of agreements such as the indenture, incumbent directors are permitted to approve as a director any person, including one nominated by a dissident stockholder and not recommended by the board for election, as long as the approval is granted in good faith and in accordance with the board's fiduciary duties. Accordingly, holders of the Notes may not be able to require us to purchase their Notes as a result of a change in the composition of the directors on our board. The same court also observed that certain provisions in indentures, such as continuing director provisions, could function to entrench an incumbent board of directors and could raise enforcement concerns if adopted in violation of a board's fiduciary duties. If such a provision were found unenforceable, holders of the Notes would not be able to require us to repurchase their Notes as a result of a Change of Control resulting from a change in the composition of our Board of Directors. The provisions of the indenture may not afford holders of the Notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction affecting the Company that may adversely affect holders, if such transaction is not the type of transaction included within the definition of Change of Control. A transaction involving the management of the Company or its Affiliates, or a transaction involving a recapitalization of the Company, will result in a Change of Control only if it is the type of transaction specified in such definition. The definition of Change of Control may be amended or modified with the written consent of a majority in aggregate principal amount of outstanding Notes. See "—Amendment, Supplement and Waiver."

        The Company will be required to comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws or regulations in connection with any repurchase of the Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

        The Company will not be required to make an Offer to Purchase upon a Change of Control if (i) a third party makes such Offer to Purchase contemporaneously with or upon a Change of Control in the manner, at the times and otherwise in compliance with the requirements of the indenture and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase or (ii) a notice of redemption has been given by the Company or a third party pursuant to the indenture as described above under the caption "Optional Redemption."

        The Company's ability to pay cash to the holders of Notes upon a Change of Control may be limited by the Company's then existing financial resources. Further, the Credit Agreement contains, and future agreements of the Company may contain, prohibitions of certain events, including events that would constitute a Change of Control. If the exercise by the holders of Notes of their right to require the Company to repurchase the Notes upon a Change of Control occurred at the same time as a change of control event under one or more of the Company's other debt agreements, it would place even greater demands on the Company's then existing financial resources. See "Risk Factors—Risk Factors Related to Our Indebtedness and the Notes."

        Even if sufficient funds were otherwise available, the terms of the Credit Facilities (and other Debt) may prohibit the Company's prepayment of Notes before their scheduled maturity. Consequently, if the Company is not able to prepay the Credit Facilities or other Debt containing such restrictions or obtain requisite consents, the Company will be unable to fulfill its repurchase obligations, resulting in a default under the indenture.

        In addition, an Offer to Purchase may be made by the Company or a third party in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of launching the Offer to Purchase.

Certain Covenants

        Set forth below are summaries of certain covenants contained in the indenture.

  Covenant Suspension

        During any period of time (a "Suspension Period") that: (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under the indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a "Covenant Suspension Event"), the Company and its Restricted Subsidiaries will not be subject to the following provisions of the indenture (collectively, the "Suspended Covenants"), and during a Suspension Period, the Company may not designate any of its Subsidiaries as Unrestricted Subsidiaries unless the Company could have designated such Subsidiaries as Unrestricted Subsidiaries in compliance with the indenture assuming the covenants set forth below had not been suspended:

          (a)   "—Limitation on Incurrence of Debt";

          (b)   "—Limitation on Restricted Payments";

          (c)   "—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries";

          (d)   "—Limitation on Asset Sales";

          (e)   "—Limitation on Transactions with Affiliates";

          (f)    "—Additional Note Guarantees"; and

          (g)   clause (iii) of the first paragraph of "—Consolidation, Merger, Conveyance, Transfer or Lease—The Company".

        In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants with respect to the Notes for any Suspension Period and, subsequently, (x) either one or both Rating Agencies withdraws or suspends its rating or downgrades the rating assigned to the Notes below an Investment Grade Rating or (y) the Company or any of its affiliates enters into an agreement to effect a transaction that would result in a Change of Control and either one or both Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw or suspend its Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating (such date of withdrawal or downgrade in clause (x) or (y), a "Reinstatement Date"), then the Company and its Restricted Subsidiaries will after the Reinstatement Date again be subject to the Suspended Covenants with respect to future events for the benefit of the Notes. The Company shall provide written notice to the trustee and to the holders of Notes promptly upon the beginning or termination of any Suspension Period.

        On the Reinstatement Date, all Debt Incurred during a Suspension Period will be (i) classified as having been Incurred pursuant to the first paragraph of "—Limitation on Incurrence of Debt" below or one of the clauses set forth in the definition of "Permitted Debt" to the extent such Debt would be permitted to be Incurred thereunder as of the Reinstatement Date and after giving effect to Debt Incurred prior to the Suspension Period and outstanding on the Reinstatement Date and (ii) subject to the covenants described below under the caption "—Limitation on Incurrence of Debt" and "—Additional Note Guarantees." To the extent such Debt would not be so permitted to be Incurred pursuant to the covenant described below under the caption "—Limitation on Incurrence of Debt" such Debt will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (d) of the definition of Permitted Debt. To the extent Debt or Guarantees were Incurred prior to or during a Suspension Period, the Company and its Restricted Subsidiaries shall on the Reinstatement Date comply with the covenant described under "—Additional Note Guarantees."

        Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under the covenant described below under the caption "—Limitation on Restricted Payments" will be made as though such covenant had been in effect from the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will be allocated to the first paragraph or one of the clauses of the second paragraph of the covenant described below under the caption "—Limitation on Restricted Payments" to the extent available, and any remaining balance shall be debited against the amount pursuant to clause (c) of the first paragraph of such covenant (except that no Default or Event of Default will be deemed to have occurred solely by reason of a Restricted Payment made during the Suspension Period).

        Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during a Suspension Period (or on the Reinstatement Date or after a Suspension Period based solely on events that occurred during the Suspension Period).

        There can be no assurance that the Notes will ever achieve or maintain an Investment Grade Rating.

Limitation on Incurrence of Debt

        The Company will not, and will not permit any Restricted Subsidiary to, Incur any Debt; provided, however, that the Company or any Guarantor may Incur Debt if, after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, (a) the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries, determined on a pro forma basis as if any such Debt (including any other Debt, other than Debt Incurred under the revolving portion of a Credit Facility, being Incurred contemporaneously), and any other Debt (other than Debt Incurred under the revolving portion of the Credit Facility) Incurred since the beginning of the Four Quarter Period had been Incurred and the proceeds thereof had been applied at the beginning of the Four Quarter Period, and any other Debt repaid (other than Debt Incurred under the revolving portion of a Credit Facility) since the beginning of the Four Quarter Period had been repaid at the beginning of the Four Quarter Period, would be greater than 2.00 to 1.00, and (b) no Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Debt.

        If the Debt which is the subject of a determination under this provision is Acquired Debt, or Debt Incurred in connection with the simultaneous acquisition of any person, business, property or assets, or Debt of an Unrestricted Subsidiary being designated as a Restricted Subsidiary, then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the Four Quarter Period) to (x) the Incurrence of such Acquired Debt or such other Debt by the Company or any of its Restricted Subsidiaries and (y) the inclusion, in Consolidated Cash Flow, of the Consolidated Cash Flow of the acquired person, business, property or assets or redesignated Subsidiary.

        Notwithstanding the first paragraph above, the Company and its Restricted Subsidiaries may Incur Permitted Debt.

        For purposes of determining any particular amount of Debt under this "Limitation on Incurrence of Debt" covenant, Guarantees or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this "Limitation on Incurrence of Debt" covenant, in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, including categories of Permitted Debt and under part (a) in the first paragraph of this "Limitation on Incurrence of Debt" covenant, the Company, in its sole discretion, shall classify, and from time to time may reclassify, all or any portion of such item of Debt, except that Debt outstanding under the Credit Agreement on the Issue Date shall at all times be treated as Incurred on the Issue Date pursuant to clause (a) of the definition of "Permitted Debt." For purposes of determining compliance of any non-U.S. dollar-denominated Debt with this covenant, the amount outstanding under U.S. dollar equivalent principal amount of Debt denominated in a foreign currency shall at all times be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred, in the case of the term Debt, or first committed, in the cases of the revolving credit Debt, provided, however, that if such Debt is Incurred to Refinance other Debt denominated in the same or different currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Debt does not exceed the principal amount of such Debt being Refinanced.

  Limitation on Restricted Payments

        The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to the proposed Restricted Payment:

          (a)   no Default or Event of Default shall have occurred and be continuing or will occur as a consequence thereof;

          (b)   after giving effect to such Restricted Payment on a pro forma basis, the Company would be permitted to Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the provisions described in the first paragraph under the "Limitation on Incurrence of Debt" covenant; and

          (c)   after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments made on or after the Issue Date (excluding Restricted Payments permitted by clauses (ii) through (vii) and clause (ix) of the next succeeding paragraph), shall not exceed the sum (without duplication) of:

            (1)   50% of the Consolidated Net Income (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the Company accrued on a cumulative basis during the period (taken as one accounting period) from the beginning of the first full fiscal quarter during which the Issue Date occurs and ending on the last day of the fiscal quarter immediately preceding the date of such proposed Restricted Payment, plus

            (2)   100% of the aggregate net proceeds (including the Fair Market Value of property other than cash) received by the Company subsequent to the initial issuance of the Notes either (i) as a contribution to its common equity capital or (ii) from the issuance and sale of its Qualified Capital Interests, including Qualified Capital Interests issued upon the conversion of Debt and from the exercise of options, warrants or other rights to purchase such Qualified Capital Interests (other than, in each case, Capital Interests or Debt sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company), plus

            (3)   to the extent that any Investment (other than Permitted Investments or Investments in Unrestricted Subsidiaries or Investments made in reliance on clause (ix) below) that was made on or after the Issue Date is sold for cash or otherwise disposed of, liquidated, redeemed, repurchased or repaid for cash or other assets, or to the extent the Company otherwise realizes any proceeds on the sale of such Investment or proceeds representing the return of capital on such Investment, the lesser of (i) the initial amount of such Investment, or (ii) to the extent not otherwise included in the calculation of Consolidated Net Income of the Company for such period, the net cash return of capital or net Fair Market Value of return of capital with respect to such Investment, less the cost of any such disposition or liquidation, plus

            (4)   to the extent that any Unrestricted Subsidiary of the Company designated as such on or after the Issue Date is redesignated as a Restricted Subsidiary (other than if originally designated as an Unrestricted Subsidiary in reliance on clause (ix) below), the lesser of (i) the Fair Market Value of the Company's Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

        Notwithstanding whether the foregoing provisions would prohibit the Company or any Restricted Subsidiary from making a Restricted Payment, the Company and any Restricted Subsidiary may make the following Restricted Payments:

            (i)  the payment of any dividend on Capital Interests in the Company or a Restricted Subsidiary within 60 days after declaration thereof if at the declaration date such payment were permitted by the foregoing provisions of this covenant;

           (ii)  the purchase, repurchase, redemption, defeasance or other acquisition or retirement of any Qualified Capital Interests of the Company by conversion into, or by or in exchange for, Qualified Capital Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company) of other Qualified Capital Interests of the Company;

          (iii)  the redemption, defeasance, repurchase or acquisition or retirement for value of any Debt of the Company or any Guarantor that is subordinate in right of payment to the Notes or the applicable Note Guarantee out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of (x) new subordinated Debt of the Company or such Guarantor, as the case may be, Incurred in accordance with the indenture, (y) Qualified Capital Interests of the Company or (z) in the case of a redemption, defeasance, repurchase or acquisition or retirement for value of Redeemable Capital Interests or Preferred Interests, of Redeemable Capital Interests or Preferred Interests that have terms that are not taken as a whole materially more burdensome to the Company and its Restricted Subsidiaries than the terms of the Capital Interests to be redeemed, defeased, repurchased or acquired;

          (iv)  the purchase, redemption, retirement or other acquisition for value of Capital Interests in the Company held by present or former employees, consultants, officers or directors of the Company or any of its Restricted Subsidiaries (or any of their respective permitted transferees, assigns, estates or heirs) upon death, disability, retirement or termination of employment or service or alteration of employment or service or similar status or pursuant to the terms of any agreement under which such Capital Interests were issued; provided that the aggregate cash consideration paid for such purchase, redemption, retirement or other acquisition of such Capital Interests does not exceed $10.0 million in any calendar year, provided, further, that any unused amounts in any calendar year may be carried forward to one or more future periods subject to a maximum aggregate amount of repurchases made pursuant to this clause (iv) not to exceed $25.0 million in any calendar year; provided, however, that such amount in any calendar year may be increased by an amount not to exceed the cash proceeds received by the Company or any Restricted Subsidiary from the sale of Qualified Capital Interests of the Company to employees, consultants, officers or directors of the Company and its Restricted Subsidiaries that occurs after the Issue Date; provided, further, however, that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (c) of the first paragraph of this covenant;

           (v)  the repurchase of Capital Interests deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities;

          (vi)  the cash payment, in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Capital Interests of the Company or a Restricted Subsidiary;

         (vii)  the declaration and payment of dividends to holders of any class or series of Capital Interests of the Company or any Restricted Subsidiary that constitute (A) Redeemable Capital Interests or (B) Preferred Interests the issuance of which has resulted in the Incurrence of Debt, in each case to the extent that the Debt Incurred in connection with such issuance was Incurred in compliance with the covenant described above under "—Limitation on Incurrence of Debt" and such dividends are included in the definition of Consolidated Fixed Charges;

        (viii)  the declaration and payment of dividends to holders of common stock of the Company, or the repurchase of Capital Interests, in an aggregate amount not to exceed $35.0 million in any fiscal year;

          (ix)  to the extent no Event of Default has occurred and is continuing or will occur as a consequence thereof, other Restricted Payments not in excess of $100.0 million in the aggregate; and

           (x)  to the extent no Event of Default has occurred and is continuing or will occur as a consequence thereof, upon the occurrence of a Change of Control or an Asset Sale, the defeasance, redemption, repurchase or other acquisition of any subordinated Debt pursuant to provisions substantially similar to those described under "—Change of Control" and "—Limitation on Asset Sales" at a Purchase Price not greater than 101% of the principal amount thereof (in the case of a Change of Control) or at a percentage of the principal amount thereof not higher than the principal amount applicable to the Notes (in the case of an Asset Sale), plus any accrued and unpaid interest thereon; provided that prior to or contemporaneously with such defeasance, redemption, repurchase or other acquisition, the Company has made an Offer to Purchase with respect to the Notes and has repurchased all Notes validly tendered for payment and not withdrawn in connection therewith.

        If any person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with the indenture, all such Investments previously made in such person shall be Permitted Investments, and for the avoidance of doubt all such Investments shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of the first paragraph under this "Limitation on Restricted Payments" covenant, in each case to the extent such Investments would otherwise be so counted.

        For purposes of this covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

  Limitation on Liens

        The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to enter into, create, incur, assume or suffer to exist any Liens of any kind, other than Permitted Liens, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, which Liens secure Debt (the "Initial Lien"), without securing the Notes and any Note Guarantee, as the case may be, equally and ratably with (or prior to) the Debt secured by such Lien until such time as such Debt is no longer secured by such Lien; provided that if the Debt so secured is subordinated by its terms to the Notes or such Note Guarantee, the Lien securing such Debt will also be so subordinated by its terms to the Notes and such Note Guarantees at least to the same extent. Any such Lien thereby created to secure the Notes or any such Note Guarantee will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates or (ii) any sale, exchange or transfer to any person not an Affiliate of the Company of the property or assets secured by such Initial Lien, or of all of the Capital Interests held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Initial Lien.

  Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, cause or suffer to exist or become effective or enter into any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Interests owned by the Company or any Restricted Subsidiary or pay any Debt or other obligation owed to the Company or any Restricted Subsidiary, (ii) make loans or advances to the Company or any Restricted Subsidiary or (iii) transfer any of its property or assets to the Company or any Restricted Subsidiary.

        However, the preceding provisions will not apply to the following encumbrances or restrictions existing under or by reason of:

          (a)   any encumbrance or restriction in existence on the Issue Date, including those required by the Credit Agreement or by any other agreement or documents entered into in connection with the Credit Agreement and any amendments, modifications, restatements, renewals, increases, supplements or Refinancings, of any of the foregoing agreements or documents, provided that the amendments, modifications, restatements, renewals, increases, supplements or Refinancings, in the good faith judgment of the Company, are no more restrictive, taken as a whole, with respect to such dividend or other payment restrictions than those contained in these agreements on the Issue Date or Refinancings thereof;

          (b)   any encumbrance or restriction pursuant to an agreement relating to an acquisition of property, so long as the encumbrances or restrictions in any such agreement relate solely to the property so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof);

          (c)   any encumbrance or restriction which exists with respect to a person that becomes a Restricted Subsidiary or merges with or into a Restricted Subsidiary on or after the Issue Date, which is in existence at the time such person becomes a Restricted Subsidiary, but not created in connection with or in anticipation of such person becoming a Restricted Subsidiary, and which is not applicable to any person or the property or assets of any person other than such person or the property or assets of such person becoming a Restricted Subsidiary;

          (d)   any encumbrance or restriction pursuant to an agreement effecting a permitted Refinancing or extension of Debt issued pursuant to an agreement containing any encumbrance or restriction referred to in the foregoing clauses (a) through (c), so long as the encumbrances and restrictions contained in any such Refinancing agreement are no less favorable in any material respect to the holders of the Notes than the encumbrances and restrictions contained in the agreements governing the Debt being Refinanced in the good faith judgment of the Company;

          (e)   customary provisions restricting subletting or assignment of any lease, contract, or license of the Company or any Restricted Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder;

          (f)    any encumbrance or restriction by reason of applicable law, rule, regulation or order;

          (g)   any encumbrance or restriction under the indenture and the Notes, the Note Guarantees, the Exchange Notes or the Guarantees of the Exchange Notes;

          (h)   any encumbrance or restriction under an agreement relating to a disposition of assets or Capital Interests, including, without limitation, any agreement for the sale or other disposition of or by a Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition;

          (i)    restrictions on cash and other deposits or net worth imposed by customers or suppliers under contracts entered into in the ordinary course of business;

          (j)    customary provisions with respect to the disposition or distribution of assets or property in joint venture agreements, limited liability company agreements, partnership agreements, shareholder agreements, asset sale agreements, stock sale agreements, sale leaseback agreements and other similar agreements;

          (k)   any instrument governing any Debt or Capital Interest of a person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Debt or Capital Interest was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired, provided that, in the case of Debt, such Debt was permitted by the terms of the indenture to be Incurred;

          (l)    purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions on that property so acquired of the nature described in clause (iii) of the first paragraph hereof;

          (m)  Liens securing Debt otherwise permitted to be Incurred under the indenture, including the provisions of the covenant described above under the caption "—Limitation on Liens," that limit the right of the debtor to dispose of the assets subject to such Liens;

          (n)   any Non-Recourse Receivable Subsidiary Indebtedness or other contractual requirements of a Receivable Subsidiary that is a Restricted Subsidiary in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivable Subsidiary or the receivables and related assets described in the definition of Qualified Receivables Transaction which are subject to such Qualified Receivables Transaction; and

          (o)   any other agreement governing Debt entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date.

        Nothing contained in this "Limitation on Dividends and Other Payments Affecting Restricted Subsidiaries" covenant shall prevent the Company or any Restricted Subsidiary from (i) creating, incurring, assuming or suffering to exist any Liens in compliance with the "Limitation on Liens" covenant or (ii) restricting the sale or other disposition of property or assets of the Company or any Restricted Subsidiary that secure Debt of the Company or any Restricted Subsidiary Incurred in

accordance with the "Limitation on Incurrence of Debt" and "Limitation on Liens" covenants in the indenture.

  Limitation on Asset Sales

        The Company will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale unless:

          (1)   The Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Capital Interests issued or sold or otherwise disposed of; and

          (2)   at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Eligible Cash Equivalents. For purposes of this clause (2), each of the following will be deemed to be cash:

            (a)   any liabilities, as shown on the most recent consolidated balance sheet of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary assignment and assumption agreement that releases the Company or such Restricted Subsidiary from further liability;

            (b)   any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 360 days of their receipt to the extent of the cash received in that conversion; and

            (c)   any Designated Non-cash Consideration received by the Company or any such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed $100.0 million at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

        Within 360 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Cash Proceeds at its option:

            (i)  to permanently repay Debt under the Credit Facilities and, if the obligation repaid is revolving credit Debt, to correspondingly reduce commitments with respect thereto;

           (ii)  to permanently reduce any Debt constituting Debt of a non-Guarantor Subsidiary of the Company owing to a person other than the Company or an Affiliate of the Company and, if the obligation repaid is revolving credit Debt, to correspondingly reduce commitments with respect thereto;

          (iii)  to acquire all or substantially all of the assets of, or any Capital Interests of, another Permitted Business, if, after giving effect to any such acquisition of Capital Interests, the Permitted Business is or becomes a Restricted Subsidiary;

          (iv)  to make a capital expenditure in or that is used or useful in a Permitted Business or to make expenditures for maintenance, repair or improvement of existing properties and assets;

           (v)  to acquire other assets that are used or useful in a Permitted Business;

          (vi)  to repay or repurchase Debt secured by the assets of the Company or any Restricted Subsidiary; or

         (vii)  any combination of the foregoing.

        Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph of this covenant will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will, within 30 days, make an Offer to Purchase to all holders of Notes, and to all holders of other Pari Passu Debt containing provisions similar to those set forth in the indenture with respect to asset sales, equal to the Excess Proceeds. The offer price in any Offer to Purchase will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Company may use those funds for any purpose not otherwise prohibited by the indenture and they will no longer constitute Excess Proceeds. If the aggregate principal amount of Notes and other Pari Passu Debt tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, the Excess Proceeds will be allocated between the Notes and such other Pari Passu Debt based on the principal amount (or accreted value, if applicable) of the Notes and such other Pari Passu Debt tendered and the trustee will select the Notes to be purchased on a pro rata basis among all the Notes tendered (subject to DTC procedures). Upon completion of each Offer to Purchase, the amount of Excess Proceeds will be reset at zero.

        The Company will comply with the requirements of Rule 14e-l under the Exchange Act and any other applicable securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

  Limitation on Transactions with Affiliates

        The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of related transactions, contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an "Affiliate Transaction") involving aggregate consideration in excess of $50.0 million, unless:

            (i)  such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Subsidiary than those that could reasonably have been obtained in a comparable arm's-length transaction by the Company or such Subsidiary with an unaffiliated party; and

           (ii)  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $100.0 million, the Company delivers to the trustee a resolution adopted by the majority of the Board of Directors of the Company approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above; and

          (iii)  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $100.0 million, the Company must obtain and deliver to the trustee a written opinion of a nationally recognized investment banking or accounting firm stating that the transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

        The foregoing limitations do not limit, and shall not apply to:

          (1)   Restricted Payments that are permitted by the provisions of the indenture described above under "—Limitation on Restricted Payments";

          (2)   the payment of reasonable and customary compensation and indemnities and other benefits (including retirement, health, option, deferred compensation and other benefit plans) to members of the Board of Directors of the Company or a Restricted Subsidiary;

          (3)   the payment of reasonable and customary compensation and other benefits (including retirement, health, option, deferred compensation and other benefit plans) and indemnities to officers and employees of the Company or any Restricted Subsidiary;

          (4)   transactions between or among the Company and/or any Restricted Subsidiaries;

          (5)   any contribution of capital to the Company or any Restricted Subsidiary;

          (6)   transactions permitted by, and complying with, the provisions of the indenture described below under "—Consolidation, Merger, Conveyance, Transfer or Lease"; and

          (7)   transactions effected as part of a Qualified Receivables Transaction.

  Limitation on Sale and Leaseback Transactions

        The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless:

            (i)  the consideration received in such Sale and Leaseback Transaction is at least equal to the Fair Market Value of the property sold, as confirmed by an Officers' Certificate,

           (ii)  prior to and immediately after giving effect to the Attributable Debt in respect of such Sale and Leaseback Transaction, the Company and such Restricted Subsidiary comply with the "Limitation on Incurrence of Debt" covenant contained herein, and

          (iii)  at or after such time the Company and such Restricted Subsidiary also comply with the "Limitation on Asset Sales" covenant contained herein to the extent that it applies to such Sale and Leaseback Transaction.

  Provision of Financial Information

        Whether or not required by the Commission, so long as any Notes are outstanding, the Company will furnish to the trustee and the holders of Notes, or file electronically with the Commission through the Commission's Next-Generation EDGAR System (or any successor system), within the time periods specified in the Commission's rules and regulations:

          (1)   all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

          (2)   all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

        In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to prospective investors.

In addition, the Company has agreed that, for so long as any Original Notes remain outstanding, it will furnish to the holders of the Original Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        If the Company has designated any Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries; provided, however, that the Company shall not be obligated to provide such financial information of the Unrestricted Subsidiaries so long as the consolidated total assets of all Unrestricted Subsidiaries in the aggregate (determined as of the end of the most recent fiscal quarter of the Company for which financial statements of the Company are available) are less than 25.0% of the consolidated total assets of the Company.

  Additional Note Guarantees

        The Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Debt of the Company or any Guarantor that is a Domestic Subsidiary unless such Restricted Subsidiary (a) is a Guarantor or (b) (i) within 10 days executes and delivers to the trustee an Opinion of Counsel and a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Note Guarantee will rank senior in right of payment to or equally in right of payment with such Subsidiary's Guarantee of such other Debt (unless such other Debt is subordinated Debt, in which case the Note Guarantee must be senior to the Guarantee of such Debt).

        Each Note Guarantee by a Restricted Subsidiary will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Note Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

  Limitation on Creation of Unrestricted Subsidiaries

        The Company may designate any Subsidiary to be an "Unrestricted Subsidiary" as provided below, in which event such Subsidiary and each other person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary.

        "Unrestricted Subsidiary" means:

          (1)   any Subsidiary of the Company designated as such by an Officers' Certificate as set forth below where neither the Company nor any Restricted Subsidiary (i) provides credit support for, or Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt, but excluding in the case of a Receivables Subsidiary any Standard Securitization Undertakings) or (ii) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary (except in the case of a Receivables Subsidiary any Standard Securitization Undertakings);

          (2)   any Subsidiary of an Unrestricted Subsidiary;

          (3)   as of the Issue Date, AAR Aircraft & Engine Sales & Leasing, Inc. and any Subsidiary thereof; and

          (4)   as of the Issue Date, AAR International Financial Services, L.L.C. and any Subsidiary thereof.

        The Company may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Interests of, or owns or holds any Lien on any property of, any other Restricted Subsidiary, provided that either:

           (x)  the Subsidiary to be so designated has total assets of $1,000 or less; or

           (y)  the Company could make a Restricted Payment at the time of designation in an amount equal to the greater of the Fair Market Value or book value of such Subsidiary pursuant to the "Limitation on Restricted Payments" covenant and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the amount available for Restricted Payments thereunder.

        An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if (i) all the Debt of such Unrestricted Subsidiary could be Incurred under the "Limitation on Incurrence of Debt" covenant and (ii) all the Liens on the property and assets of such Unrestricted Subsidiary could be incurred pursuant to the "Limitation on Liens" covenant.

  Consolidation, Merger, Conveyance, Transfer or Lease

        The Company.    The Company will not, in any transaction or series of transactions, consolidate with or merge into any other person (other than a merger of a Restricted Subsidiary into the Company in which the Company is the continuing person), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis), taken as a whole, to any other person, unless:

            (i)  either: (a) the Company shall be the continuing person or (b) the person (if other than the Company) formed by such consolidation or into which the Company is merged, or the person that acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the property and assets of the Company (such person, the "Surviving Entity"), (1) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia and (2) shall expressly assume, by a supplemental indenture, the due and punctual payment of all amounts due in respect of the principal of (and premium, if any) and interest on all the Notes and the performance of the covenants and obligations of the Company under the indenture and the Registration Rights Agreement;

           (ii)  immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom;

          (iii)  immediately after giving effect to any such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions) as if such transaction or series of transactions had occurred on the first day of the determination period, the Company (or the Surviving Entity if the Company is not continuing) could Incur $1.00 of additional Debt (other than Permitted Debt) under the provisions described in the first paragraph of "—Limitation on Incurrence of Debt"; and

          (iv)  the Company delivers, or causes to be delivered, to the trustee, in form satisfactory to the trustee, an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of the indenture.

        Notwithstanding the foregoing, failure to satisfy the requirements of the preceding clauses (ii) and (iii) will not prohibit:

          (a)   a merger between the Company and a Restricted Subsidiary that is a wholly owned Subsidiary of the Company; or

          (b)   a merger between the Company and an Affiliate formed solely for the purpose of converting the Company into a business entity organized under the laws of the United States or any political subdivision or state thereof; so long as, in each case, the amount of Debt of the Company and its Restricted Subsidiaries is not increased thereby.

        For all purposes of the indenture and the Notes, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the indenture and all Debt, and all Liens on property or assets, of the Surviving Entity and its Subsidiaries that was not Debt, or were not Liens on property or assets, of the Company and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.

        Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in the immediately preceding paragraphs, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company, under the indenture with the same effect as if such Surviving Entity had been named as the Company therein; and when a Surviving Entity duly assumes all of the obligations and covenants of the Company pursuant to the indenture and the Notes, except in the case of a lease, the predecessor person shall be relieved of all such obligations.

        The Guarantors.    A Guarantor will not, directly or indirectly: (1) consolidate or merge with or into another person (whether or not such Guarantor is the surviving person), or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties and assets of the Guarantor, in one or more related transactions, to another person, other than the Company or another Guarantor, unless:

          (1)   immediately after giving effect to that transaction, no Default or Event of Default exists;

          (2)   either:

            (a)   (A) the Guarantor is the surviving entity, or (B) the person formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made (i) is organized or existing under the laws of the United States, any state thereof or the District of Columbia, (ii) assumes all the obligations of that Guarantor under the indenture, including its Note Guarantee, pursuant to a supplemental indenture satisfactory to the trustee and (iii) is a Restricted Subsidiary if the Guarantor is a Restricted Subsidiary; or

            (b)   such sale, assignment, transfer, conveyance or other disposition or consolidation or merger complies with the covenant described above under the caption "—Limitation on Asset Sales;" and

          (3)   the Guarantor delivers, or causes to be delivered, to the trustee, in form satisfactory to the trustee, an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of the indenture.

        Although there is a limited body of case law interpreting the phrase "all or substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a person.

  Limitation on Business Activities

        The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.

Events of Default

        Each of the following is an "Event of Default" under the indenture:

          (1)   default in the payment in respect of the principal of (or premium, if any, on) any Note when due and payable (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

          (2)   default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

          (3)   failure to perform or comply with the indenture provisions described under "—Provision of Financial Information" and continuance of such failure to perform or comply for a period of 120 days after written notice thereof has been given to the Company by the trustee or to the Company and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes;

          (4)   except as permitted by the indenture, any Note Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), shall for any reason cease to be, or it shall be asserted by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms;

          (5)   default in the performance, or breach, of any covenant or agreement of the Company or any Restricted Subsidiary in the indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1), (2), (3) or (4) above), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Company by the trustee or to the Company and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes;

          (6)   a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the Notes) by the Company or any Restricted Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $75.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults either (a) shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or (b) shall constitute a failure to pay principal of, or interest or premium on, such Debt when due and payable after the expiration of any applicable grace period with respect thereto;

          (7)   the entry against the Company or any Restricted Subsidiary of a final non-appealable judgment(s) for the payment of money in an aggregate amount in excess of $75.0 million (net of amounts covered by (x) insurance for which the insurer thereof has been notified of such claim and has not challenged such coverage or (y) valid third party indemnifications for which the indemnifying party thereof has been notified of such claim and has not challenged such indemnification), by a court or courts of competent jurisdiction, which judgment(s) remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of consecutive days; or

          (8)   certain events in bankruptcy, insolvency or reorganization affecting the Company or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary).

        If an Event of Default (other than an Event of Default specified in clause (8) above with respect to the Company) occurs and is continuing, then and in every such case the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Company (and to the trustee if given by holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in the indenture and amounts owing to the trustee have been paid.

        If an Event of Default specified in clause (8) above occurs with respect to the Company, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the trustee or any holder. For further information as to waiver of defaults, See "—Amendment, Supplement and Waiver." The trustee may withhold from holders of the Notes notice of any Default (except Default in payment of principal of, premium, if any, and interest) if the trustee determines that withholding notice is in the interests of the holders to do so.

        No holder of any Note will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless (x) such holder shall have previously given to the trustee written notice of a continuing Event of Default, (y) the holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request to the trustee, and provided indemnity reasonably satisfactory to the trustee, to institute such proceeding as trustee, and (z) the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. Such limitations do not apply, however, to a suit instituted by a holder of a Note directly (as opposed to through the trustee) for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the respective due dates expressed in such Note.

        The Company will be required to furnish to the trustee annually a statement as to compliance with the indenture. The Company also is required to notify the trustee if it becomes aware of the occurrence of any Default or Event of Default.

Amendment, Supplement and Waiver

        Without the consent of any holders of the Notes, the Company, the Guarantors and the trustee, at any time and from time to time, may enter into one or more indentures supplemental to the indenture for any of the following purposes:

          (1)   to evidence the succession of a person to the Company and the assumption by any such successor of the covenants of the Company in the indenture and the Notes;

          (2)   to add to the covenants of the Company for the benefit of the holders, or to surrender any right or power herein conferred upon the Company;

          (3)   to add additional Events of Default;

          (4)   to provide for uncertificated Notes in addition to or in place of the certificated Notes;

          (5)   to evidence and provide for the acceptance of appointment under the indenture by a successor trustee;

          (6)   to provide for or confirm the issuance of Additional Notes in accordance with the terms of the indenture;

          (7)   to add a Guarantor or to evidence the release of a Guarantor in accordance with the indenture;

          (8)   to cure any ambiguity, defect, omission, mistake or inconsistency;

          (9)   to make any other provisions with respect to matters or questions arising under the indenture, provided that such actions pursuant to this clause (9) shall not adversely affect the interests of the holders of the Notes in any material respect, as determined in good faith by the Company;

          (10) to conform the text of the indenture or the Notes to any provision of this "Description of the Notes" to the extent that the trustee has received an Officers' Certificate stating that such text constitutes an unintended conflict with the description of the corresponding provision in this "Description of the Notes"; or

          (11) to effect or maintain the qualification of the indenture under the Trust Indenture Act.

        With the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Company, the Guarantors and the trustee may enter into an indenture or indentures supplemental to the indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or the Notes or of modifying in any manner the rights of the holders of the Notes under the indenture, including the definitions therein; provided, however, that no such supplemental indenture shall, without the consent of the holder of each outstanding Note affected thereby:

          (1)   change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the Redemption Price therefor,

          (2)   reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) provided for in the indenture,

          (3)   modify the obligations of the Company to make an Offer to Purchase upon a Change of Control if such modification was done after the occurrence of such Change of Control,

          (4)   modify any provision of the indenture affecting the ranking of the Notes or any Note Guarantee in a manner adverse to the holders of the Notes,

          (5)   modify any provision specifying requirements to effect waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding Note affected thereby, or

          (6)   release any Note Guarantees required to be maintained under the indenture (other than in accordance with the terms of the indenture).

        The holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the holders of all the Notes waive any past default under the indenture and its consequences, except a default:

          (1)   in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Company), or

          (2)   in respect of a covenant or provision thereof which under the indenture cannot be modified or amended without the consent of the holder of each outstanding Note affected.

Satisfaction and Discharge of the Indenture; Defeasance

        The Company and the Guarantors may terminate the obligations under the indenture when:

          (1)   either: (A) all Notes theretofore authenticated and delivered have been delivered to the trustee for cancellation, or (B) all such Notes not theretofore delivered to the trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption within one year (a "Discharge") under irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes, not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or date of redemption;

          (2)   the Company has paid or caused to be paid all other sums then due and payable under the indenture by the Company;

          (3)   the Company has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

          (4)   the Company has delivered to the trustee an Officers' Certificate and an Opinion of Counsel reasonably acceptable to the trustee, each to the effect that all conditions precedent under the indenture relating to the Discharge have been complied with.

        The Company may elect, at its option, to have its obligations discharged with respect to the outstanding Notes and the indenture ("defeasance"). Such defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and the Company and the Guarantors will be deemed to have terminated the indenture, except for:

          (1)   the rights of holders of such Notes to receive payments in respect of the principal of and any premium and interest on such Notes when payments are due,

          (2)   the Company's obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust,

          (3)   the rights, powers, trusts, duties and immunities of the trustee,

          (4)   the Company's right of optional redemption, and

          (5)   the defeasance provisions of the indenture.

        In addition, the Company may elect, at its option, to have its obligations released with respect to certain covenants, including, without limitation, its obligation to make Offers to Purchase in connection with Asset Sales and any Change of Control, in the indenture ("covenant defeasance") and any omission to comply with such obligation shall not constitute a Default or an Event of Default with respect to the

Notes. In the event covenant defeasance occurs, certain events (not including non-payment and bankruptcy and insolvency events) described under "—Events of Default" will no longer constitute an Event of Default with respect to the Notes.

        In order to exercise either defeasance or covenant defeasance with respect to outstanding Notes:

          (1)   the Company must irrevocably have deposited or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefit of the holders of such Notes: (A) money in an amount, or (B) U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (C) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge, and which shall be applied by the trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such Notes on the Stated Maturity thereof or (if the Company has made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name and at the expense of the Company) the redemption date thereof, as the case may be, in accordance with the terms of the indenture and such Notes;

          (2)   in the case of defeasance, the Company shall have delivered to the trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the indenture, there has been a change in the applicable United States federal income tax law (whether by statute or judicial precedent), in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the holders of such Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge were not to occur;

          (3)   in the case of covenant defeasance, the Company shall have delivered to the trustee an Opinion of Counsel to the effect that the holders of such outstanding Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;

          (4)   no Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien to secure such borrowing);

          (5)   such defeasance or covenant defeasance shall not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Notes are in default within the meaning of such Act);

          (6)   such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than the indenture) to which the Company is a party or by which the Company is bound; and

          (7)   the Company shall have delivered to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

        Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a defeasance need not be delivered if all Notes not theretofore delivered to the trustee for cancellation (x) have become due and payable, or (y) will become due and payable at Stated Maturity within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Company.

The Trustee

        U.S. Bank National Association, the trustee under the indenture, is the initial paying agent and registrar for the Notes. The trustee from time to time may extend credit to the Company in the normal course of business. Except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the continuance of an Event of Default that has not been cured or waived, the trustee will exercise such of the rights and powers vested in it by the indenture and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        The indenture and the Trust Indenture Act contain certain limitations on the rights of the trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions; however, if it acquires any "conflicting interest" (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

        The holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default has occurred and is continuing, the trustee shall exercise such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Subject to such provisions, the trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders pursuant to the indenture, unless such holders shall have provided to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

        No recourse may, to the full extent permitted by applicable law, be taken, directly or indirectly, with respect to the obligations of the Company or any Guarantors on the Notes or under the indenture or any related documents, any certificate or other writing delivered in connection therewith, against (i) the trustee in its individual capacity, or (ii) any partner, owner, beneficiary, agent, officer, director, employee, agent, successor or assign of the trustee, each in its individual capacity, or (iii) any holder of equity in the trustee.

No Personal Liability of Stockholders, Partners, Officers or Directors

        No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company under the Notes or the indenture, or any Guarantor under any Note Guarantee or the indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

Governing Law

        The indenture and the Notes are governed by, and will be construed in accordance with, the laws of the State of New York.

Certain Definitions

        Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms, as well as any capitalized term used herein for which no definition is provided.

        "Acquired Debt" means Debt (1) of a person (including an Unrestricted Subsidiary) existing at the time such person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such person. Acquired Debt shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets.

        "Affiliate" of any person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings that correspond to the foregoing. For purposes of the "Limitation on Transactions with Affiliates" covenant, any person directly or indirectly owning 15% or more of the total voting power of the Voting Interests of the Company will be deemed an Affiliate.

        "Applicable Premium" means, with respect to any Note on any redemption date, the greater of:

          (1)   1.0% of the principal amount of the Note; or

          (2)   the excess of:

            (a)   the present value at such redemption date of (i) the redemption price of the Note at January 15, 2017 (such redemption price being set forth in the table appearing above under the caption "—Optional Redemption"), plus (ii) all required interest payments due on the Note through January 15, 2017 (excluding accrued and unpaid interest due on the Note to the redemption date), computed at a discount on the basis of semi-annual compounding using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

            (b)   the principal amount of such Note.

        "Asset Acquisition" means:

          (a)   an Investment by the Company or any Restricted Subsidiary in any other person pursuant to which such person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary; or

          (b)   the acquisition by the Company or any Restricted Subsidiary of the assets of any person which constitute all or substantially all of the assets of such person, any division or line of business of such person or any other properties or assets of such person other than in the ordinary course of business.

        "Asset Sale" means any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger) by the Company or any Restricted Subsidiary to any person in any single transaction or series of transactions of:

            (i)  Capital Interests in another person (other than directors' qualifying shares or shares or interests required to be held by foreign nationals pursuant to local law); or

           (ii)  any other property or assets (other than in the normal course of business, including any sale or other disposition of obsolete or permanently retired property);

provided, however, that the term "Asset Sale" shall exclude:

          (a)   any asset disposition permitted by the provisions described under "—Consolidation, Merger, Conveyance, Transfer or Lease" that constitutes a disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole;

          (b)   any transfer, conveyance, sale, lease or other disposition of property or assets, the gross proceeds of which (exclusive of indemnities) do not exceed in any one or related series of transactions $50.0 million;

          (c)   sales or other dispositions of cash or Eligible Cash Equivalents;

          (d)   the sale and leaseback of any assets within 365 days of the acquisition thereof;

          (e)   the disposition of assets that, in the good faith judgment of the Company, are no longer used or useful in the business of such entity;

          (f)    any Liens permitted by the indenture;

          (g)   leases, subleases, licenses and sublicenses of assets in the ordinary course of business that do not interfere in any material respect with the business of the Company and its Restricted Subsidiaries taken as a whole;

          (h)   any disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Restricted Subsidiary;

          (i)    dispositions or forgiveness of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business;

          (j)    any transfer of accounts receivable, or a fractional undivided interest therein, by a Receivable Subsidiary in a Qualified Receivables Transaction;

          (k)   any disposition of assets resulting from a casualty event or the taking thereof by any person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale thereof to a purchaser with such power under threat of such a taking;

          (l)    sales of accounts receivable to a Receivable Subsidiary pursuant to a Qualified Receivables Transaction for the Fair Market Value thereof; including cash or other financial accommodation, such as the provision of letters of credit by such Receivable Subsidiary on behalf of or for the benefit of the transferor of such accounts receivable, in an amount at least equal to 75% of the Fair Market Value thereof (for the purposes of this clause (l), Purchase Money Notes will be deemed to be cash);

          (m)  sales of interests in Unrestricted Subsidiaries;

          (n)   a Restricted Payment or Permitted Investment that is otherwise permitted by the indenture;

          (o)   any trade-in of equipment in exchange for other equipment; provided that in the good faith judgment of the Company, the Company or such Restricted Subsidiary receives equipment having a Fair Market Value equal to or greater than that of the equipment being traded in;

          (p)   the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets between the Company or any of its Restricted Subsidiaries and another person to the extent that the Related Business Assets received by the Company or its Restricted Subsidiaries are of equivalent or greater market value than the Related Business Assets transferred;

          (q)   the unwinding of any Hedging Obligation or obligation under any Swap Contract;

          (r)   the abandonment or other disposition of intellectual property that is no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole;

          (s)   any exchange of property pursuant to Section 1031 of the Code for use in a Permitted Business;

          (t)    the issuance of Capital Interests by a Restricted Subsidiary in which the percentage interest (direct and indirect) in the Capital Interests of such person owned by the Company and its Restricted Subsidiaries after giving effect to such issuance, is at least equal to the percentage interest prior to such issuance;

          (u)   any disposition of assets to a customer pursuant to an agreement in existence on the Issue Date; provided that the aggregate gross proceeds of all such dispositions made after the Issue Date does not exceed $75.0 million;

          (v)   the disposition of the Company's Amsterdam component repair facility described in Note 11 of the Company's condensed consolidated financial statements contained in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2012 incorporated by reference herein, with an aggregate carrying value of approximately $7.6 million as of August 31, 2012;

          (w)  sales, transfers and/or other dispositions of property by the Company and its Restricted Subsidiaries to a Governmental Authority in connection with the Incurrence of IRB Lease Obligations; or

          (x)   sales or other dispositions for Fair Market Value in the form of securities of any person that has an continuing obligation to distribute in cash on a quarterly basis to the Company or a Restricted Subsidiary at least 50% of such person's cash flow (defined as net income plus charges recorded for interest, depreciation and amortization minus capital expenditures); provided that the assets sold or otherwise disposed of under this clause (x) do not represent, when taken together with any other assets previously sold or otherwise disposed of under this clause (x) (each measured as of the time of the relevant previous sale or disposal), more than 25% of the Company's Consolidated Cash Flow for the most recent Four- Quarter Period, as determined in accordance with the definition of Consolidated Fixed Charge Coverage Ratio.

        For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale, shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is effected.

        "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been or may be extended); provided that if such Sale and Leaseback Transaction results in a Capital Lease Obligation, the amount of Debt represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

        "Average Life" means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years (calculated to the nearest one-twelfth) from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Debt multiplied by (y) the aggregate amount of scheduled principal payments by (ii) the then outstanding principal amount of such Debt.

        "Board of Directors" means (i) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (ii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.

        "Capital Interests" in any person means any and all shares, interests (including Preferred Interests), participations or other equivalents in the equity interest (however designated) in such person and any rights (other than Debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such person.

        "Capital Lease Obligation" means any obligation of a person under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, as in effect as of the Issue Date; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, as in effect as of the Issue Date; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

        "Change of Control" means:

          (1)   any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Interests in the Company;

          (2)   during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors or whose nomination for election by the equityholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company's Board of Directors then in office;

          (3)   the Company sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all of its assets to a person other than a Restricted Subsidiary;

          (4)   the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Interests of the Company or such other person are converted into, or exchanged for, cash, securities or other property, other than any such transaction where Voting Interests of the Company outstanding immediately prior to such transaction are converted into, or exchanged for, Voting Interests (other than Redeemable Capital Interests and Preferred Interests) of the surviving or transferee person constituting 50% or more of the total voting power of the Voting Interests of such surviving or transferee person immediately after giving effect to such issuance; or

          (5)   the adoption of a plan relating to the Company's liquidation or dissolution.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

        "Commission" means the United States Securities and Exchange Commission and any successor thereto.

        "Common Interests" of any person means Capital Interests in such person that do not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such person, to Capital Interests of any other class in such person.

        "Consolidated Cash Flow" means, with respect to any person for any period:

            (i)  the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (in the cases of clauses (b) through (i) inclusive, to the extent Consolidated Net Income of such person has been reduced thereby):

            (a)   Consolidated Net Income;

            (b)   Consolidated Non-cash Charges (provided that if Consolidated Non-cash Charges for such period includes any such accrual or reserve that represents an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall reduce Consolidated Cash Flow in such future period to such extent);

            (c)   Consolidated Interest Expense;

            (d)   Consolidated Income Tax Expense;

            (e)   restructuring expenses;

            (f)    any expenses or charges related to any equity offering, Permitted Investment, recapitalization or Incurrence of Debt permitted to be made under the indenture (whether or not successful) or related to this offering of the Notes;

            (g)   the amount of any interest expense attributable to minority equity interests of third parties in any non-wholly owned Subsidiary to the extent deducted in such period in computing Consolidated Net Income;

            (h)   any net loss from discontinued operations; and

            (i)    any costs or expenses incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Capital Interests of the Company (other than Redeemable Capital Interests or Preferred Interests); less

           (ii)  (x) net income from discontinued operations and (y) without duplication of any amounts already excluded from "Consolidated Net Income" pursuant to clause (i) of the definition thereof, the amount of extraordinary, non-recurring or unusual gains.

        "Consolidated Fixed Charge Coverage Ratio" means, with respect to any person, the ratio of the aggregate amount of Consolidated Cash Flow of such person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the "Four-Quarter Period") to the aggregate amount of Consolidated Fixed Charges of such person for the Four-Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Cash Flow" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation

            (i)  to the elimination or reduction, as the case may be, of the cost of any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate or equity owner of the entity involved in any Asset Acquisition to the extent such costs are eliminated or reduced (or public announcement has been made of the intent to eliminate or reduce such costs) prior to the date of such calculation and not replaced;

           (ii)  to any Asset Sales or other dispositions or Asset Acquisitions, Investments, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) occurring during the Four-Quarter Period or any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the Incurrence or assumption of any Acquired Debt), investment, merger, consolidation or discontinued operation occurred on the first day of the Four-Quarter Period; and

          (iii)  to any Incurrence or repayment of any Debt of such person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any Incurrence or repayment of other Debt (and the application of the proceeds thereof), other than the Incurrence or repayment of Debt Incurred under the revolving portion of a Credit Facility, occurring during the Four-Quarter Period.

        For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X promulgated under the Securities Act.

        Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

            (i)  interest on outstanding Debt determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Debt in effect on the Transaction Date;

           (ii)  if interest on any Debt actually Incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

          (iii)  notwithstanding clause (i) or (ii) above, interest on Debt determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

        If such person or any of its Restricted Subsidiaries directly or indirectly Incurs Debt by virtue of a Guarantee of the Debt of a third person, this definition shall give effect to the Incurrence of such Guaranteed Debt as if such person or such Subsidiary had directly Incurred or otherwise assumed such Guaranteed Debt.

        "Consolidated Fixed Charges" means, with respect to any person for any period, the sum of, without duplication, the amounts for such period of:

            (i)  Consolidated Interest Expense; and

           (ii)  all dividends and other distributions paid during such period in respect of Redeemable Capital Interests and Preferred Interests of such person and its Restricted Subsidiaries (other than dividends paid in Qualified Capital Interests and excluding items eliminated in consolidation).

        "Consolidated Income Tax Expense" means, with respect to any person for any period, the provision for federal, state, local and foreign income taxes of such person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP paid or accrued during such period, including any penalties and interest related to such taxes or arising from any tax examinations, to the extent the same were deducted in computing Consolidated Net Income.

        "Consolidated Interest Expense" means, with respect to any person for any period, without duplication, the sum of:

            (i)  the total interest expense of such person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

            (a)   any amortization of debt discount;

            (b)   the net cost under any Hedging Obligation or Swap Contract in respect of interest rate protection (including any amortization of discounts);

            (c)   the interest portion of any deferred payment obligation;

            (d)   all commissions, discounts and other fees and charges owed with respect to financing activities or similar activities; and

            (e)   all accrued interest;

           (ii)  the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such person and its Restricted Subsidiaries during such period determined on a consolidated basis in accordance with GAAP and imputed interest with respect to Attributable Debt; and

          (iii)  all capitalized interest of such person and its Restricted Subsidiaries for such period; less interest income of such person and its Restricted Subsidiaries for such period; provided, however, that Consolidated Interest Expense will exclude (x) the amortization or write-off of debt issuance costs and deferred financing fees, commissions, fees and expenses, (y) any non-cash interest expense imputed on any convertible securities in accordance with FASB APB 14-1 or any successor standard, and (z) any expensing of interim loan commitment and other financing fees.

        "Consolidated Net Income" means, with respect to any person, for any period, the consolidated net income (or loss) of such person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication:

            (i)  all extraordinary gains or losses (net of fees and expense relating to the transaction giving rise thereto), income, expenses or charges;

           (ii)  the portion of net income of such person and its Restricted Subsidiaries allocable to minority interest in unconsolidated persons or Investments in Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such person or one of its Restricted Subsidiaries; provided that for the avoidance of doubt, Consolidated Net Income shall be increased in amounts equal to the amounts of cash actually received;

          (iii)  gains or losses in respect of any Asset Sales or other dispositions by such person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis;

          (iv)  the net income (loss) from any disposed or discontinued operations or any net gains or losses on disposed or discontinued operations, on an after-tax basis;

           (v)  solely for purposes of determining the amount available for Restricted Payments under clause (c) of the first paragraph of "Certain Covenants—Limitation on Restricted Payments," the net income of any Restricted Subsidiary (other than a Guarantor) of such person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders; provided that for the avoidance of doubt, Consolidated Net Income shall be increased in amounts equal to the amounts of cash actually received;

          (vi)  any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

         (vii)  any fees and expenses paid in connection with the issuance of the Notes;

        (viii)  non-cash compensation expense Incurred with any issuance of equity interests to an employee, officer or director of such person or any Restricted Subsidiary;

          (ix)  any net after-tax gains or losses attributable to the early extinguishment or conversion of Debt;

           (x)  accruals and reserves that are established within twelve months after the closing of any acquisition that are so required to be established as a result of such acquisition in accordance with GAAP (provided that if any such accruals or reserves represents an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall reduce Consolidated Net Income in such future period to such extent);

          (xi)  any net unrealized gain or loss (after any offset) resulting from currency translation gains or losses related to currency remeasurements of Debt (including any net gain or loss resulting from obligations under Hedging Obligations for currency exchange risk) and any foreign currency translation gains or losses;

         (xii)  any fees, expenses, charges or Integration Costs incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, disposition, Incurrence, repayment or recapitalization of Debt (including such fees, expenses or charges related to any Credit Facility), issuance of Capital Interests, refinancing transaction or amendment or modification of any debt instrument, and including, in each case, any such transaction undertaken but not completed, and any charges or non-recurring merger or acquisition costs incurred during such period as a result of any such transaction, in each case whether or not successful;

        (xiii)  any non-cash impairment charges or asset write-off or write-down resulting from the application of Accounting Standards Codification ("ASC") 350 or ASC 360 (formerly Statement of Financial Accounting Standards Nos. 142 and 144, respectively), and the amortization of intangibles arising pursuant to ASC 805 (formerly Statement of Financial Accounting Standards No. 141) or any related subsequent ASC or Statement of Financial Accounting Standards;

        (xiv)  non-cash gains, losses, income and expenses resulting from fair value accounting required by ASC 815 (formerly Statement of Financial Accounting Standards No. 133) or any related subsequent ASC or Statement of Financial Accounting Standards;

         (xv)  any accruals and reserves that are established for expenses and losses, in respect of equity based awards compensation expense (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall reduce Consolidated Net Income in such future period to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period);

        (xvi)  any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under the indenture, to the extent actually reimbursed, or, so long as the Company has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days); and

       (xvii)  to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption.

        "Consolidated Non-cash Charges" means, with respect to any person for any period, the aggregate depreciation, amortization (including amortization of goodwill, other intangibles, deferred financing fees, debt issuance costs, commissions, fees and expenses) and other non-cash expenses of such person and its Restricted Subsidiaries reducing Consolidated Net Income of such person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

        "Credit Agreement" means the Credit Agreement, dated as of April 12, 2011, as amended pursuant to Amendment No. 1 to Credit Agreement, dated as of August 26, 2011, Amendment No. 2 to Credit Agreement, dated as of October 13, 2011, and Amendment No. 3 to Credit Agreement, dated as of December 30, 2011, each among the Company, Bank of America, N.A., as administrative agent, and the other agents and lenders named therein, together with all related notes, letters of credit, collateral documents, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented, restated, refinanced, refunded or replaced in whole or in part from time to time prior to or after the Issue Date including by or pursuant to any agreement or instrument that extends the maturity of any Debt thereunder, or increases the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under clause (a) of the definition of the term "Permitted Debt"), or adds Subsidiaries of the Company as additional borrowers or guarantors thereunder, in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, group of lenders, purchasers or debt holders.

        "Credit Facilities" means one or more (i) credit facilities (including the Credit Agreement) with banks or other lenders providing for revolving loans or term loans or the issuance of letters of credit or bankers' acceptances, (ii) note purchase agreements and indentures providing for the sale of debt securities and (iii) any agreement that Refinances any Debt Incurred under any agreement described in clauses (i) or (ii) or this clause (iii), including in each case any successor or replacement agreement or agreements or indentures.

        "Debt" means at any time (without duplication), with respect to any person, whether recourse is to all or a portion of the assets of such person, or non-recourse, the following:

            (i)  all indebtedness of such person for money borrowed or for the deferred purchase price of property, excluding any trade payables or other current liabilities incurred in the normal course of business;

           (ii)  all obligations of such person evidenced by bonds, debentures, notes, or other similar instruments;

          (iii)  all reimbursement obligations of such person with respect to letters of credit (other than letters of credit that are secured by cash or Eligible Cash Equivalents), bankers' acceptances or similar facilities (excluding obligations in respect of letters of credit or bankers' acceptances issued in respect of trade payables) issued for the account of such person; provided that such obligations shall not constitute Debt except to the extent drawn and not repaid within five business days;

          (iv)  all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such person;

           (v)  all Capital Lease Obligations of such person;

          (vi)  the maximum fixed redemption or repurchase price of Redeemable Capital Interests in such person or Preferred Interests in Restricted Subsidiaries of such person at the time of determination;

         (vii)  any Swap Contracts and Hedging Obligations of such person at the time of determination;

        (viii)  Attributable Debt with respect to any Sale and Leaseback Transaction to which such person is a party; and

          (ix)  all obligations of the types referred to in clauses (i) through (viii) of this definition of another person, the payment of which, in either case, (A) such person has Guaranteed or (B) is secured by (or the holder of such Debt or the recipient of such dividends or other distributions has an existing right, whether contingent or otherwise, to be secured by) any Lien upon the property or other assets of such person, even though such person has not assumed or become liable for the payment of such Debt.

        For purposes of the foregoing:

          (a)   the maximum fixed repurchase price of any Redeemable Capital Interests or Preferred Interests that do not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Interests or Preferred Interests as if such Redeemable Capital Interests or Preferred Interests were repurchased on any date on which Debt shall be required to be determined pursuant to the indenture; provided, however, that, if such Redeemable Capital Interests or Preferred Interests are not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Capital Interests or Preferred Interests;

          (b)   the amount outstanding at any time of any Debt issued with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, but such Debt shall be deemed Incurred only as of the date of original issuance thereof;

          (c)   the amount of any Debt described in clause (vii) is the net amount payable (after giving effect to permitted set off) if such Swap Contracts or Hedging Obligations are terminated at that time due to default of such person;

          (d)   the amount of any Debt described in clause (ix)(A) above shall be the maximum liability under any such Guarantee;

          (e)   the amount of any Debt described in clause (ix)(B) above shall be the lesser of (I) the maximum amount of the obligations so secured and (II) the Fair Market Value of such property or other assets;

          (f)    except to the extent provided above for Attributable Debt in respect of Sale and Leaseback Transactions, an obligation under a lease that does not constitute a Capital Lease Obligation will not constitute Debt;

          (g)   interest, fees, premium, and expenses and additional payments, if any, will not constitute Debt;

          (h)   amounts outstanding under any Qualified Receivables Transaction shall constitute Debt;

          (i)    Debt shall not include the pledge by the Company or any of its Restricted Subsidiaries of Capital Interests of a Receivables Subsidiary to secure Non-Recourse Receivable Subsidiary Indebtedness;

          (j)    Debt shall not include the pledge by the Company or any of its Restricted Subsidiaries of Capital Interests of an Unrestricted Subsidiary to secure Debt of an Unrestricted Subsidiary; and

          (k)   Debt shall not include an obligation to repay advances or prepayments made to the Company or a Restricted Subsidiary by a customer thereof under contracts entered into in the ordinary course of business. In no event shall non-contractual obligations or liabilities in respect of any Capital Interests constitute Debt under this definition.

        Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term "Debt" will exclude (x) customary indemnification obligations and (y) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.

        The amount of Debt of any person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, only upon the occurrence of the contingency giving rise to the obligations, of any contingent obligations at such date; provided, however, that in the case of Debt sold at a discount, the amount of such Debt at any time will be the accreted value thereof at such time. If such person or any of its Restricted Subsidiaries directly or indirectly Guarantees Debt of a third person, the amount of Debt of such person shall give effect to the Incurrence of such Guaranteed Debt as if such person or such Subsidiary had directly Incurred or otherwise assumed such Guaranteed Debt.

        "Default" means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

        "Designated Non-cash Consideration" means the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation less the amount of cash or Eligible Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

        "Domestic Subsidiary" means any Subsidiary other than a Subsidiary that is (1) a "controlled foreign corporation" under Section 957 of the Internal Revenue Code (a) whose primary operating assets are located outside the United States and (b) that is not subject to tax under Section 882(a) of the Internal Revenue Code because of a trade or business within the United States or (2) a Subsidiary of an entity described in the preceding clause (1).

        "Eligible Cash Equivalents" means

          (1)   United States dollars and such local currencies held by the Company or any Restricted Subsidiary from time to time in the ordinary course of business;

          (2)   securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), maturing, unless such securities are deposited to defease any Debt, not more than six months from the date of acquisition;

          (3)   certificates of deposit and time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any commercial bank that is a lender under the Credit Agreement or any other commercial bank organized under the laws of the United States or any state, commonwealth or territory thereof having capital and surplus in excess of $500.0 million and a rating at the time of acquisition thereof of P-1 or better from Moody's or A-1 or better from S&P;

          (4)   repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5)   commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition;

          (6)   securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, rated at least "A" by Moody's or S&P and having maturities of not more than six months from the date of acquisition;

          (7)   money market funds at least 95% of the assets of which constitute Eligible Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and

          (8)   direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof, provided that such Investments mature, or are subject to tender at the option of the holder thereof, within one year after the date of acquisition and, at the time of acquisition, have a rating of at least A-2 from S&P or P-2 from Moody's (or an equivalent rating by any other nationally recognized rating agency).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Notes" means the debt securities of the Company issued pursuant to the indenture in exchange for, and in a maximum aggregate principal amount equal to, the Original Notes, in compliance with the terms of the Registration Rights Agreement.

        "Expiration Date" has the meaning set forth in the definition of "Offer to Purchase."

        "Fair Market Value" means, with respect to the consideration received or paid in any transaction or series of transactions, the fair market value thereof as determined in good faith by the Company. In the case of a transaction between the Company or a Restricted Subsidiary, on the one hand, and a Receivable Subsidiary, on the other hand, if the Company determines in its sole discretion that such determination is appropriate, a determination as to Fair Market Value may be made at the commencement of the transaction and be applicable to all dealings between the Receivable Subsidiary and the Company or such Restricted Subsidiary during the course of such transaction.

        "Foreign Restricted Subsidiary" means any Restricted Subsidiary other than a Restricted Subsidiary incorporated or otherwise organized or existing under the laws of any state of the United States or the District of Columbia.

        "Four-Quarter Period" has the meaning set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

        "GAAP" means generally accepted accounting principles in the United States, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements (including the Accounting Standards Codification) of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States.

        "Governmental Authority" means any Federal, state, local or foreign court, political subdivision, municipality or governmental agency, authority, instrumentality or regulatory body.

        "Guarantee" means, as applied to any Debt of another person, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the normal course of business), direct or indirect, in any manner, of any part or all of such Debt, (ii) any direct or indirect obligation, contingent or otherwise, of a person guaranteeing or having the effect of guaranteeing the Debt of any other person in any manner and (iii) an agreement of a person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment (or payment of damages in the event of non-payment) of all or any part of such Debt of another person (and "Guaranteed" and "Guaranteeing" shall have meanings that correspond to the foregoing).

        "Guarantor" means any person that executes a Note Guarantee in accordance with the provisions of the indenture and such person's successors and assigns.

        "Hedging Obligations" of any person means the obligations of such person pursuant to any interest rate agreement, currency agreement or commodity agreement.

        "Incur" means, with respect to any Debt or other obligation of any person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such person. Debt otherwise Incurred by a person before it becomes a Subsidiary of the Company shall be deemed to be Incurred at the time at which such person becomes a Subsidiary of the Company. "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings that correspond to the foregoing. A Guarantee by the Company or a Restricted Subsidiary of Debt Incurred by the Company or a Restricted Subsidiary, as applicable, shall not be a separate Incurrence of Debt. In addition, the following shall not be deemed a separate Incurrence of Debt:

          (1)   amortization of debt discount or accretion of principal with respect to a non-interest bearing or other discount security;

          (2)   the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Capital Interests in the form of additional Capital Interests of the same class and with the same terms;

          (3)   the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Debt;

          (4)   unrealized losses or charges in respect of Hedging Obligations or obligations under Swap Contracts; and

          (5)   changes in the carrying value of any existing Debt as a result of fair value accounting required pursuant to GAAP.

        "Integration Costs" means, with respect to any acquisition, all costs relating to the integration of the acquired business or operations into those of the Company or any Restricted Subsidiary thereof, including labor costs, consulting fees, travel costs and any other expenses relating to the integration process.

        "Investment" by any person means any direct or indirect loan, advance, guarantee for the benefit of (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another person or any other payments for property or services for the account or use of another person) another person, including, without limitation, the following: (i) the purchase or acquisition of any Capital Interest or other evidence of beneficial ownership in another person; (ii) the purchase, acquisition or Guarantee of the Debt of another person; and (iii) the purchase or acquisition of the business or assets of another person substantially as an entirety but shall exclude: (a) accounts receivable and other extensions of trade credit arising in the normal course of business; (b) the acquisition of property and assets from suppliers and other vendors in the normal course of business; (c) prepaid expenses and workers' compensation, utility, lease and similar deposits, in the normal course of business; and (d) negotiable instruments held for collection and endorsements for deposit or collection in the ordinary course of business.

        "Investment Grade Rating" designates a rating of BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's.

        "IRB Lease Obligations" means Capital Lease Obligations owed to a Governmental Authority in connection with the leasing of property that is purchased by such Governmental Authority and financed with the proceeds of an issuance of industrial revenue bonds issued by such Governmental Authority to the Company or a Restricted Subsidiary; provided that on or prior to the date of Incurrence of such Capital Lease Obligations, the Company shall have delivered an Officers' Certificate to the trustee stating that the Company has confirmed with its independent auditors that such Capital Lease Obligation shall not be required under GAAP (as in effect at the time any such IRB Lease Obligations are incurred) to appear on the face of the Company's consolidated balance sheet as "debt."

        "Issue Date" means January 23, 2012.

        "Lien" means, with respect to any property or other asset, any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

        "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

        "Net Cash Proceeds" means, with respect to an Asset Sale of any person, cash and Eligible Cash Equivalents received, net of: (i) all reasonable out-of-pocket costs and expenses of such person incurred in connection with such Asset Sale, including, without limitation, all legal, accounting, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes arising in connection with such an Asset Sale that are paid or required to be accrued as a liability under GAAP by such person; (ii) all payments made by such person on any Debt that is secured by the properties or other assets that are the subject of such Asset Sale in accordance with the terms of any Lien upon or with respect to such properties or other assets or that must, by the terms of such Lien or such Debt, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid to any other person (other than the Company or a Restricted Subsidiary) in connection with such Asset Sale; and (iii) all contractually required distributions and other payments made to minority interest holders in Restricted Subsidiaries of such person as a result of such transaction; provided, however, that: (a) in the event that any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) is required by (I) contract to be held in escrow pending determination of whether a purchase price adjustment will be made or (II) GAAP to be reserved against other liabilities in connection with such Asset Sale, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such person from such escrow or reserve or otherwise; and (b) any non-cash consideration received in connection with any transaction, which is subsequently converted to cash or Eligible Cash Equivalents, shall become Net Cash Proceeds only at such time as it is so converted.

        "Non-Recourse Receivable Subsidiary Indebtedness" has the meaning set forth in the definition of "Receivable Subsidiary."

        "Offer" has the meaning set forth in the definition of "Offer to Purchase."

        "Offer to Purchase" means a written offer (the "Offer") sent by the Company in accordance with applicable DTC procedures or by first class mail, postage prepaid, to each holder of the Notes at such holder's address appearing in the security register on the date of the Offer, offering to purchase up to the aggregate principal amount of Notes set forth in such Offer at the purchase price set forth in such Offer (as determined pursuant to the indenture). Unless otherwise required by applicable law, the offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of mailing of such Offer and a settlement date (the "Purchase Date") for purchase of Notes within five business days after the Expiration Date. The Company shall notify the trustee at least 10 days (or such shorter period as is acceptable to the trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the trustee in the name and at the expense of the Company. The Offer shall contain all instructions and materials necessary to enable such holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

          (1)   the Section of the indenture pursuant to which the Offer to Purchase is being made;

          (2)   the Expiration Date and the Purchase Date;

          (3)   the aggregate principal amount of the outstanding Notes offered to be purchased pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to indenture covenants requiring the Offer to Purchase) (the "Purchase Amount");

          (4)   the purchase price to be paid by the Company for each $1,000 principal amount of Notes accepted for payment (as specified pursuant to the indenture) (the "Purchase Price");

          (5)   that the holder may tender all or any portion of the Notes registered in the name of such holder and that any portion of a Note tendered must be tendered in a minimum amount of $2,000 principal amount (and integral multiples of $1,000 in excess thereof);

          (6)   the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase, if applicable;

          (7)   that, unless the Company defaults in making such purchase, any Note accepted for purchase pursuant to the Offer to Purchase will cease to accrue interest on and after the Purchase Date, but that any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue interest at the same rate;

          (8)   that, on the Purchase Date, the Purchase Price will become due and payable upon each Note accepted for payment pursuant to the Offer to Purchase;

          (9)   that each holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note or cause such Note to be surrendered at the place or places set forth in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the trustee duly executed by, the holder thereof or his attorney duly authorized in writing);

          (10) that holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its paying agent) receives, not later than the close of business on the Expiration Date, a facsimile transmission or letter setting forth the name of the holder, the aggregate principal amount of the Notes the holder tendered, the certificate number of the Note the holder tendered and a statement that such holder is withdrawing all or a portion of this tender and specifying the portion of the tender that is being withdrawn;

          (11) that (a) if Notes having an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes having an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (subject to applicable DTC procedures, with such adjustments as may be deemed appropriate so that only Notes in denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof shall be purchased); and

          (12) if applicable, that, in the case of any holder whose Note is purchased only in part, the Company shall execute, and the trustee shall authenticate and deliver to the holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such holder, in the aggregate principal amount equal to and in exchange for the unpurchased portion of the aggregate principal amount of the Notes so tendered.

        "Officers' Certificate" means a certificate signed by two officers of the Company or a Guarantor, as applicable, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company or such Guarantor, as applicable.

        "Opinion of Counsel" means an opinion from legal counsel (who may be counsel to or an employee of the Company), or other counsel reasonably acceptable to the trustee, that meets the requirements of the indenture.

        "Pari Passu Debt" means the Notes and any Debt which ranks pari passu in right of payment to the Notes.

        "Permitted Business" means any business similar in nature to any business conducted by the Company and any Restricted Subsidiary on the Issue Date and any business reasonably ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the business conducted by the Company and any Restricted Subsidiary on the Issue Date, in each case, as determined in good faith by the Company.

        "Permitted Debt" means

          (a)   Debt Incurred pursuant to Credit Facilities (excluding Debt referenced in clause (b) or (c) below) in an aggregate principal amount at any one time outstanding not to exceed the greater of:

            (x)   $680.0 million minus (A) any amounts Incurred and outstanding pursuant to a Qualified Receivables Transaction permitted under clause (n) below and (B) any amount used to permanently repay such Debt (or permanently reduce commitments with respect thereto) pursuant to the "Limitation on Asset Sales" covenant; and

            (y)   the amount equal to 2.75 times Consolidated Cash Flow calculated over the Four-Quarter Period and giving effect to the pro forma adjustments described in the definition of Consolidated Fixed Charge Coverage Ratio;

          (b)   Debt under the Notes issued on the Issue Date and the Exchange Notes issued in exchange therefor;

          (c)   Note Guarantees and Guarantees of the Exchange Notes;

          (d)   Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date (other than Debt referenced in clause (a), (b) or (c) above);

          (e)   Guarantees Incurred by the Company of Debt of a Restricted Subsidiary otherwise permitted to be incurred under the indenture;

          (f)    Guarantees by any Restricted Subsidiary of Debt of the Company or any other Restricted Subsidiary, including Guarantees by any Restricted Subsidiary of Debt under the Credit Agreement, provided that (i) the Debt being Guaranteed is Permitted Debt or is otherwise Incurred in accordance with the "Limitation on Incurrence of Debt" covenant and (ii) such Guarantees are subordinated to the Notes to the same extent, if any, as the Debt being Guaranteed;

          (g)   Debt incurred in respect of workers' compensation claims and self-insurance obligations, and, for the avoidance of doubt, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit for operating purposes and completion guarantees provided or incurred (including Guarantees thereof) by the Company or a Restricted Subsidiary in the ordinary course of business;

          (h)   Debt under Swap Contracts and Hedging Obligations incurred in the ordinary course of business and not for speculative purposes;

          (i)    Debt owed by the Company to any Restricted Subsidiary, or by any Restricted Subsidiary to the Company or to any other Restricted Subsidiary, provided that if for any reason such Debt ceases to be held by the Company or a Restricted Subsidiary, as applicable, such Debt shall cease to be Permitted Debt under this clause (i) and shall be deemed Incurred as Debt of the Company or a Restricted Subsidiary, as applicable, for purposes of the indenture;

          (j)    Debt of the Company or any Restricted Subsidiary pursuant to Capital Lease Obligations, Synthetic Lease Obligations and Purchase Money Debt and any Refinancing Debt that Refinances any Debt Incurred pursuant to this clause (j) including IRB Lease Obligations, provided that the aggregate principal amount of all Debt Incurred under this clause (j) and outstanding at any time may not exceed $150.0 million in the aggregate;

          (k)   Debt arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Interests of a Restricted Subsidiary otherwise permitted under the indenture;

          (l)    Debt arising by virtue of the issuance by any of the Company's Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of Redeemable Capital Interests or Preferred Interests; provided, however, that:

              (i)  any subsequent issuance or transfer of Redeemable Capital Interests or Preferred Interests that results in any such Redeemable Capital Interests or Preferred Interests being held by a person other than the Company or a Restricted Subsidiary; and

             (ii)  any sale or other transfer of any such Redeemable Capital Interests or Preferred Interests to a person that is not either the Company or a Restricted Subsidiary; shall be deemed, in each case, to constitute an Incurrence of Debt that was not permitted by this clause (l);

          (m)  Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five business days of Incurrence;

          (n)   Purchase Money Notes Incurred by any Receivable Subsidiary that is a Restricted Subsidiary in a Qualified Receivables Transaction and Non-Recourse Receivable Subsidiary Indebtedness;

          (o)   Refinancing Debt that Refinances Debt Incurred pursuant to the provisions described in the first paragraph under the "Limitation on Incurrence of Debt" covenant or Debt Incurred pursuant to clauses (b), (d) or this clause (o) of this definition of "Permitted Debt";

          (p)   Debt, Redeemable Capital Interests or Preferred Interests of any person that is acquired by or merged into the Company or any Restricted Subsidiary in accordance with the terms of the indenture; provided that such Debt, Redeemable Capital Interests or Preferred Interests was not Incurred or issued, as applicable, in connection with, or in contemplation of, such acquisition or merger; provided, further, that, in each case, after giving effect to such acquisition or merger the Company would be permitted to Incur at least $1.00 of additional Debt pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Certain Covenants—Limitation on Incurrence of Debt"; provided, further, that the aggregate principal amount of all Debt, Redeemable Capital Interests or Preferred Interests Incurred under this clause (p) and outstanding at any time may not exceed $75.0 million in the aggregate;

          (q)   Debt of Foreign Restricted Subsidiaries in an aggregate principal amount not to exceed $50.0 million at any time outstanding; and

          (r)   Debt of the Company or any Restricted Subsidiary not otherwise permitted pursuant to this definition, in an aggregate principal amount not to exceed $75.0 million at any time outstanding.

        "Permitted Investments" means:

          (a)   Investments in existence on the Issue Date;

          (b)   Investments required pursuant to any agreement or obligation of the Company or a Restricted Subsidiary, in effect on the Issue Date, to make such Investments;

          (c)   Investments in cash and Eligible Cash Equivalents;

          (d)   Investments in property and other assets, owned or used by the Company or any Restricted Subsidiary in the normal course of business;

          (e)   Investments by the Company or any Restricted Subsidiary in the Company or any Restricted Subsidiary;

          (f)    Investments by the Company or any Restricted Subsidiary in a person, if as a result of such Investment (A) such person becomes a Restricted Subsidiary or (B) such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound-up into, the Company or a Restricted Subsidiary;

          (g)   Hedging Obligations and Investments made pursuant to Swap Contracts in the ordinary course of business;

          (h)   receivables owing to the Company or any of its Subsidiaries and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

          (i)    any Investment acquired by the Company or any Restricted Subsidiary (i) in exchange for any other Investment or accounts receivable held by the Company or a Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the person in which such other Investment is made or which is the obligor with respect to such accounts receivable, or (ii) as a result of a foreclosure by the Company or a Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default or (iii) in compromise or resolution of any litigation, arbitration or other disputes with the obligor on an account receivable or any persons that are not Affiliates of the Company;

          (j)    Investments by the Company or any Restricted Subsidiary not otherwise permitted under this definition, in an aggregate amount not to exceed $125.0 million at any one time outstanding;

          (k)   loans and advances to officers, directors and employees of the Company and Subsidiaries in an aggregate amount not to exceed $5.0 million in the aggregate at any one time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

          (l)    Investments the payment for which consists solely of Capital Interests of the Company (exclusive of Redeemable Capital Interests);

          (m)  any Investment in any person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with the covenant described under "—Certain Covenants—Limitation on Asset Sales" or any other disposition of property not constituting an Asset Sale;

          (n)   payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (o)   guarantees by the Company or any Restricted Subsidiary of Debt of the Company or a Restricted Subsidiary (other than a Receivables Subsidiary) otherwise permitted by the covenant described under "—Certain Covenants—Limitation on Incurrence of Debt";

          (p)   any Investment by the Company or any Restricted Subsidiary in a Receivable Subsidiary or any Investment by a Receivable Subsidiary in any other person in connection with a Qualified Receivables Transaction, so long as any Investment in a Receivable Subsidiary is in the form of a Purchase Money Note or an Investment in Capital Interests; and

          (q)   Investments in one or more Permitted Joint Ventures having an aggregate Fair Market Value that do not exceed $125.0 million at any one time outstanding (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

        "Permitted Joint Venture" means any agreement, contract or other arrangement between the Company or any Restricted Subsidiary and any person engaged principally in a Permitted Business that permits one party to share risks or costs, comply with regulatory requirements or satisfy other business objectives customarily achieved through the conduct of such Permitted Business jointly with third parties.

        "Permitted Liens" means:

          (a)   Liens existing at the Issue Date;

          (b)   Liens that secure (A) Debt under Credit Facilities incurred pursuant to clause (a) of the definition of "Permitted Debt" so long as the aggregate principal amount outstanding under such Credit Facilities does not exceed the principal amount which could be borrowed under clause (a) of the definition of "Permitted Debt" and (B) fees, expenses and other amounts payable under Credit Facilities or payable pursuant to cash management agreements or agreements with respect to similar banking services;

          (c)   any Lien for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

          (d)   any Lien imposed by law, such as carriers', warehousemen's, suppliers', landlords' and mechanics' Liens, in each case, incurred in the ordinary course of business;

          (e)   survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other similar restrictions as to the use of real properties or Liens incidental to the conduct of the business of such person or to the ownership of its properties which do not individually or in the aggregate materially adversely affect the value of the Company or its Subsidiaries, taken as a whole, or materially impair the operation of the business of the Company and its Subsidiaries, taken as a whole;

          (f)    pledges or deposits (i) in connection with workers' compensation, unemployment insurance and other types of statutory obligations or the requirements of any official body; (ii) to secure the performance of tenders, bids, surety or performance bonds, leases, purchase, construction, sales or servicing contracts (including utility contracts) and other similar obligations Incurred in the normal course of business; (iii) to obtain or secure obligations with respect to letters of credit, Guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (i) and (ii) above, in each case not Incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services; or (iv) arising in connection with any attachment pursuant to a judgment, unless such Liens shall not be satisfied or discharged or stayed pending appeal within 60 days after the entry thereof or the expiration of any such stay;

          (g)   Liens on property, shares of Capital Interests or other assets of a person existing at the time such person is merged with or into or consolidated with the Company or a Restricted Subsidiary, or becomes a Subsidiary, provided that such Liens are not extended to the property and assets of the Company and its Restricted Subsidiaries other than the property or assets acquired, and provided, further, that such Liens are not created or Incurred (i) in anticipation of such transaction and (ii) in connection with, or in contemplation of, such other person becoming a Restricted Subsidiary;

          (h)   Liens securing Debt of a Restricted Subsidiary owed to and held by the Company or a Restricted Subsidiary;

          (i)    Liens to secure any permitted extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by Liens referred to in clauses (a), (g) and (u) hereof; provided that such Liens do not extend to any other property or assets and the principal amount of the obligations secured by such Liens is not increased;

          (j)    Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods incurred in the ordinary course of business;

          (k)   Liens on the Capital Interests of an Unrestricted Subsidiary to secure Debt of an Unrestricted Subsidiary;

          (l)    Liens to secure Capital Lease Obligations, Synthetic Lease Obligations and Purchase Money Debt permitted to be incurred pursuant to clause (j) of the definition of "Permitted Debt"; provided that such Liens do not extend to or cover any assets other than such assets acquired or constructed after the Issue Date with the proceeds of such Capital Lease Obligation, Synthetic Lease Obligation or Purchase Money Debt;

          (m)  Liens in favor of the Company or any Restricted Subsidiary;

          (n)   Liens upon specific items of inventory or other goods and proceeds of any person securing such person's obligation in respect of banker's acceptances issued or created in the ordinary course of business for the account of such person to facilitate the purchase, shipment, or storage of such inventory or other goods;

          (o)   Liens securing judgments for the payment of money not constituting an Event of Default under clause (7) under the caption "Events of Default";

          (p)   any interest of title of an owner of equipment or inventory on loan or consignment to the Company or any Restricted Subsidiary and Liens arising from Uniform Commercial Code financing statement or similar filings regarding operating leases entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

          (q)   Liens securing the Notes, the Exchange Notes, the Note Guarantees and the Guarantees of the Exchange Notes;

          (r)   Liens on the Capital Interests of a Receivables Subsidiary and accounts receivable and related assets described in the definition of Qualified Receivables Transaction, in each case, incurred in connection with a Qualified Receivables Transaction;

          (s)   Liens securing Hedging Obligations and obligations under Swap Contracts so long as such Hedging Obligations or obligations under such Swap Contracts are permitted to be Incurred under the indenture;

          (t)    Liens on assets directly related to a Sale and Leaseback Transaction to secure related Attributable Debt;

          (u)   Liens not otherwise permitted under the indenture in an aggregate amount not to exceed $75.0 million;

          (v)   [Reserved.]

          (w)  Liens (i) that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt, (B) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business of the Company and or any of its Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business, (ii) in favor of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (iii) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, and (iv) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

          (x)   leases, subleases, licenses or sublicenses granted in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries taken as a whole;

          (y)   deposits in the ordinary course of business to secure liability to insurance carriers;

          (z)   options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, limited liability companies, partnerships and the like permitted to be made under the indenture;

          (aa) Liens attaching to earnest money deposits (or equivalent deposits otherwise named) made in connection with proposed acquisitions in an amount not to exceed $5.0 million;

          (bb) (i) set-off rights not otherwise set forth in clause (w) above, or (ii) Liens arising in connection with repurchase agreements that constitute Investments;

          (cc) Liens securing Debt of Foreign Restricted Subsidiaries on assets of Foreign Restricted Subsidiaries and Incurred pursuant to clause (q) of the definition of "Permitted Debt";

          (dd) Liens deemed to exist in connection with Investments in repurchase agreements that constitute Permitted Investments, provided that such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreement; and

          (ee) Liens representing the right of customers and suppliers to purchase or repurchase assets from the Company or a Restricted Subsidiary under contracts entered into in the ordinary course of business.

        "Preferred Interests," as applied to the Capital Interests in any person, means Capital Interests in such person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such person, to shares of Common Interests in such person.

        "Purchase Amount" has the meaning set forth in the definition of "Offer to Purchase."

        "Purchase Date" has the meaning set forth in the definition of "Offer to Purchase."

        "Purchase Money Debt" means Debt

            (i)  Incurred to finance the purchase or construction (including additions and improvements thereto) of any assets (other than Capital Interests) of the Company or any Restricted Subsidiary; and

           (ii)  that is secured by a Lien on such assets where the lender's sole security is to the assets so purchased or constructed; and in either case that does not exceed 100% of the cost of such purchase or construction and to the extent the purchase or construction prices for such assets are or should be included in "addition to property, plant or equipment" in accordance with GAAP.

        "Purchase Money Note" means a promissory note of a Receivable Subsidiary issued to the Company or any Restricted Subsidiary, which note must be repaid from cash available to the Receivable Subsidiary, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables. The repayment of a Purchase Money Note may be subordinated to the repayment of other liabilities of the Receivable Subsidiary on terms determined in good faith by the Company to be substantially consistent with market practice in connection with Qualified Receivables Transactions.

        "Purchase Price" has the meaning set forth in the definition of "Offer to Purchase."

        "Qualified Capital Interests" in any person means a class of Capital Interests other than Redeemable Capital Interests.

        "Qualified Equity Offering" means an underwritten public equity offering of Qualified Capital Interests pursuant to an effective registration statement under the Securities Act yielding gross proceeds to the Company of at least $25.0 million, other than (x) any such public sale to an entity that is an Affiliate of the Company and (y) any public offerings registered on Form S-8.

        "Qualified Receivables Transaction" means any transaction or series of transactions entered into by the Company or any Restricted Subsidiary pursuant to which the Company or such Restricted Subsidiary transfers to (a) a Receivable Subsidiary (in the case of a transfer by the Company or any Restricted Subsidiary) or (b) any other person (in the case of a transfer by a Receivable Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any Restricted Subsidiary, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with an accounts receivable financing transaction; provided such transaction is on market terms as determined in good faith by the Company at the time the Company or such Restricted Subsidiary enters into such transaction.

        "Rating Agencies" means Moody's and S&P or if Moody's or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody's or S&P or both, as the case may be.

        "Receivable Subsidiary" means a Subsidiary of the Company:

          (1)   that is formed solely for the purpose of, and that engages in no activities other than activities in connection with, financing accounts receivable of the Company and/or its Restricted Subsidiaries, including providing letters of credit on behalf of or for the benefit of the Company and/or its Restricted Subsidiaries;

          (2)   that is designated by the Board of Directors as a Receivable Subsidiary pursuant to an Officers' Certificate that is delivered to the trustee;

          (3)   that is either (a) a Restricted Subsidiary or (b) an Unrestricted Subsidiary designated in accordance with the covenant described under "—Certain Covenants—Limitation on Creation of Unrestricted Subsidiaries";

          (4)   no portion of the Debt or any other obligation (contingent or otherwise) of which (a) is at any time Guaranteed by the Company or any Restricted Subsidiary (excluding Guarantees of obligations (other than any Guarantee of Debt) pursuant to Standard Securitization Undertakings), (b) is at any time recourse to or obligates the Company or any Restricted Subsidiary in any way, other than pursuant to Standard Securitization Undertakings or (c) subjects any asset of the Company or any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings (such Debt, "Non-Recourse Receivable Subsidiary Indebtedness");

          (5)   with which neither the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than (a) contracts, agreements, arrangements and understandings entered into in the ordinary course of business on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Company in connection with a Qualified Receivables Transaction as determined in good faith by the Company, (b) fees payable in the ordinary course of business in connection with servicing accounts receivable in connection with such a Qualified Receivables Transaction as determined in good faith by the Company and (c) any Purchase Money Note issued by such Receivable Subsidiary to the Company or a Restricted Subsidiary or any letters of credit provided by such Receivable Subsidiary on behalf of or for the benefit of the Company or any Restricted Subsidiary; and

          (6)   with respect to which neither the Company nor any Restricted Subsidiary has any obligation (a) to subscribe for additional shares of Capital Interests therein or make any additional capital contribution or similar payment or transfer thereto except in connection with a Qualified Receivables Transaction or (b) to maintain or preserve the solvency or any balance sheet term, financial condition, level of income or results of operations thereof.

        "Redeemable Capital Interests" in any person means any equity security of such person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Debt of such person at the option of the holder thereof, in whole or in part, at any time prior to the Stated Maturity of the Notes; provided that only the portion of such equity security which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Capital Interests. Notwithstanding the preceding sentence, any equity security that would constitute Redeemable Capital Interests solely because the holders of the equity security have the right to require the Company or a Restricted Subsidiary to repurchase such equity security upon the occurrence of a Change of Control or an Asset Sale will not constitute Redeemable Capital Interests if the terms of such equity security provide that the Company or such Restricted Subsidiary may not repurchase or redeem any such equity security pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Limitation on Restricted Payments." The amount of Redeemable Capital Interests deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Capital Interests or portion thereof, exclusive of accrued dividends.

        "Redemption Price," when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to the indenture.

        "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, replace, repay, prepay, purchase, redeem, defease or retire, or to issue other Debt in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Refinancing Debt" means Debt that refunds, refinances, renews, replaces or extends any Debt permitted to be incurred by the Company or any Restricted Subsidiary pursuant to the terms of the indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that

            (i)  the Refinancing Debt is subordinated to the Notes to at least the same extent as the Debt being Refinanced, if such Debt was subordinated to the Notes,

           (ii)  the Refinancing Debt is scheduled to mature either (a) no earlier than the Debt being refinanced or (b) at least 91 days after the maturity date of the Notes,

          (iii)  the Refinancing Debt has an Average Life at the time such Refinancing Debt is Incurred that is equal to or greater than the Average Life of the Debt being Refinanced,

          (iv)  such Refinancing Debt is in an aggregate principal amount that is less than or equal to the sum of (a) the aggregate principal or accreted amount then outstanding under the Debt being Refinanced, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Debt being Refinanced and (c) the amount of reasonable and customary fees, expenses and costs related to the Incurrence of such Refinancing Debt, and

           (v)  if such Refinancing Debt is Debt of a non-Guarantor, it is not used to Refinance Debt of the Company or a Guarantor.

        "Registration Rights Agreement" means (1) the Registration Rights Agreement related to the Notes, dated as of the date of the indenture, among the Company, the Guarantors and the initial purchasers of the Notes issued on the date of the indenture, and (2) with respect to any Additional Notes, any registration rights agreement among the Company and the other parties thereto relating to the registration by the Company of such Additional Notes under the Securities Act.

        "Related Business Assets" means assets (other than cash or Eligible Cash Equivalents) used or useful in a Permitted Business, provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a person, unless upon receipt of the securities of such person, such person would become a Restricted Subsidiary.

        "Restricted Payment" means any of the following:

          (a)   any dividend or other distribution declared and paid on the Capital Interests in the Company or on the Capital Interests in any Restricted Subsidiary that are held by, or declared and paid to, any person other than the Company or a Restricted Subsidiary (other than

              (i)  dividends, distributions or payments made solely in Qualified Capital Interests in the Company and

             (ii)  dividends or distributions payable to the Company or a Restricted Subsidiary or to other holders of Capital Interests of a Restricted Subsidiary on a pro rata basis);

          (b)   any payment made by the Company or any Restricted Subsidiary to purchase, redeem, acquire or retire any Capital Interests in the Company (including the conversion into, or exchange for, Debt, of any Capital Interests) other than any such Capital Interests owned by the Company or any Restricted Subsidiary (other than a payment made solely in Qualified Capital Interests in the Company);

          (c)   any payment made by the Company or any Restricted Subsidiary (other than a payment made solely in Qualified Capital Interests in the Company) to redeem, repurchase, defease (including an in substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Debt of the Company or any Guarantor that is contractually subordinate in right of payment to the Notes or Note Guarantees (excluding any Debt owed to the Company or any Restricted Subsidiary); except payments of principal and interest in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, within one year of the due date thereof;

          (d)   any Investment by the Company or a Restricted Subsidiary in any person, other than a Permitted Investment; and

          (e)   any designation of a Restricted Subsidiary as an Unrestricted Subsidiary.

        "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated as an "Unrestricted Subsidiary" in accordance with the indenture.

        "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

        "Sale and Leaseback Transaction" means any direct or indirect arrangement pursuant to which property is sold or transferred by the Company or a Restricted Subsidiary and is thereafter leased back by the Company or a Restricted Subsidiary.

        "Significant Subsidiary" has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act and Exchange Act, but shall not include any Unrestricted Subsidiary.

        "Standard Securitization Undertakings" means representations, warranties, covenants, indemnities and other provisions of agreements entered into by the Company or any Restricted Subsidiary which are reasonably customary in an accounts receivable securitization transaction as determined in good faith by the Company, including Guarantees by the Company or any Restricted Subsidiary of any of the foregoing obligations of the Company or a Restricted Subsidiary.

        "Stated Maturity," when used with respect to (i) any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable and (ii) any other Debt or any installment of interest thereon or principal thereof, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or such installment is due and payable.

        "Subsidiary" of a person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such person. Unless otherwise indicated, when used herein the term "Subsidiary" shall refer to a Subsidiary of the Company.

        "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including, without limitation, any fuel price caps and fuel price collar or floor agreements and similar agreements or arrangements designed to protect against or manage fluctuations in fuel prices and any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

        "Synthetic Lease Obligations" means any monetary obligation of a person under (i) a so-called synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property (including Sale and Leaseback Transactions), in each case, creating obligations that do not appear on the balance sheet of such person but which, upon the application of any bankruptcy or insolvency laws to such person, would be characterized as the indebtedness of such person (without regard to accounting treatment).

        "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to January 15, 2017; provided, however, that if the period from the redemption date to January 15, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Voting Interests" means, with respect to any person, securities of any class or classes of Capital Interests in such person entitling the holders thereof generally to vote on the election of members of the Board of Directors or comparable body of such person.

BOOK-ENTRY; DELIVERY AND FORM

The Global Notes

        We will initially issue the Exchange Notes in the form of one or more registered notes in global form, without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co. as nominee of DTC, or will remain in the custody of the trustee pursuant to the FAST Balance Certificate between DTC and the trustee. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. You may hold your beneficial interests in a Global Note directly through DTC if you have an account with DTC or indirectly through organizations which have accounts with DTC. Beneficial interest in a Global Note may not be exchanged for notes in physical, certificated form ("Certificated Notes") except in the limited circumstances described below. All interests in a Global Note may be subject to the procedures and requirements of DTC.

Exchange Among the Global Notes

        Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest on another Global Note will, upon transfer, cease to be an interest in such Global Notes and become an interest on the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

Certain Book-Entry Procedures for the Global Notes

        The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We do not take any responsibility for these operations or procedures, and investors are urged to contact the system or its participants directly to discuss these matter.

        DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with the DTC (collectively, the "participants") and to facilitate the clearance and settlement of securities transactions amongst its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers (including the initial purchasers under the purchase agreement), banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies (collectively, the "indirect participants") that clear through or maintain a custodial relationship with a participant, whether directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

        We expect that pursuant to procedures established by DTC, upon the deposit of a Global Note with DTC, DTC will credit, on its book-entry registration and transfer system, the amount represented by such Global Note to the accounts of participants. The accounts to be credited shall be designated by the purchasers. Ownership of beneficial interests in a Global Note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participant's interests), the participants and the indirect participants (with respect to the owners of beneficial interests in the Global Note other than participants).

        The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the Exchange Notes represented by a Global Note to such persons may be limited. In addition, because DTC can act on behalf of its participants, who in turn act on behalf of persons who hold interest through participants, the ability of a person having an interest in Exchange Notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

        So long as DTC, or its nominee, is the registered holder and owner of the Global Notes, DTC or such nominee, as the case may be, will be considered the sole legal owner and holder of the Exchange Notes evidenced by the Global Note for all purposes under the indenture. Except as set forth below, as an owner of a beneficial interest in a Global Note, you will not be entitled to have the Exchange Note represented by such Global Note registered in your name, will not receive or be entitled to receive physical delivery of Certificated Notes and will not be considered to be the owner or holder thereof under the indenture for any purpose, including with respect to giving direction, instruction or approval to the Trustee thereunder. Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such holder is not a participant or indirect participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights of a holder of Exchange Notes under the indenture or such Global Note. We understand that under existing industry practice, in the event an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Exchange Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such notes.

        We will make payments of principal of, premium, if any, and interest on Exchange Notes represented by a Global Note registered in the name of and held by DTC or its nominee on the applicable record date to or at the direction of DTC or its nominee, as the case may be, as the registered owner and holder of the Global Notes representing such Exchange Notes under the indenture. Under the terms of the indenture, we and the trustee may treat the persons in whose names the Exchange Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. We expect that DTC or its nominee, upon receipt of any payment of principal of, premium, if any, or interest on the Exchange Notes will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Exchange Notes, as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in a Global Note held through such participants or indirect participants be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Notes or for other aspects of the relationship between DTC and its participants or indirect participants or the participants or indirect participants and the owners of beneficial interests in a Global Note owning through such participants.

        Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

Certificated Notes

        Subject to certain conditions, the Exchange Notes represented by the Global Note are exchangeable for Certificated Notes in definitive form of like tenor only if:

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  DTC notifies us that it is unwilling or unable to continue to act as a depositary or DTC ceases to be a clearing agency registered under the Exchange Act for the Global Notes and, in either case, a qualified successor depositary for the Global Notes is not appointed within 90 days of such notice or cessation;

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  we, in our discretion, at any time notify the trustee that we elect to cause the issuance of the Certificated Notes in exchange for all or any part of the notes represented by a Global Note of Global Notes; or

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  a default entitling the holders of the notes to accelerate the maturity thereof has occurred and is continuing and the registrar has received a request from DTC.

        In the event of any of the foregoing, DTC shall surrender such Global Note or Global Notes to the trustee for cancellation and we shall execute, and the trustee shall authenticate and deliver, Certificated Notes in exchange for such Global Note or Global Notes. Upon any such issuance, the trustee is required to register such Certificate Notes in the name of such person or persons (or nominees of any thereof) and cause the same to be delivered thereto.

        Neither we nor the trustee shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related Exchange Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Exchange Notes to be issued).

CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

        The following is a discussion of certain U.S. federal income and estate tax consequences of the purchase, ownership, and disposition of the notes. The discussion applies only to notes held as capital assets and acquired at original issuance for their "issue price," which is the first price at which a substantial amount of notes are sold to the public for cash, excluding sales to underwriters, placement agents or wholesalers. The summary does not address special classes of holders of notes, such as dealers in securities or currencies, life insurance companies, tax exempt entities, persons that hold a note in connection with an arrangement that completely or partially hedges the note, securities traders that use a mark-to-market method of accounting, banks, persons liable for the alternative minimum tax, persons holding notes as part of a conversion transaction, a constructive sale or a straddle, certain former citizens or residents of the United States, entities that are treated as partnerships for U.S. federal income tax purposes, or U.S. Holders (as defined below) whose functional currency is not the U.S. dollar. If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds notes, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A partner of a partnership holding notes should consult its own tax advisers.

        The summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury regulations, rulings and judicial decisions thereunder, all as of the date of this prospectus. Such authorities may be repealed, revoked or modified so as to produce U.S. federal income tax consequences different from those discussed below.

        Prospective purchasers of notes should consult their own tax advisors concerning the U.S. federal income and estate tax and any state or local income or franchise tax consequences in their particular situations, as well as any consequences under the laws of any other taxing jurisdiction.

        For a discussion of the U.S. federal income tax consequences of participation in the exchange offer, see "The Exchange Offer—Tax Consequences of the Exchange Offer."

Circular 230 Disclosure

        To ensure compliance with Treasury Department Circular 230, you are notified that: (i) any discussion of U.S. federal income tax issues in this prospectus is not intended or written to be relied upon, and cannot be relied upon, by you for the purpose of avoiding penalties that may be imposed on you under the Code; (ii) such discussion is being used in connection with the promotion or marketing (within the meaning of Circular 230) of the notes by us; and (iii) you should seek advice based on your particular circumstances from an independent tax advisor.

U.S. Holders

        For purposes of this discussion, a "U.S. Holder" means a beneficial owner of a note that is, for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any State of the United States or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source and (iv) a trust, if either (A) a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) a valid election is in effect under applicable Treasury regulations to be treat such trust as a U.S. person. If you are not a U.S. Holder, you should refer to the section "Non-U.S. Holders" below.

  Payments of Interest

        It is expected, and the following discussion assumes, that the notes will not be issued with original issue discount, or OID, for U.S. federal income tax purposes. Accordingly, payments of stated interest on a note will be taxable to a U.S. Holder as ordinary interest income at the time they are received or accrued, depending on the U.S. Holder's regular method of accounting for U.S. federal income tax purposes.

        It is possible that the payment of additional amounts to all holders of the notes upon the occurrence of a Change of Control, as described under "Description of the Notes—Change of Control" above or in the event we fail to comply with certain registration obligations, as described under "Exchange Offer; Registration Rights" above, could cause the notes to be treated as contingent payment debt instruments. Although the matter is not free from doubt, we intend to take the position that the possibility of these additional payments will not cause the notes to be treated as contingent payment debt instruments under the applicable Treasury regulations. Because of the lack of directly applicable authority, however, we can provide no assurance that the notes will not be treated as contingent payment debt instruments. Our position that the notes are not contingent payment debt instruments is binding on each U.S. Holder unless such holder discloses its contrary position to the Internal Revenue Service (the "IRS") in the manner required by applicable Treasury regulations.

        Our position that the notes are not contingent payment debt instruments is not, however, binding on the IRS. If the IRS were to successfully challenge our position, and the notes were treated as contingent payment debt instruments, U.S. Holders would be required, among other potential adverse consequences, to accrue interest income at a rate slightly higher than the stated interest rate on the notes (regardless of such U.S. Holder's regular method of accounting for U.S. federal income tax purposes), and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a note. U.S. Holders are urged to consult their own tax advisors regarding the possibility that the notes may be contingent payment debt instruments. The balance of this discussion assumes that the notes are not treated as contingent payment debt instruments.

  Disposition of the Notes

        A U.S. Holder generally will recognize gain or loss upon the sale, retirement or other taxable disposition of a note, equal to the difference between the amount realized (less an amount equal to any accrued and unpaid interest, which will be taxable as ordinary interest income as discussed above to the extent not previously included in income by the U.S. Holder) and the U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note will, in general, be its cost for such note. The amount realized will equal the sum of cash and the fair market value of any other property received on the sale, retirement or other taxable disposition. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder's holding period of the note exceeds one year. Net long-term capital gain of non-corporate U.S. Holders is currently eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations under the Code.

  Backup Withholding and Information Reporting

        A U.S. Holder may be subject to a backup withholding on interest payments received on the notes or on the proceeds received upon the sale, retirement or other disposition of such notes. Certain holders (including, among others, corporations and certain tax-exempt organizations) generally are not subject to backup withholding. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt from backup withholding and:

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  fails to furnish its taxpayer identification number, which, for an individual, is ordinarily his or her social security number;

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  furnishes an incorrect taxpayer identification number;

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  is notified by the IRS that such holder is subject to backup withholding because it has failed to properly report payments of interest or dividends; or

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  fails to certify, under penalties of perjury, that it has furnished its correct taxpayer identification number and that the IRS has not notified the U.S. Holder that it is subject to backup withholding.

        U.S. Holders should consult their personal tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax, and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund, if they timely provide certain information to the IRS.

        In general, information reporting requirements will apply to payments of principal and interest on a note and the proceeds of the sale of a note before maturity within the United States to non-exempt U.S. Holders.

Non-U.S. Holders

        As used herein, a "Non-U.S. Holder" is a person or entity that, for U.S. federal income tax purposes, is neither a U.S. Holder nor a partnership (including an entity treated as a partnership for U.S. federal income tax purposes).

  Payments of Interest

        If the interest income on the notes is not effectively connected with the conduct of a trade or business within the United States (and if certain tax treaties apply, such interest is not attributable to a permanent establishment or fixed base in the United States) as described below, then payments of such interest by us or any paying agent to a Non-U.S. Holder will not be subject to withholding of U.S. federal income tax under the "portfolio interest" exemption if the Non-U.S. Holder (1) does not actually or constructively own 10% or more of the combined voting power of all classes of our stock, (2) is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, (3) is not a controlled foreign corporation related to us directly or constructively through stock ownership and (4) provides appropriate certification.

        Under current law, the certification requirement will be met if either:

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  In accordance with specified procedures, the Non-U.S. Holder provides to us or our paying agent an IRS Form W-8BEN (or a suitable substitute or successor form) that is signed under penalties of perjury, includes its name and address, and contains a certification that the holder is not a U.S. person; or

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  the Non-U.S. Holder provides an IRS Form W-8BEN (or a suitable substitute or successor form), signed under the penalties of perjury, to an institution such as a securities clearing organization, bank, or other financial institution who holds customers' securities in the ordinary course of its trade or business and holds the notes on behalf of a beneficial owner, and (b) the institution certifies to us, or our paying agent, under the penalties of perjury, that such statement has been received by it from the beneficial owner, directly or through another intermediary financial institution, and furnishes us or our paying agent with a copy thereof.

        Treasury regulations provide alternative documentation procedures for satisfying the certification requirement described above. Such regulations add intermediary certification options for certain qualifying agents.

        Interest payments to a Non-U.S. Holder that do not qualify for the portfolio interest exemption will be subject to U.S. withholding tax at a 30% rate unless (A) such holder provides a properly completed IRS Form W-8BEN (or other appropriate form) claiming an exemption from or reduction in withholding under an applicable tax treaty, or (B) such interest is effectively connected with such holder's conduct of a U.S. trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base in the United States) and such holder provides a properly completed IRS Form W-8ECI (or other appropriate form).

  Disposition of the Notes

        A Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized on the sale, exchange, redemption or retirement at maturity of a note unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder (and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base in the United States) as described below, or (ii) in the case of a Non-U.S. Holder who is an individual, such Non-U.S. Holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition and certain other conditions are met.

  Effectively Connected Income or Gain

        If any income or gain on the notes is "effectively connected with the conduct of a trade or business within the United States" by the Non-U.S. Holder (and if an applicable treaty applies, such income or gain is attributable to a permanent establishment or fixed base in the United States of a Non-U.S. Holder), such income or gain will be subject to tax essentially in the same manner as if the notes were held by a U.S. Holder, as discussed above. In the case of a corporate Non-U.S. Holder, the portion of its earnings and profits effectively connected with the conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, attributable to such holder's permanent establishment in the United States) may also be subject to the branch profits tax, currently at a 30% rate (or a reduced rate, if specified by an applicable income tax treaty). However, any income or gain in respect of the notes would be exempt from U.S. withholding tax if the Non-U.S. Holder claims the exemption by providing a properly completed IRS Form W-8ECI (or other appropriate form).

  Backup Withholding and Information Reporting

        U.S. information reporting requirements and backup withholding will not apply to payments of principal and interest on a note to a Non-U.S. Holder provided that a certification of Non-U.S. Holder status, as discussed above, has been received and neither the Company nor its paying agent has actual knowledge that the payee is not a Non-U.S. Holder. However, information reporting on IRS Form 1042-S may still apply with respect to interest payments and payments of proceeds from a sale of a note effected at a U.S. office of a broker.

        Information reporting requirements and backup withholding will generally not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury regulations), provided that such broker (1) is not a U.S. person, (2) derives less than 50% of its gross income for certain periods from the conduct of a trade or business in the United States, (3) is not a controlled foreign corporation as to the United States and (4) not a foreign partnership doing business in the United States or in which U.S. persons own more than 50% of the income or capital interests (a person described in (1), (2), (3) and (4) being hereinafter referred to as a "foreign controlled person"). Payment of the proceeds of the sale of a note effected outside the United States by a foreign office of any broker that is not a foreign controlled person will generally not be subject to backup withholding, but will generally be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption.

        Non-U.S. Holders should consult their own tax advisors regarding application of withholding and backup withholding in their particular circumstance and the availability of any procedure for obtaining an exemption from withholding, information reporting and backup withholding under current Treasury regulations. Backup withholding is not an additional tax and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund as long as they timely provide certain information to the IRS.

U.S. Federal Estate Tax

        If you are an individual and are not a U.S. citizen or a resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of your death, your notes generally will not be subject to the U.S. federal estate tax, unless, at the time of your death:

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  you actually or constructively own 10% or more of the total combined voting power of all of our outstanding stock; or

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  your interest on the notes is effectively connected with your conduct of a U.S. trade or business.

CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase and holding of the notes or the Exchange Notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or plans that are subject to other provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of such plans, accounts or arrangements (each, a "Plan").

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the management or administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition or holding of notes by an ERISA Plan with respect to which we, an underwriter, a lender under our revolving credit agreement or any of their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the acquisition and holding of the notes. These class exemptions include PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, the statutory exemption under Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code for certain prohibited transactions between a plan and a person or entity that is a party in interest to such plan solely by reason of providing services to the plan or an affiliation with a service provider (other than a party in interest that is a fiduciary with respect to the assets of the plan involved in the transaction, or an affiliate of such a fiduciary), where there is adequate consideration for the transaction, may be applicable to the acquisition and holding of the notes. There can be no assurance that a particular purchase or holding of notes will satisfy all of the conditions of any such exemptions.

        In considering an investment in the notes or the Exchange Notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification and prohibited transaction provisions of ERISA, the Code and any applicable Similar Laws. In addition, the fiduciary of any Plan should consider whether such investment may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, of any Plan assets. Such parties or disqualified persons could include, without limitation, the Company, the initial purchasers, the Guarantors, DTC, the lenders under our revolving credit agreement and any affiliates of any of the foregoing entities.

        Because of the foregoing, the notes (and the Exchange Notes) should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a violation of any applicable Similar Laws.

Representation

        By the purchase or acceptance of a note or an Exchange Note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the note constitutes assets of any Plan, or (ii) the purchase and holding of the note by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes (or the Exchange Notes) on behalf of, or with the assets of, any Plan consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes (or the Exchange Notes).

 PLAN OF DISTRIBUTION

        If you want to participate in the exchange offer, you must represent, among other things, that:

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  any Exchange Notes to be received by you will be acquired in the ordinary course of your business;

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  you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes;

  •
  you are not an "affiliate" (as defined in Rule 405 under the Securities Act) of us or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable; and

  •
  you are not acting on behalf of any person who could not truthfully make the foregoing representations.

        If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters issued to third parties not related to us referred to above under "The Exchange Offer—Terms of the Exchange Offer" and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Exchange Notes. Each broker-dealer that holds Original Notes and that were acquired for its own account as a result of market-making activities or other trading activities may exchange such Original Notes for Exchange Notes pursuant to the exchange offer; however, such broker-dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealer to satisfy such prospectus delivery requirement. We have agreed in the registration rights agreement to keep the exchange offer registration statement of which this prospectus forms a part continuously effective, supplemented and amended as required by the registration rights agreement to the extent necessary to ensure that it is available for resales of the Original Notes acquired by broker-dealers for their own accounts, if requested by one or more broker-dealers, as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of the registration rights agreement, the Securities Act and the policies, rules and regulations of the SEC as announced from time to time, for a period ending on the earlier of (i) 180 days from the last date of acceptance for exchange and (ii) the date on which a broker-dealer has disposed of all its registrable securities.

        We will not receive any proceeds from any sale of Exchange Notes. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        During the 180-day (or shorter as provided in the second paragraph of this section) period, we will promptly provide sufficient copies of this prospectus and any amendment of the exchange offer supplement to this prospectus to any broker-dealer that requests such documents.

        We have agreed to pay all expenses incident to this exchange offer (including the expenses of one counsel designated by a majority of the holders of the notes) other than discounts, commissions or transfer taxes of any brokers or dealers and will indemnify the holders of the Original Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        Certain legal matters in connection with the notes and the guarantees have been passed upon for AAR and the Guarantors by Schiff Hardin LLP, Chicago, Illinois. Certain legal matters in connection with the guarantees have been passed upon for Airinmar Holdings Limited, Airinmar Group Limited and Airinmar Limited by Winston & Strawn London. Certain legal matters in connection with the guarantees have been passed upon for Telair International GmbH by Graf von Westphalen, Munich, Germany. Certain legal matters in connection with the guarantees have been passed upon for Telair International AB by Baker & McKenzie Advokatbyrå KB, Stockholm, Sweden. Certain legal matters in connection with the guarantees have been passed upon for Nordisk Aviation Products AS by Arntzen de Besche Advokatfirma AS, Oslo, Norway. Certain legal matters in connection with the guarantees have been passed upon for AAR Airlift Group, Inc. and AAR Landing Gear LLC by Carlton Fields, P.A., Tampa, Florida. Certain legal matters in connection with the guarantees have been passed upon for Brown International Corporation and Summa Technology, Inc. by Sirote & Permutt, P.C., Birmingham, Alabama.

EXPERTS

        The consolidated financial statements of AAR CORP. and subsidiaries (the Company) as of May 31, 2012 and 2011, and for each of the years in the three-year period ended May 31, 2012, and management's assessment of the effectiveness of internal control over financial reporting as of May 31, 2012, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        KPMG LLP's report dated July 19, 2012 on the effectiveness of internal control over financial reporting as of May 31, 2012, contains an explanatory paragraph that states the scope of management's assessment of the effectiveness of internal control over financial reporting includes all of the Company's consolidated subsidiaries except for Telair International GmbH ("Telair") and Nordisk Aviation Products, AS ("Nordisk"), which were acquired by the Company on December 2, 2011, and Airinmar Holdings Limited ("Airinmar"), which was acquired by the Company on October 11, 2011. KPMG LLP's audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over the financial reporting of Airinmar, Telair and Nordisk.

        We have not authorized any dealer or salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not constitute an offer to sell or buy any securities in any jurisdiction where it is unlawful. The information in this prospectus is current only as of the date of this prospectus unless the information specifically indicates that another date applies.

        Until                        , 2013, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

OFFER TO EXCHANGE
$175,000,000 OF 7 1/4% SENIOR NOTES DUE 2022
FOR
$175,000,000 OF 7 1/4% SENIOR NOTES DUE 2022
WHICH HAVE BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED

PROSPECTUS

                        ,

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

        Article Fourteenth of AAR CORP.'s Restated Certificate of Incorporation provides that no director of AAR CORP. shall have personal liability to AAR CORP. or its stockholders for monetary damages for breach of fiduciary duty as a director, but this provision does not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to AAR CORP. or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 174 of the General Corporation Law of the State of Delaware (the "DGCL") or (d) for any transaction from which the director derived an improper personal benefit.

        Reference is made to Section 145 of the DGCL, which provides for indemnification of directors and officers in certain circumstances. Section 145 empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

        Article Fifteenth of AAR CORP.'s Restated Certificate of Incorporation provides for indemnification of AAR CORP.'s officers and directors (and those serving in such capacity with another corporation at the request of AAR CORP.) to the fullest extent provided by the DGCL and other applicable laws as currently in effect and as they may be amended in the future.

        AAR CORP. has directors' and officers' liability insurance which provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, are or may in the future be, directors or officers of AAR CORP. against amounts which such persons must pay resulting from claims made against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged.

        AAR CORP. has entered into Indemnification Agreements with each of its directors and executive officers containing, among other things, provisions similar to those in AAR CORP.'s Restated Certificate of Incorporation, including provisions requiring indemnification to the full extent permitted by the DGCL and the prompt advancement of expenses under certain circumstances. In addition, the Indemnification Agreements require AAR CORP. to maintain directors' and officers' liability insurance at specified levels, subject to certain exceptions, and, if such coverage is not maintained, to indemnify the directors and executive officers to the full extent of such coverage.

        The charters and other organizational documents of each of the Guarantor Registrants allow for indemnification of the directors and officers thereof to the fullest extent permissible under applicable law. Furthermore, as directors and officers of subsidiaries of AAR CORP., the directors and officers of each of the Guarantor Registrant's is entitled to indemnification by AAR CORP. to the same extent as directors and officers of AAR CORP. and are covered by AAR CORP.'s directors' and officers' liability insurance to the same extent as directors and officers of AAR CORP.

Item 21.    Exhibits and Financial Statement Schedules

        The Exhibits filed herewith are set forth on the Exhibit Index filed as part of this registration statement.

Item 22.    Undertakings

        (a)   Each of the undersigned Registrants hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned Registrants undertakes that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        (b)   Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Each of the undersigned Registrants hereby undertakes:

          (1)   That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (2)   That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (d)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any Registrant pursuant to the foregoing provisions, or otherwise, the undersigned Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (e)   Each of the undersigned Registrants hereby undertakes:

          (1)   To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (2)   To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, AAR CORP. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wood Dale, State of Illinois, on this 3rd day of December 2012.

AAR CORP.
By:	/s/ DAVID P. STORCH
	Name:	David P. Storch
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of AAR CORP., a Delaware corporation, hereby constitutes and appoints David P. Storch, Michael J. Sharp and Robert J. Regan, and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and including any filings pursuant to Rule 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed effective December 3, 2012 by the following persons in the capacities and on the dates indicated.

Name	Title

/s/ DAVID P. STORCH David P. Storch	Chairman and Chief Executive Officer; Director (Principal Executive Officer)
/s/ TIMOTHY J. ROMENESKO Timothy J. Romenesko	President and Chief Operating Officer; Director
/s/ MICHAEL J. SHARP Michael J. Sharp	Vice President and Controller (Principal Accounting Officer)
Interim Chief Financial Officer and Treasurer (Principal Financial Officer)

Name	Title

/s/ ANTHONY K. ANDERSON Anthony K. Anderson	Director
/s/ NORMAN R. BOBINS Norman R. Bobins	Director
/s/ MICHAEL R. BOYCE Michael R. Boyce	Director
/s/ RONALD R. FOGLEMAN Ronald R. Fogleman	Director
/s/ JAMES E. GOODWIN James E. Goodwin	Director
/s/ PATRICK J. KELLY Patrick J. Kelly	Director
/s/ PETER PACE Peter Pace	Director
/s/ MARC J. WALFISH Marc J. Walfish	Director
/s/ RONALD B. WOODARD Ronald B. Woodard	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each of the companies listed below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wood Dale, State of Illinois, on this 3rd day of December 2012.

AARIFS (304) LLC AARIFS (315) LLC AARIFS (23734) LLC AARIFS (23779) LLC AARIFS (23780) LLC AARIFS (25092) LLC AARIFS (25093) LLC
By:	/s/ DANY KLEIMAN
	Name:	Dany Kleiman
	Title:	Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of the above listed registrants, hereby constitutes and appoints David P. Storch, Michael J. Sharp and Robert J. Regan, and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and including any filings pursuant to Rule 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed effective December 3, 2012 by the following persons in the capacities and on the dates indicated.

Name	Title

/s/ DANY KLEIMAN Dany Kleiman	Chief Executive Officer, Director/Manager (Principal Executive Officer)
/s/ MICHAEL J. SHARP Michael J. Sharp	Principal Accounting Officer and (Principal Financial Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each of the companies listed below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wood Dale, State of Illinois, on this 3rd day of December 2012.

AAR Aircraft & Engine Sales & Leasing Inc.
AAR International Financial Services, LLC
AAR Aircraft Services, Inc.
Aviation Maintenance Staffing, Inc.
AAR International, Inc.
AAR Australia, LLC.
AAR Japan, Inc.
Airinmar Holdings Limited
Airinmar Group Limited
Airinmar Limited
AAR Manufacturing, Inc.
Brown International Corporation
AAR Parts Trading, Inc.
AAR Power Services, Inc.
AAR Allen Services, Inc.
By:	/s/ TIMOTHY J. ROMENESKO
	Name:	Timothy J. Romenesko
	Title:	President (and in the case of Airinmar Holdings Limited and Airinmar Group Limited, President of its ultimate parent company, AAR International Inc.)

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of the above listed registrants, hereby constitutes and appoints David P. Storch, Michael J. Sharp and Robert J. Regan, and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and including any filings pursuant to Rule 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed effective December 3, 2012 by the following persons in the capacities and on the dates indicated.

Name	Title

/s/ TIMOTHY J. ROMENESKO Timothy J. Romenesko	President, Director/Manager (Principal Executive Officer)
/s/ MICHAEL J. SHARP Michael J. Sharp	Principal Accounting Officer and Principal Financial Officer; Authorized U.S. Representative where applicable
/s/ DAVID P. STORCH David P. Storch	Director/Manager
/s/ ROBERT J. REGAN Robert J. Regan	Director/Manager

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each of the companies listed below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wood Dale, State of Illinois, on this 3rd day of December 2012.

AAR Airlift Group, Inc. EP Aviation, LLC
By:	/s/ RANDY J. MARTINEZ
	Name:	Randy J. Martinez
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of the above listed registrants, hereby constitutes and appoints David P. Storch, Michael J. Sharp and Robert J. Regan, and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and including any filings pursuant to Rule 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed effective December 3, 2012 by the following persons in the capacities and on the dates indicated.

Name	Title

/s/ RANDY J. MARTINEZ Randy J. Martinez	President and Chief Executive Officer (Principal Executive Officer)
/s/ MICHAEL J. SHARP Michael J. Sharp	Principal Accounting Officer and Principal Financial Officer
/s/ DAVID P. STORCH David P. Storch	Director/Manager
/s/ ROBERT J. REGAN Robert J. Regan	Director/Manager
/s/ TIMOTHY J. ROMENESKO Timothy J. Romenesko	Director/Manager

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Summa Technology, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wood Dale, State of Illinois, on this 3rd day of December 2012.

Summa Technology, Inc.
By:	/s/ DAVID P. STORCH
	Name:	David P. Storch
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of Summa Technology, Inc., an Alabama corporation, hereby constitutes and appoints David P. Storch, Michael J. Sharp and Robert J. Regan, and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and including any filings pursuant to Rule 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed effective December 3, 2012 by the following persons in the capacities and on the dates indicated.

Name	Title

/s/ DAVID P. STORCH David P. Storch	Chairman and Chief Executive Officer, Director (Principal Executive Officer)
/s/ MICHAEL J. SHARP Michael J. Sharp	Principal Accounting Officer and Principal Financial Officer
/s/ ROBERT J. REGAN Robert J. Regan	Director
/s/ TIMOTHY J. ROMENESKO Timothy J. Romenesko	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each of the companies listed below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wood Dale, State of Illinois, on this 3rd day of December 2012.

AARIFS (662) LLC AARIFS (342) LLC
By:	/s/ DANY KLEIMAN
	Name:	Dany Kleiman
	Title:	Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of the above listed registrants, hereby constitutes and appoints David P. Storch, Michael J. Sharp and Robert J. Regan, and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and including any filings pursuant to Rule 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed effective December 3, 2012 by the following persons in the capacities and on the dates indicated.

Name	Title

/s/ DANY KLEIMAN Dany Kleiman	Chief Executive Officer, Director/Manager (Principal Executive Officer)
/s/ MICHAEL J. SHARP Michael J. Sharp	Principal Accounting Officer and Principal Financial Officer
/s/ JEFFREY FLEISHMANN Jeffrey Fleishmann	Director/Manager
/s/ TIMOTHY J. ROMENESKO Timothy J. Romenesko	Director/Manager

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, AARIFS (290) LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wood Dale, State of Illinois, on this 3rd day of December 2012.

AARIFS (290) LLC
By:	/s/ DANY KLEIMAN
	Name:	Dany Kleiman
	Title:	Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of AARIFS (290) LLC, hereby constitutes and appoints David P. Storch, Michael J. Sharp and Robert J. Regan, and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and including any filings pursuant to Rule 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed effective December 3, 2012 by the following persons in the capacities and on the dates indicated.

Name	Title

/s/ DANY KLEIMAN Dany Kleiman	Chief Executive Officer (Principal Executive Officer)
/s/ MICHAEL J. SHARP Michael J. Sharp	Principal Accounting Officer and Principal Financial Officer
/s/ DAVID P. STORCH David P. Storch	Manager of AAR International Financial Services, L.L.C., the sole member of the Registrant
/s/ TIMOTHY J. ROMENESKO Timothy J. Romenesko	Manager of AAR International Financial Services, L.L.C., the sole member of the Registrant
/s/ ROBERT J. REGAN Robert J. Regan	Manager of AAR International Financial Services, L.L.C., the sole member of the Registrant

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, AARIFS (24750) LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wood Dale, State of Illinois, on this 3rd day of December 2012.

AARIFS (24750) LLC
By:	/s/ DANY KLEIMAN
	Name:	Dany Kleiman
	Title:	Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of AARIFS (24750) LLC, hereby constitutes and appoints David P. Storch, Michael J. Sharp and Robert J. Regan, and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and including any filings pursuant to Rule 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed effective December 3, 2012 by the following persons in the capacities and on the dates indicated.

Name	Title

/s/ DANY KLEIMAN Dany Kleiman	Chief Executive Officer (Principal Executive Officer)
/s/ MICHAEL J. SHARP Michael J. Sharp	Principal Accounting Officer and Principal Financial Officer
/s/ TIMOTHY J. ROMENESKO Timothy J. Romenesko	Director/Manager
/s/ DAVID P. STORCH David P. Storch	Director/Manager

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, AAR/SSB II, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wood Dale, State of Illinois, on this 3rd day of December 2012.

AAR/SSB II, LLC
By:	/s/ DAVID P. STORCH
	Name:	David P. Storch
	Title:	President and Chief Executive Officer of AAR International Financial Services, L.L.C., the sole member of the Registrant

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of AAR/SSB II, LLC, hereby constitutes and appoints David P. Storch, Michael J. Sharp and Robert J. Regan, and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and including any filings pursuant to Rule 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed effective December 3, 2012 by the following persons in the capacities and on the dates indicated.

Name	Title

/s/ DAVID P. STORCH David P. Storch	President and Chief Executive Officer, Director/ Manager of AAR International Financial Services, L.L.C., the sole member of the Registrant (Principal Executive Officer)
/s/ MICHAEL J. SHARP Michael J. Sharp	Principal Accounting Officer and Principal Financial Officer
/s/ TIMOTHY J. ROMENESKO Timothy J. Romenesko	Director/Manager of AAR International Financial Services, L.L.C., the sole member of the Registrant

Name	Title

/s/ ROBERT J. REGAN Robert J. Regan	Director/Manager of AAR International Financial Services, L.L.C., the sole member of the Registrant

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, AARIFS A320 LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wood Dale, State of Illinois, on this 3rd day of December 2012.

AARIFS A320 LLC
By:	/s/ DANY KLEIMAN
	Name:	Dany Kleiman
	Title:	Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of AARIFS A320 LLC, hereby constitutes and appoints David P. Storch, Michael J. Sharp and Robert J. Regan, and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and including any filings pursuant to Rule 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed effective December 3, 2012 by the following persons in the capacities and on the dates indicated.

Name	Title

/s/ DANY KLEIMAN Dany Kleiman	Chief Executive Officer (Principal Executive Officer)
/s/ MICHAEL J. SHARP Michael J. Sharp	Principal Accounting Officer and Principal Financial Officer
/s/ DAVID P. STORCH David P. Storch	Director/Manager of AAR International Financial Services, L.L.C., the sole member of the Registrant
/s/ TIMOTHY J. ROMENESKO Timothy J. Romenesko	Director/Manager of AAR International Financial Services, L.L.C., the sole member of the Registrant

Name	Title

/s/ ROBERT J. REGAN Robert J. Regan	Director/Manager of AAR International Financial Services, L.L.C., the sole member of the Registrant

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, AAR Landing Gear LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wood Dale, State of Illinois, on this 3rd day of December 2012.

AAR Landing Gear LLC
By:	/s/ TIMOTHY J. ROMENESKO
	Name:	Timothy J. Romenesko
	Title:	President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of AAR Landing Gear LLC, hereby constitutes and appoints David P. Storch, Michael J. Sharp and Robert J. Regan, and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and including any filings pursuant to Rule 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed effective December 3, 2012 by the following persons in the capacities and on the dates indicated.

Name	Title

/s/ TIMOTHY J. ROMENESKO Timothy J. Romenesko	President of AAR Landing Gear LLC; Director/Manager of AAR Airlift Group, Inc., sole member of the Registrant (Principal Executive Officer)
/s/ MICHAEL J. SHARP Michael J. Sharp	Principal Accounting Officer and Principal Financial Officer
/s/ DAVID P. STORCH David P. Storch	Director/Manager of AAR Airlift Group, Inc., sole member of the Registrant
/s/ ROBERT J. REGAN Robert J. Regan	Director/Manager of AAR Airlift Group, Inc., sole member of the Registrant

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Nordisk Aviation Products AS has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wood Dale, State of Illinois, on this 3rd day of December 2012.

Nordisk Aviation Products AS
By:	/s/ FRODE LJOTERUD
	Name:	Frode Ljoterud
	Title:	President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of Nordisk Aviation Products AS, hereby constitutes and appoints David P. Storch, Michael J. Sharp and Robert J. Regan, and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and including any filings pursuant to Rule 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed effective December 3, 2012 by the following persons in the capacities and on the dates indicated.

Name	Title

/s/ FRODE LJOTERUD Frode Ljoterud	President and Director (Principal Executive Officer)
/s/ MICHAEL J. SHARP Michael J. Sharp	Principal Accounting Officer and Principal Financial Officer; Authorized U.S. Representative
/s/ DAVID P. STORCH David P. Storch	Director
/s/ TIMOTHY J. ROMENESKO Timothy J. Romenesko	Director

Name	Title

Heidi Oddvik	Director
Ingar Aas Haug	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Telair International GmbH has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wood Dale, State of Illinois, on this 3rd day of December 2012.

Telair International GmbH
By:	/s/ AXEL HAUNER
	Name:	Axel Hauner
	Title:	President & Managing Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of Telair International GmbH, hereby constitutes and appoints David P. Storch, Michael J. Sharp and Robert J. Regan, and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and including any filings pursuant to Rule 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed effective December 3, 2012 by the following persons in the capacities and on the dates indicated.

Name	Title

/s/ AXEL HAUNER Axel Hauner	President & Managing Director (Principal Executive Officer)
/s/ MICHAEL J. SHARP Michael J. Sharp	Principal Accounting Officer and Principal Financial Officer; Authorized U.S. Representative

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Telair International AB has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wood Dale, State of Illinois, on this 3rd day of December 2012.

Telair International AB
By:	/s/ ANDERS HELMNER
	Name:	Anders Helmner
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of Telair International AB, hereby constitutes and appoints David P. Storch, Michael J. Sharp and Robert J. Regan, and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and including any filings pursuant to Rule 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed effective December 3, 2012 by the following persons in the capacities and on the dates indicated.

Name	Title

/s/ ANDERS HELMNER Anders Helmner	President and Chief Executive Officer (Principal Executive Officer)
/s/ MICHAEL J. SHARP Michael J. Sharp	Principal Accounting Officer and Principal Financial Officer; Authorized U.S. Representative
/s/ TIMOTHY J. ROMENESKO Timothy J. Romenesko	Director
/s/ AXEL HAUNER Axel Hauner	Director

EXHIBIT INDEX

	Index		Exhibits
4.	Instruments defining the rights of security holders	4.1	Indenture dated as of January 23, 2012, governing the 7.25% Senior Notes Due 2022, by and among AAR, certain subsidiary guarantors identified therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated January 23, 2012).
		4.2	Supplemental Indenture dated as of November 30, 2012 by and among AAR, certain additional guarantors identified therein and U.S. Bank National Association, as trustee.
		4.3	Form of 7.25% Note due 2022.
4.4
Registration Rights Agreement, dated as of January 23, 2012, among AAR, the guarantors identified therein, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Co. LLC, Wells Fargo Securities, LLC, Loop Capital Markets LLC, and U.S. Bancorp Investments, Inc. (incorporated by reference to Exhibit 4.3 to the Registrant's Current Report on Form 8-K dated January 23, 2012).
5.	Opinion regarding legality	5.1	Opinion of Schiff Hardin LLP
		5.2	Opinion of Winston & Strawn London
		5.3	Opinion of Graf von Westphalen
		5.4	Opinion of Baker & McKenzie Advokatbyrå KB*
		5.5	Opinion of Arntzen de Besche Advokatfirma AS*
		5.6	Opinion of Carlton Fields, P.A.
		5.7	Opinion of Sirote & Permutt, P.C.
12.	Statements re computation of ratios	12.1	Statement of computation of ratio of earnings to fixed charges
23.	Consents of experts and counsel	23.1	Consent of Schiff Hardin LLP (included in its opinion filed as Exhibit 5.1)
		23.2	Consent of Independent Registered Public Accounting Firm

	Index		Exhibits
		23.3	Consent of Winston & Strawn London (included in its opinion filed as Exhibit 5.2)
		23.4	Consent of Graf von Westphalen (included in its opinion filed as Exhibit 5.3)
		23.5	Consent of Baker & McKenzie Advokatbyrå KB (included in its opinion filed as Exhibit 5.4)
		23.6	Consent of Arntzen de Besche Advokatfirma AS (included in its opinion filed as Exhibit 5.5)
		23.7	Consent of Carlton Fields, P.A. (included in its opinion filed as Exhibit 5.6)
		23.8	Consent of Sirote & Permutt, P.C. (included in its opinion filed as Exhibit 5.7)
24.	Power of attorney	24.1	Powers of attorney are granted by the persons executing this registration statement as set forth on the signature page
25.	Statement of eligibility of trustee	25.1	Form T-1 Statement of Eligibility of U.S. Bank National Association to act as trustee with respect to the 7 1/4% Senior Notes due 2022
99.1	Additional exhibits	99.1	Form of Letter of Transmittal
		99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees
		99.3	Form of Letter to Clients
		99.4	Form of Tax Guidelines

*
To be filed by amendment